                                                                    EXHIBIT 10.1

================================================================================

                           FIFTH AMENDED AND RESTATED
                                CREDIT AGREEMENT

                                   dated as of

                                   MAY 3, 2005

                                      among

                         DURA AUTOMOTIVE SYSTEMS, INC.,
                               as Parent Guarantor

                     THE SUBSIDIARY GUARANTORS PARTY HERETO,
                               as Loan Guarantors

                              DURA OPERATING CORP.

                                       and

                     DURA AUTOMOTIVE SYSTEMS (CANADA), LTD.
                                  as Borrowers

                            The Lenders Party Hereto

                             BANK OF AMERICA, N.A.,
                    as Collateral Agent and Syndication Agent

                                       and

                           JPMORGAN CHASE BANK, N.A.,
                             as Administrative Agent

                           ---------------------------

                          J.P. MORGAN SECURITIES INC.,
                   as Sole Bookrunner and Sole Lead Arranger

================================================================================

                                TABLE OF CONTENTS

I.    DEFINITIONS.................................................................................         1

      SECTION 1.01.   Defined Terms...............................................................         1
      SECTION 1.02.   Classification of Loans and Borrowings......................................        40
      SECTION 1.03.   Terms Generally.............................................................        40
      SECTION 1.04.   Accounting Terms; GAAP......................................................        41

II.   The Credits.................................................................................        41

      SECTION 2.01.   The Facility................................................................        41
      SECTION 2.02.   Revolving Loans.............................................................        41
      SECTION 2.03.   Loans and Borrowings........................................................        42
      SECTION 2.04.   Requests for Revolving Borrowings...........................................        43
      SECTION 2.05.   Protective Advances.........................................................        44
      SECTION 2.06.   Swingline Loans.............................................................        45
      SECTION 2.07.   Letters of Credit...........................................................        48
      SECTION 2.08.   Funding of Borrowings.......................................................        51
      SECTION 2.09.   Interest Elections..........................................................        53
      SECTION 2.10.   Termination and Reduction of Revolving Commitments..........................        54
      SECTION 2.11.   Repayment and Amortization of Loans; Evidence of Debt.......................        55
      SECTION 2.12.   Prepayment of Loans.........................................................        56
      SECTION 2.13.   Fees........................................................................        57
      SECTION 2.14.   Interest....................................................................        58
      SECTION 2.15.   Alternate Rate of Interest..................................................        59
      SECTION 2.16.   Increased Costs.............................................................        60
      SECTION 2.17.   Break Funding Payments......................................................        60
      SECTION 2.18.   Taxes.......................................................................        61
      SECTION 2.19.   Payments Generally; Allocation of Proceeds; Sharing of Set-offs.............        62
      SECTION 2.20.   Mitigation Obligations; Replacement of Lenders..............................        65
      SECTION 2.21.   Indemnity for Returned Payments.............................................        66
      SECTION 2.22.   Utilization of Commitments in Canadian Dollars..............................        66

III.  Representations and Warranties..............................................................        67

      SECTION 3.01.   Organization; Powers........................................................        67
      SECTION 3.02.   Authorization; Enforceability...............................................        68
      SECTION 3.03.   Governmental Approvals; No Conflicts........................................        68
      SECTION 3.04.   Financial Condition; No Material Adverse Change.............................        68
      SECTION 3.05.   Properties..................................................................        68
      SECTION 3.06.   Litigation and Environmental Matters........................................        69
      SECTION 3.07.   Compliance with Laws and Agreements.........................................        69
      SECTION 3.08.   Investment and Holding Company Status.......................................        69
      SECTION 3.09.   Taxes.......................................................................        69
      SECTION 3.10.   ERISA.......................................................................        69
      SECTION 3.11.   Disclosure..................................................................        70
      SECTION 3.12.   [Intentionally Deleted].....................................................        70
      SECTION 3.13.   Solvency....................................................................        70

      SECTION 3.14.   Reportable Transaction......................................................        70
      SECTION 3.15.   Capitalization and Subsidiaries.............................................        70
      SECTION 3.16.   [Intentionally Deleted].....................................................        71
      SECTION 3.17.   Security Interest in Collateral.............................................        71
      SECTION 3.18.   Senior Debt.................................................................        71

IV.   Conditions..................................................................................        71

      SECTION 4.01.   Effective Date..............................................................        71
      SECTION 4.02.   Each Credit Event...........................................................        75

V.    Affirmative Covenants.......................................................................        76

      SECTION 5.01.   Financial Statements; Borrowing Base and Other Information..................        76
      SECTION 5.02.   Notices of Material Events..................................................        78
      SECTION 5.03.   Existence; Conduct of Business..............................................        79
      SECTION 5.04.   Payment of Obligations......................................................        79
      SECTION 5.05.   Maintenance of Properties and Intellectual Property Rights..................        79
      SECTION 5.06.   Books and Records; Inspection Rights........................................        79
      SECTION 5.07.   Compliance with Laws........................................................        79
      SECTION 5.08.   Use of Proceeds and Letters of Credit.......................................        80
      SECTION 5.09.   Insurance...................................................................        80
      SECTION 5.10.   Appraisals..................................................................        80
      SECTION 5.11.   Additional Collateral; Further Assurances...................................        80
      SECTION 5.12.   Depository Banks............................................................        81
      SECTION 5.13.   Collateral Access Agreements................................................        81

VI.   Negative Covenants..........................................................................        82

      SECTION 6.01.   Indebtedness................................................................        82
      SECTION 6.02.   Liens.......................................................................        84
      SECTION 6.03.   Fundamental Changes.........................................................        86
      SECTION 6.04.   Investments, Loans, Advances, Guarantees and Acquisitions...................        87
      SECTION 6.05.   Restricted Payments.........................................................        89
      SECTION 6.06.   Transactions with Affiliates................................................        89
      SECTION 6.07.   Restrictive Agreements......................................................        90
      SECTION 6.08.   Prepayment of Indebtedness; Subordinated Indebtedness;
                      Second Lien Obligations.....................................................        90
      SECTION 6.09.   Change in Fiscal Periods....................................................        91
      SECTION 6.10.   Trust Preferred Stock Transactions..........................................        91
      SECTION 6.11.   Capital Expenditures........................................................        91
      SECTION 6.12.   Fixed Charge Coverage Ratio.................................................        92
      SECTION 6.13.   Parent......................................................................        92

VII.  EVENTS OF DEFAULT...........................................................................        92

VIII. the Agents..................................................................................        94

IX.   Miscellaneous...............................................................................        97

      SECTION 9.01.   Notices.....................................................................        97

      SECTION 9.02.   Waivers; Amendments.........................................................        98
      SECTION 9.03.   Expenses; Indemnity; Damage Waiver..........................................       101
      SECTION 9.04.   Successors and Assigns......................................................       103
      SECTION 9.05.   Survival....................................................................       105
      SECTION 9.06.   Counterparts; Integration; Effectiveness....................................       106
      SECTION 9.07.   Severability................................................................       106
      SECTION 9.08.   Right of Setoff.............................................................       106
      SECTION 9.09.   Governing Law; Jurisdiction; Consent to Service of Process..................       106
      SECTION 9.10.   WAIVER OF JURY TRIAL........................................................       107
      SECTION 9.11.   Headings....................................................................       107
      SECTION 9.12.   Confidentiality.............................................................       107
      SECTION 9.13.   Several Obligations; Nonreliance; Violation of Law..........................       108
      SECTION 9.14.   USA Patriot Act.............................................................       108
      SECTION 9.15.   Disclosure..................................................................       108
      SECTION 9.16.   Execution of Loan Documents.................................................       108
      SECTION 9.17.   Interest Rate Limitation....................................................       108
      SECTION 9.18.   Amendment and Restatement...................................................       108
      SECTION 9.19.   Judgment Currency...........................................................       109
      SECTION 9.20.   Canadian Lenders............................................................       109
      SECTION 9.21.   Limitation..................................................................       109

X.    Loan Guaranty...............................................................................       109

      SECTION 10.01.  Guaranty....................................................................       109
      SECTION 10.02.  Guaranty of Payment.........................................................       110
      SECTION 10.03.  No Discharge or Diminishment of Loan Guaranty...............................       110
      SECTION 10.04.  Defenses Waived.............................................................       111
      SECTION 10.05.  Rights of Subrogation.......................................................       111
      SECTION 10.06.  Reinstatement; Stay of Acceleration.........................................       111
      SECTION 10.07.  Information.................................................................       111
      SECTION 10.08.  Termination.................................................................       112
      SECTION 10.09.  Taxes.......................................................................       112
      SECTION 10.10.  Maximum Liability...........................................................       112
      SECTION 10.11.  Contribution................................................................       112
      SECTION 10.12.  Liability Cumulative........................................................       113

SCHEDULES:

Commitment Schedule
Schedule 1.01(a)  - Canadian Eligible Real Property
Schedule 1.01(b)  - Eligible Aircraft
Schedule 1.01(c)  - Eligible U.S. Equipment
Schedule 1.01(d)  - Eligible U.S. Real Property
Schedule 3.05      -- Properties
Schedule 3.06      -- Disclosed Matters
Schedule 3.09      -- Tax Filings
Schedule 3.15      -- Capitalization and Subsidiaries
Schedule 6.01      -- Existing Indebtedness
Schedule 6.02      -- Existing Liens
Schedule 6.04      -- Existing Investments
Schedule 6.07      -- Existing Restrictions

EXHIBITS:

Exhibit A  -- Form of Assignment and Assumption
Exhibit B  -- Form of Opinion of Loan Parties' Counsel
Exhibit C  -- Form of U.S. Borrowing Base Certificate
Exhibit D  -- Form of Compliance Certificate
Exhibit E  -- Joinder Agreement

            FIFTH AMENDED AND RESTATED CREDIT AGREEMENT dated as of May 3, 2005 (as it may be amended, restated, supplemented or otherwise modified from time to time, this "Agreement"), among DURA AUTOMOTIVE SYSTEMS, INC., a Delaware corporation (the "Parent"), the other Loan Guarantors from time to time party to this Agreement, DURA OPERATING CORP., a Delaware corporation (the "U.S. Borrower"), DURA AUTOMOTIVE SYSTEMS (CANADA), LTD., an Ontario corporation (the "Canadian Borrower") (U.S. Borrower and Canadian Borrower are collectively referred to herein as the "Borrowers"), the several banks and other financial institutions or entities from time to time party to this Agreement (the "Lenders"), BANK OF AMERICA, N.A., in its capacity as collateral agent ( the "Collateral Agent") and JPMORGAN CHASE BANK, N.A., in its capacity as Administrative Agent for the Lenders hereunder (including its Affiliates, the "Administrative Agent").

            WHEREAS, pursuant to that certain Amended and Restated Credit Agreement dated as of October 31, 2003 (as amended, supplemented or otherwise modified from time to time prior to the date hereof, the "Existing Credit Agreement"), certain lenders and other financial institutions (the "Existing Lenders") extended term loans and made available revolving credit commitments to the Borrowers and certain other subsidiaries of the Borrowers on the terms set forth in the Existing Credit Agreement (the "Existing Indebtedness");

            WHEREAS, the Borrowers have requested that the Existing Credit Agreement be amended and restated pursuant to this Agreement to, among other things, continue the "U.S. Revolving Commitment" under the Existing Credit Agreement as U.S. Revolving Commitments hereunder and the "Guaranties" delivered by the Loan Parties under the Existing Credit Agreement as the Loan Guaranty hereunder;

            WHEREAS, the parties hereto wish to amend and restate the Existing Credit Agreement upon the terms and subject to the conditions set forth herein;

            WHEREAS, unless otherwise expressly provided for herein to the contrary, the security interests granted by the Loan Parties pursuant to the "Collateral Documents" delivered under the Existing Credit Agreement will continue to provide collateral security for the Secured Obligations of the Loan Parties;

            NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the Existing Credit Agreement is hereby amended and restated in its entirety as follows:

                                    ARTICLE I

I.    DEFINITIONS

            SECTION 1.01. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

            "ABR", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

            "Account" has the meaning assigned to such term in the Security Agreement.

            "Account Debtor" means any Person obligated on an Account.

            "Acquisition" means a transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of any division of a Person, (b) the acquisition of in excess of 50% of the capital stock, partnership interests, membership interests or equity of any Person, or otherwise causing any Person to become a Subsidiary, or (c) a merger or consolidation or any other combination with another Person (other than a Person that is a Subsidiary) provided that U.S. Borrower or a Subsidiary of U.S. Borrower is the surviving entity.

            "Additional Canadian Eligible Equipment" means equipment acquired by the Canadian Borrower following the Effective Date which the Canadian Borrower has elected to include as Canadian Eligible Equipment; provided, that:

            (a) the Administrative Agent shall have received written notice of such election from the Canadian Borrower, together with (i) a certificate of a Financial Officer of the Canadian Borrower setting forth in reasonable detail a schedule of such equipment and the location(s) thereof and certifying the Hard Costs of such equipment and (ii) invoices and other documentary evidence reasonably satisfactory to the Administrative Agent evidencing the purchase and acceptance of such equipment and the payment in full of the purchase price for such equipment;

            (b) such equipment shall satisfy the criteria for Canadian Eligible Equipment set forth in the definition thereof;

            (c) no more than one such election may be made by the Canadian Borrower during any fiscal quarter; and

            (d) the sum of the aggregate Hard Costs of Additional Eligible U.S. Equipment included as Eligible U.S. Equipment during any fiscal year plus the Dollar Equivalent of the aggregate Hard Costs of Additional Canadian Eligible Equipment included as Canadian Eligible Equipment during such fiscal year shall not exceed $10,000,000.

            "Additional Eligible U.S. Equipment" means equipment acquired by the U.S. Borrower or a U.S. Subsidiary Guarantor following the Effective Date which the U.S. Borrower has elected to include as Eligible U.S. Equipment; provided, that:

            (a) the Administrative Agent shall have received written notice of such election from the U.S. Borrower, together with (i) a certificate of a Financial Officer of the U.S. Borrower setting forth in reasonable detail a schedule of such equipment and the location(s) thereof and certifying the Hard Costs of such equipment and (ii) invoices and other documentary evidence reasonably satisfactory to the Administrative Agent evidencing the purchase and acceptance of such equipment and the payment in full of the purchase price for such equipment;

            (b) such equipment shall satisfy the criteria for Eligible U.S. Equipment set forth in the definition thereof;

            (c) no more than one such election may be made by the U.S. Borrower during any fiscal quarter; and

            (d) the sum of the aggregate Hard Costs of Additional Eligible U.S. Equipment included as Eligible U.S. Equipment during any fiscal year plus the Dollar Equivalent of the aggregate Hard Costs of Additional Canadian Eligible Equipment included as Canadian Eligible Equipment during such fiscal year shall not exceed $10,000,000.

            "Adjusted Available Canadian Inventory" means, at any time, the sum of (A) the lesser of (i) 65% of the Canadian Borrower's Canadian Eligible Inventory (valued at the lower of cost or market value, determined on a first-in-first-out basis, at such time), and (ii) 90% of the product of (a) the Canadian Net Recovery Liquidation Rate for the Canadian Borrower in effect (based on the then most recent independent inventory appraisal received by the Administrative Agent) on such date of determination multiplied by (b) the aggregate amount of gross Canadian Inventory (as reported in accordance with the Canadian Borrower's perpetual inventory system or general ledger, as determined acceptable by the Administrative Agent in its Permitted Discretion, at such date of determination) as set forth in the most recent Canadian Borrowing Base Certificate, minus (B) the Rent Reserve, minus, (C) the Canadian Priority Payables Reserve, minus (D) any Canadian Inventory Reserves deemed by the Administrative Agent in its Permitted Discretion to be included in the calculation of "Adjusted Available Canadian Inventory."

            "Adjusted Available U.S. Inventory" means, at any time, the sum of
(A) the lesser of (i) 65% of the U.S. Borrower's and the U.S. Subsidiary Guarantors' Eligible U.S. Inventory (valued at the lower of cost or market value, determined on a first-in-first-out basis, at such time), and (ii) 90% of the product of (a) the U.S. Net Recovery Liquidation Rate for the U.S. Borrower and the U.S. Subsidiary Guarantors in effect (based on the then most recent independent inventory appraisal received by the Administrative Agent) on such date of determination multiplied by (b) the aggregate amount of gross domestic Inventory (as reported in accordance either with the U.S. Borrower's perpetual inventory system or general ledger, as determined acceptable by the Administrative Agent in its Permitted Discretion, at such date of determination) as set forth in the most recent U.S. Borrowing Base Certificate, minus (B) the Rent Reserve, minus, (C) the Canadian Priority Payables Reserve, if applicable, minus (D) any U.S. Inventory Reserves deemed by the Administrative Agent in its Permitted Discretion to be included in the calculation of "Adjusted Available U.S. Inventory."

            "Adjusted Canadian Eligible Accounts" shall mean the Canadian Eligible Accounts, minus the Canadian Dilution Reserve.

            "Adjusted Eligible U.S. Accounts" shall mean the Eligible U.S. Accounts, minus the U.S. Dilution Reserve.

            "Adjusted LIBO Rate" means, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

            "Administrative Agent" means JPMorgan Chase Bank, N.A., including its Affiliates, in its capacity as Administrative Agent for the Lenders hereunder.

            "Administrative Questionnaire" means an Administrative Questionnaire in a form supplied by the Administrative Agent.

            "Affiliate" means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

            "Agents" means the collective reference to the Collateral Agent and the Administrative Agent.

            "Aggregate Canadian Commitment" means the aggregate of the Canadian Revolving Subfacility Commitments of all the Canadian Lenders, as reduced from time to time pursuant to the terms hereof, which Aggregate Canadian Commitment shall initially be in the amount of C$25,000,000.

            "Aggregate Credit Exposure" means, at any time, the aggregate Credit Exposure of all the Lenders.

            "Aggregate Commitment" means the aggregate of the Revolving Commitments of all the Lenders, increased and/or reduced from time to time pursuant to the terms hereof, which Aggregate Commitment shall initially be in the amount of $175,000,000.

            "Aggregate U.S. Commitment" means the aggregate of the U.S. Revolving Commitments of all the U.S. Lenders, as increased and/or reduced from time to time pursuant to the terms hereof, which Aggregate U.S. Commitment shall initially be in the amount of $175,000,000.

            "Alternate Base Rate" means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus -1/2 of 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

            "Applicable Rate" means, for any day, with respect to any ABR Loan, Eurodollar Revolving Loan, Canadian Prime Rate Loan or Canadian Dollar LIBO Loan, or with respect to the commitment fees payable hereunder, as the case may be, the applicable rate per annum set forth below under the caption "ABR Spread", "Eurodollar Spread", "Canadian Prime Rate Spread", "Canadian Dollar LIBO Spread" or "Commitment Fee Rate", as the case may be, based upon average daily Availability for the Borrowers' most recent calendar quarter:

                                                             Canadian Revolver
                                     U.S. Revolver        -----------------------
                                -----------------------    Canadian    Canadian
             Average                         Eurodollar   Prime Rate  Dollar LIBO   Commitment
Level      Availability         ABR Spread     Spread       Spread      Spread       Fee Rate
-----  ----------------------   ----------   ----------   ----------  -----------   ----------
III         <$35,000,000            1.50%        2.50%        1.50%       2.50%          0.25%
II     > or = $35,000,000 but       1.25%        2.25%        1.25%       2.25%          0.30%
       < or = $100,000,000
I          >$100,000,000            1.00%        2.00%        1.00%       2.00%         0.375%

            For the purposes of the above pricing grid, as of the Effective Date, the Applicable Margin shall be set at Level I. Changes in the Applicable Margin resulting from changes in Availability shall become effective on the first day of each calendar quarter, commencing January 1, 2006, based upon the average daily Availability during the immediately preceding calendar quarter, as calculated by the Administrative Agent.

            "Approved Fund" has the meaning assigned to such term in Section
9.04.

            "Assignment and Assumption" means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, substantially in the form of Exhibit A or any other form approved by the Administrative Agent (which other form shall not, without the approval of the U.S. Borrower, affect any rights or obligations as between the Borrowers and any Lender).

            "Availability" means, at any time, an amount equal to the lesser of
(a) the Available Revolving Commitment and (b) the sum of the Dollar Equivalent of Canadian Availability plus U.S. Availability.

            "Availability Period" means the period from and including the Effective Date to but excluding the earlier of the Maturity Date and the date of termination of the Revolving Commitments.

            "Available Revolving Commitment" means, at any time, the U.S. Revolving Commitment then in effect minus the Revolving Credit Exposure of all Revolving Lenders at such time.

            "Banking Services" means each and any of the following bank services provided to any Loan Party by the Administrative Agent or the Collateral Agent or any of their respective Affiliates: (a) commercial credit cards, (b) stored value cards and (c) treasury management services (including, without limitation, controlled disbursement, automated clearinghouse transactions, return items, overdrafts and interstate depository network services).

            "Banking Services Obligations" of the Loan Parties means any and all obligations of the Loan Parties (whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor)) in connection with Banking Services.

            "Board" means the Board of Governors of the Federal Reserve System of the United States of America.

            "Borrowers" has the meaning ascribed to such term in the preamble hereto.

            "Borrowing" means (a) Revolving Loans of the same Type, made, converted or continued on the same date and, in the case of Eurodollar Loans and Canadian Dollar LIBO Loans, as to which a single Interest Period is in effect,
(b) a Swingline Loan, and (c) a Protective Advance.

            "Borrowing Base(s)" shall mean a collective reference to the U.S. Borrowing Base and the Canadian Borrowing Base.

            "Borrowing Request" means a request by the applicable Borrower for a Revolving Borrowing in accordance with Section 2.03.

            "Business Day" means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that, when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market and provided further, when used in connection with a Canadian Revolving Loan or Canadian Swingline Loan, the term "Business Day" shall also exclude any day on which commercial banks in Toronto, Ontario are authorized or required by law to close.

            "Canadian Applicable Percentage" means, with respect to any Canadian Lender, (a) with respect to Canadian Revolving Loans or Canadian Swingline Loans, a portion equal to a fraction the numerator of which is such Canadian Lender's Canadian Revolving Subfacility Commitment and the denominator of which is the aggregate Canadian Revolving Subfacility Commitments of all Canadian Revolving Lenders (if the Canadian Revolving Subfacility Commitments have terminated or expired, the Canadian Applicable Percentages shall be determined based upon the Canadian Revolving Subfacility Commitments most recently in effect, giving effect to any assignments), (b) with respect to Protective Advances made to protect Canadian Lenders or with respect to the aggregate Canadian Revolving Subfacility Credit Exposure prior to the Maturity Date, a portion equal to a fraction the numerator of which is such Canadian Lender's Canadian Revolving Subfacility Commitment and the denominator of which is the aggregate Canadian Revolving Subfacility Commitments of all Canadian Lenders, and (c) with respect to Protective Advances made to protect Canadian Lenders or with respect to the aggregate Canadian Revolving Subfacility Credit Exposure after the Maturity Date, a portion equal to a fraction the numerator of which is such Canadian Lender's Canadian Revolving Subfacility Credit Exposure and the denominator of which is the aggregate Canadian Revolving Subfacility Credit Exposure.

            "Canadian Availability" means, at any time, an amount equal to the lesser of (a) the Aggregate Canadian Commitment and (b) the Canadian Borrowing Base, in each case, minus the Canadian Revolving Subfacility Credit Exposure of all Canadian Revolving Lenders.

            "Canadian Borrower" has the meaning ascribed to such term in the preamble hereto.

            "Canadian Borrowing Base" means, at any time, the sum of (a) 85% of the Canadian Borrower's Adjusted Canadian Eligible Accounts at such time plus
(b) Adjusted Available Canadian Inventory plus (c) the Canadian Fixed Asset Component, minus, without duplication, (d) Reserves (other than Reserves otherwise deducted in calculating Adjusted Available Canadian Inventory or Adjusted Canadian Eligible Accounts). The maximum amount of Canadian Borrower's Adjusted Available Canadian Inventory included as part of the Canadian Borrowing Base shall not exceed 50% of the aggregate Canadian Borrowing Base.

            "Canadian Borrowing Base Certificate" means a certificate, signed and certified as accurate and complete by a financial officer of the Canadian Borrower, in substantially the form of Exhibit C or another form which is reasonably acceptable to the Administrative Agent.

            "Canadian Debenture" means that certain Amended and Restated Fixed and Floating Charge Demand Debenture dated as of January 30, 2004 by the Canadian Borrower in favor of the Collateral Agent, for the benefit of the Collateral Agent and the Lenders, as reaffirmed and amended by the Canadian Borrower on the date hereof, and as same may be further amended, restated or otherwise modified from time to time.

            "Canadian Dilution Factors" shall mean, without duplication, with respect to any period, the aggregate amount of all deductions, credit memos, returns, adjustments, allowances, bad debt write-offs and other non-cash credits which are recorded to reduce the Canadian Borrower's Accounts in a manner consistent with current and historical accounting practices of the Canadian Borrower.

            "Canadian Dilution Ratio" shall mean, at any date, the amount (expressed as a percentage) equal to (a) the aggregate amount of the applicable Canadian Dilution Factors for the twelve (12) fiscal month period most recently ended divided by (b) total gross sales by the Canadian Borrower for the twelve
(12) fiscal month period most recently ended or such other amount as may be determined by the Administrative Agent in its reasonable discretion in the event the Canadian Borrower is unable to calculate dilution effectively in the manner contemplated.

            "Canadian Dilution Reserve" shall mean, at any date, (a) the amount (if any) by which the Canadian Dilution Ratio exceeds 5.00% multiplied by (b) the Canadian Eligible Accounts on such date. If the Canadian Dilution Ratio does not exceed 5.00%, the Canadian Dilution Reserve shall be zero.

            "Canadian Dollar LIBO" when used in reference to any Loan or Borrowing by the Canadian Borrower, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Canadian Dollar LIBO Rate.

            "Canadian Dollar LIBO Rate" means, with respect to any Canadian Dollar LIBO Borrowing for any Interest Period, the rate appearing on Page 3750 of the Dow Jones Market Service (or on any successor page or any successor to such Service, or any substitute page or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to Canadian Dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for Canadian Dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the "Canadian Dollar LIBO Rate" with respect to such Canadian Dollar LIBO Borrowing for such Interest Period shall be the rate at which Canadian Dollar deposits of C$5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

            "Canadian Dollars" and "C$" mean dollars in lawful currency of Canada.

            "Canadian Eligible Accounts" means, at any time, the aggregate Accounts of the Canadian Borrower, but excluding any Account:

            (a) which is not subject to a first priority perfected security interest in favor of the Collateral Agent;

            (b) which is subject to any Lien other than (i) a Lien in favor of the Collateral Agent and (ii) a Permitted Lien which does not have priority over the Lien in favor of the Collateral Agent;

            (c) (i) is unpaid more than 90 days (105 days in the case of any Account with an original due date more than 30 days after the date of the original invoice therefor) after the date of the original invoice therefor or more than 60 days after the original due date, or (ii) which has been written off the books of the Canadian Borrower or otherwise designated as uncollectible;

            (d) which is owing by an Account Debtor for which more than 50% of the Accounts owing from such Account Debtor and its Affiliates are ineligible pursuant to clause (c) above;

            (e) which is owing by an Account Debtor to the extent the aggregate amount of Accounts owing from such Account Debtor and its Affiliates to the Loan Parties exceeds 20% (25% in respect of an Account Debtor whose securities are rated Investment Grade) of the sum of the aggregate Canadian Eligible Accounts plus the aggregate Eligible U.S. Accounts;

            (f) with respect to which any covenant, representation, or warranty contained in this Agreement, the Canadian Debenture, the Canadian Security Agreements or the Security Agreement has been breached or is not true;

            (g) which (i) does not arise from the sale of goods or performance of services in the ordinary course of business, (ii) is not evidenced by an invoice or other documentation reasonably satisfactory to the Administrative Agent which has been sent to the Account Debtor, (iii) represents a progress billing, (iv) is contingent upon the Canadian Borrower's completion of any further performance, (v) represents a sale on a bill-and-hold, guaranteed sale, sale-and-return, sale on approval, consignment, cash-on-delivery or any other repurchase or return basis or (vi) relates to payments of interest;

            (h) with respect to which any check or other instrument of payment has been returned uncollected for any reason;

            (i) which is owed by an Account Debtor which currently (i) has applied for, suffered, or consented to the appointment of any receiver, custodian, trustee, monitor, custodian, liquidator, administrator, interim receiver, monitor or trustee or other for such Account Debtor or for any of its assets, including, without limitation, the appointment of or taking possession by a "custodian," as defined in the Bankruptcy Code (U.S.) or "trustee" under the Bankruptcy and Insolvency Act (Canada), (ii) has instituted or had instituted against it any other type of insolvency, liquidation, bankruptcy, winding up or reorganization proceeding (under the laws of Canada, the United States or otherwise, including applicable corporate statutes, the Bankruptcy and Insolvency Act (Canada), the Companies' Creditors Arrangement Act (Canada) and the Bankruptcy Code (U.S.)) or any formal or informal proceeding for the dissolution or liquidation of, settlement of claims against, or winding up of affairs of, such Account Debtor, (iii) has had possession of all or a material part of its property taken by any receiver, custodian, trustee or liquidator,
(iv) has filed, or had filed against it, any request, proposal, notice of intent to file a proposal, proceeding, action or petition for liquidation, reorganization, arrangement, adjustment of debts, adjudication as a bankrupt, winding-up, or voluntary or involuntary case or other relief under the bankruptcy, insolvency, restructuring, liquidation, winding up, corporate or similar laws of Canada, any province or territory thereof, the United States of America or any State thereof, or any foreign jurisdiction, now or hereafter in effect (other than post-petition Accounts payable of an Account Debtor that is a debtor-in-possession and reasonably acceptable to the Administrative Agent), (v) has made any general assignment for the benefit of creditors, (vi) has admitted in writing its inability, or is generally unable to, pay its debts as they become due, (vii) has become insolvent, or (viii) has ceased operation of its business;

            (j) which is owed by an Account Debtor which (i) does not maintain its chief executive office or principal office in the U.S. or Canada or (ii) is not organized under applicable law of the U.S., any state of the U.S., Canada, or any province of Canada unless, in either case, such Account is backed by a letter of credit reasonably acceptable to the Administrative Agent which is in the possession of, has been assigned to and is directly drawable by the Collateral Agent;

            (k) which is owed in any currency other than Canadian Dollars or U.S. Dollars;

            (l) which is owed by (i) the government (or any department, agency, public corporation, or instrumentality thereof) of any country other than the U.S. unless such Account is backed by a letter of credit acceptable to the Administrative Agent which is in the possession of the Collateral Agent, or (ii) the government of the U.S., or any department, agency, public corporation, or instrumentality thereof, unless the Federal Assignment of Claims Act of 1940, as amended (31 U.S.C. Section 3727 et seq. and 41 U.S.C. Section 15 et seq.), and any other steps necessary to perfect the Lien of the Collateral Agent in such Account have been complied with to the Agents' reasonable satisfaction;

            (m) which is owed by any Affiliate, Subsidiary, employee, officer, director, agent or stockholder of any Loan Party;

            (n) which, for any Account Debtor, exceeds a credit limit determined by the Canadian Borrower, to the extent of such excess;

            (o) where the Account Debtor (i) is a creditor, (ii) has or has asserted a right of set-off against the Canadian Borrower (unless such Account Debtor has entered into a written agreement reasonably acceptable to the Administrative Agent to waive such set-off rights) or (iii) has disputed its liability (whether by chargeback or otherwise) or made any asserted or unasserted claim with respect to the Account or any other Account of the Canadian Borrower which has not been resolved, in each case, without duplication, to the extent of the amount owed by such Canadian Borrower to the Account Debtor, but only to the extent of the amount of such actual or asserted right of set-off, or the amount of such dispute claim, or the amount of such security, deposit, progress payment, retainage or other similar advance made by or for the benefit of an Account Debtor, as the case may be;

            (p) which is evidenced by any promissory note, chattel paper, or instrument;

            (q) which is owed by an Account Debtor located in any jurisdiction which requires filing of a "Notice of Business Activities Report" or other similar report in order to permit the Canadian Borrower to seek judicial enforcement in such jurisdiction of payment of such Account, unless the Canadian Borrower has filed such report or qualified to do business in such jurisdiction;

            (r) with respect to which the Canadian Borrower has made any agreement with the Account Debtor for any reduction thereof, other than discounts and adjustments given in the ordinary course of business, or any Account which was partially paid and the Canadian Borrower created a new receivable for the unpaid portion of such Account;

            (s) which does not comply in all material respects with the requirements of all applicable laws and regulations, whether Federal, provincial, state or local, including without limitation the Federal Consumer Credit Protection Act, the Federal Truth in Lending Act and Regulation Z of the Board;

            (t) which is for goods that have been sold under a purchase order or pursuant to the terms of a contract or other agreement or understanding (written or oral) that indicates or purports that any Person other than the Canadian Borrower (or, upon consummation of such sale, the Account Debtor to whom such goods were sold) has or has had an ownership interest in such goods, or which indicates any party other than the Canadian Borrower as payee or remittance party;

            (u) which was created on cash on delivery terms;

            (v) which is a non-trade Account (except for an Account which represents a sale of tooling or prototypes that have been approved and accepted by the applicable Account Debtor);

            (w) which is an extended terms account, which is due and payable more than 90 days from the original date of invoice; or

            (x) which the Administrative Agent determines in its Permitted Discretion may not be paid by reason of the Account Debtor's inability to pay or which the Administrative Agent otherwise determines in its Permitted Discretion is unacceptable for any reason whatsoever, in either case based on any Changed Circumstances.

            In the event that an Account which was previously a Canadian Eligible Account ceases to be a Canadian Eligible Account hereunder, the Canadian Borrower shall exclude such Account from

Eligible Accounts on, and at the time of submission to the Administrative Agent of, the next Canadian Borrowing Base Certificate. In determining the amount of a Canadian Eligible Account, the face amount of an Account shall be reduced by, without duplication and to the extent such deduction is not reflected in such face amount, (i) the amount of all accrued and actual discounts, claims, credits or credits pending, promotional program allowances, price adjustments, finance charges or other allowances (including any amount that the Canadian Borrower is obligated to rebate to an Account Debtor pursuant to the terms of any agreement or understanding (written or oral) and (ii) the aggregate amount of all cash received in respect of such Account but not yet applied by the Canadian Borrower to reduce the amount of such Account. In determining the aggregate amount from the same Account Debtor that is unpaid more than 90 days (or 105 days, if applicable) from the date of invoice or more than 60 days from the due date pursuant to clause (c) above, there shall be excluded the amount of any net credit balances relating to Accounts due from an Account Debtor with invoice dates more than 90 days (or 105 days, if applicable) from the date of invoice or more than 60 days from the due date.

            "Canadian Eligible Equipment" means equipment owned by the Canadian Borrower on the Effective Date in respect of which an appraisal report has been delivered to the Administrative Agent (in form, scope and substance reasonably satisfactory to the Administrative Agent) or constituting Additional Canadian Eligible Equipment, and, in either case, meeting each of the following requirements:

            (a) the Canadian Borrower has good title to such equipment;

            (b) the Canadian Borrower has the right to subject such equipment to a Lien in favor of the Collateral Agent; such equipment is subject to a first priority perfected Lien in favor of the Collateral Agent and is free and clear of all other Liens of any nature whatsoever (except for Permitted Liens which do not have priority over the Lien in favor of the Collateral Agent);

            (c) the full purchase price for such equipment has been paid by the Canadian Borrower;

            (d) such equipment is located on premises (i) owned by the Canadian Borrower, which premises are subject to a first priority perfected Lien in favor of the Collateral Agent, or (ii) leased by the Canadian Borrower so long as (x) the lessor has delivered to the Agents a Collateral Access Agreement or (y) a Rent Reserve or Reserve for charges, and other amounts due or to become due with respect to such facility has been established by the Administrative Agent in its Permitted Discretion;

            (e) such equipment is in good working order and condition (ordinary wear and tear excepted) and is used or held for use by the Canadian Borrower in the ordinary course of business of the Canadian Borrower;

            (f) such equipment is not subject to any agreement which restricts the ability of the Canadian Borrower to use, sell, transport or dispose of such equipment or which restricts the any Agent's ability to take possession of, sell or otherwise dispose of such equipment; and

            (g) such equipment does not constitute "fixtures" under the applicable laws of the jurisdiction in which such equipment is located, unless such equipment is located on Canadian Eligible Real Property.

            In the event that equipment which was previously Canadian Eligible Equipment ceases to be Canadian Eligible Equipment hereunder, the Canadian Borrower shall exclude such equipment from Canadian Eligible Equipment on, and at the time of submission to the Administrative Agent of, the next Canadian Borrowing Base Certificate.

            "Canadian Eligible Inventory" means, at any time, the Inventory of the Canadian Borrower, but excluding any Inventory:

            (a) which is not subject to a first priority perfected Lien in favor of the Collateral Agent;

            (b) which is subject to any Lien other than (i) a Lien in favor of the Collateral Agent and (ii) a Permitted Lien which does not have priority over the Lien in favor of the Collateral Agent;

            (c) which is identified by the Canadian Borrower (in accordance with its current practices as of the Effective Date) as, or (if the Canadian Borrower modifies such practices in any material respect after the Effective Date) in the Administrative Agent's opinion (exercising its Permitted Discretion) is, excess, slow moving, obsolete, unmerchantable, unfit for sale or not salable at prices approximating at least the cost of such Inventory in the ordinary course of business;

            (d) with respect to which any covenant, representation, or warranty contained in this Agreement, the Canadian Debenture, the Canadian Security Agreements or the Security Agreement has been breached or is not true and which does not conform to all standards imposed by any Governmental Authority;

            (e) in which any Person other than the Canadian Borrower shall (i) have any direct or indirect ownership, interest or title to such Inventory or
(ii) be indicated on any purchase order or invoice with respect to such Inventory as having or purporting to have an interest therein;

            (f) which is not finished goods or raw materials, or which constitutes work-in-process, maintenance or repair parts for manufacturing equipment, packaging and shipping materials, manufacturing supplies, samples, prototypes, displays or display items, bill-and-hold goods, goods that are returned or marked for return, repossessed goods, defective or damaged goods, goods held on consignment, or goods which are not of a type held for sale in the ordinary course of business;

            (g) which is not located in Canada or the United States or is in transit with a common carrier from vendors and suppliers;

            (h) which is located in any location leased by any Loan Party unless
(i) the lessor has delivered to the Agents a Collateral Access Agreement or (ii) a Rent Reserve or Reserve for charges and other amounts due or to become due with respect to such facility has been established by the Administrative Agent in its Permitted Discretion;

            (i) which is located in any third party warehouse or is in the possession of a bailee (other than a third party processor) and is not evidenced by a Document, unless (i) such warehouseman or bailee has delivered to the Collateral Agent a Collateral Access Agreement and such other documentation as the Administrative Agent may require or (ii) an appropriate Reserve has been established by the Administrative Agent in its Permitted Discretion;

            (j) which is being processed offsite at a third party location or outside processor, or is in-transit to or from said third party location or outside processor;

            (k) which is a discontinued product or component thereof in excess of quantities required under customer purchase agreements;

            (l) which is the subject of a consignment by the Canadian Borrower as consignor;

            (m) which is perishable;

            (n) which contains or bears any intellectual property rights licensed to the Canadian Borrower unless the Collateral Agent may sell or otherwise dispose of such Inventory without (i) infringing the rights of such licensor, (ii) violating any contract with such licensor, or (iii) incurring any liability with respect to payment of royalties other than royalties incurred pursuant to sale of such Inventory under the current licensing agreement;

            (o) which is not reflected in a current perpetual inventory report of the Canadian Borrower (unless such Inventory is reflected in a report to the Administrative Agent as "in transit" Inventory);

            (p) to the extent of that portion of the cost of such Inventory which is attributable to intercompany profit among the Canadian Borrower and any Affiliate; or

            (q) which the Administrative Agent otherwise determines in its Permitted Discretion is unacceptable for any reason whatsoever based upon any Changed Circumstances.

            In the event that Inventory which was previously Canadian Eligible Inventory ceases to be Canadian Eligible Inventory hereunder, the Canadian Borrower shall exclude such Inventory from Canadian Eligible Inventory on, and at the time of submission to the Administrative Agent of, the next Canadian Borrowing Base Certificate.

            "Canadian Eligible Real Property" means the real property listed on
Schedule 1.01(a) owned by the Canadian Borrower (i) in respect of which an appraisal report has been delivered to the Administrative Agent in form, scope and substance reasonably satisfactory to the Administrative Agent, (ii) in respect of which all actions necessary or desirable in order to create a perfected first priority Lien on such real property have been taken, including, the filing and recording of Mortgages, (iii) in respect of which an environmental assessment report has been completed and delivered to the Administrative Agent in form and substance reasonably satisfactory to the Administrative Agent and which does not indicate any material pending, threatened or existing Environmental Liability, or material non-compliance with any Environmental Law, in any case which could reasonably be expected to impair the value of such real property in any material respect or result in any material liability to the owner thereof, except (in the case of any such real property) to the extent a Reserve has been imposed by Administrative Agent in its Permitted Discretion with respect to such Environmental Liability or such non-compliance with Environmental Law, (iv) with respect to which the Administrative Agent has received fully-paid valid title insurance with endorsements and in amounts reasonably acceptable to the Administrative Agent, insuring that the Collateral Agent, for the benefit of the Collateral Agent and the Lenders, shall have a perfected first priority Lien on such real property, and (v) if required by the Administrative Agent in its reasonable judgment, with respect to which (A) an ALTA survey has been delivered for which all necessary fees have been paid and which is dated no more than 30 days prior to the date on which the applicable Mortgage is recorded, certified to Administrative Agent and the issuer of the title insurance policy in a manner reasonably satisfactory to the Administrative Agent by a land surveyor duly registered and licensed in the state in which such real property is located and reasonably acceptable to the Administrative Agent, which shows all buildings and other improvements, the location of any easements, parking spaces, building setback lines and the absence of encroachments, either by such improvements or on to such property, and other defects, other than encroachments and other defects acceptable to the Administrative Agent; (B) local counsel for the Agents in provinces in which the Canadian Eligible Real Property is located have delivered a letter of opinion with respect to the enforceability and perfection of the Mortgages and any related fixture filings (and such other customary matters) in form and substance satisfactory to the Administrative Agent; and (C) the Canadian Borrower shall have used its commercially reasonable best efforts to obtain estoppel certificates executed by all tenants of such Canadian Eligible Real Property and such other consents, agreements and confirmations of lessors and third parties have been delivered as the Administrative Agent may deem necessary, together with evidence that all other actions that the Administrative Agent may deem necessary in order to create perfected first priority Liens on the property described in the Mortgages have been taken.

            In the event that real property which was previously Canadian Eligible Real Property ceases to be Canadian Eligible Real Property hereunder, the Canadian Borrower shall exclude such real property from Canadian Eligible Real Property on, and at the time of submission to the Administrative Agent of, the next Canadian Borrowing Base Certificate.

            "Canadian Fixed Asset Component" means, at any time and with respect to the Canadian Borrower, the lesser of (A) the Canadian Fixed Asset Sublimit and (B) the sum of (i) 75% of the Net Orderly Liquidation Value of the Canadian Eligible Equipment (based on the then most recent independent appraisal thereof received by the Administrative Agent), plus (ii) 75% of the fair market value of the Canadian Eligible Real Property (based on the then most recent independent appraisal thereof received by the Administrative Agent).

            "Canadian Fixed Asset Sublimit" shall initially mean an amount equal to C$15,000,000, which amount shall be reduced by C$125,000 on the first day of each fiscal quarter commencing with the calendar quarter beginning on July 1, 2005. Upon the inclusion of any Additional Canadian Eligible Equipment as Canadian Eligible Equipment, the Canadian Fixed Asset Sublimit shall be increased by an amount equal to 75% of the Hard Costs of such Additional Canadian Eligible Equipment (each such increase, a "Canadian Fixed Asset Sublimit Increase"); provided that in no event shall the Canadian Fixed Asset Sublimit be increased to an amount exceeding C$15,000,000. Each Canadian Fixed Asset Sublimit Increase shall be reduced quarterly on the first day of each fiscal quarter by an amount equal to 1/28th of the initial amount of such Canadian Fixed Asset Sublimit Increase, commencing with the first day of the fiscal quarter which begins at least 90 days after the date of such Canadian Fixed Asset Sublimit Increase.

            "Canadian Guarantees" means collectively the Guarantees of each of the Canadian Subsidiary Guarantors in favor of the Collateral Agent, for the benefit of the Collateral Agent and the Lenders, including any reaffirmations of same, and as same may be further amended, restated or otherwise modified from time to time.

            "Canadian Inventory Reserves" shall mean reserves against Canadian Eligible Inventory equal to the sum of the following:

            (a) a reserve determined by the Administrative Agent in its Permitted Discretion for shrink, or discrepancies that arise pertaining to Inventory quantities on hand between the Canadian Borrower's perpetual accounting system, and physical counts of the Inventory, to the extent not recorded on the Canadian Borrower's books and records;

            (b) a revaluation reserve whereby capitalized favorable variances shall be deducted from Canadian Eligible Inventory and unfavorable variances shall not be added to Canadian Eligible Inventory;

            (c) a lower of cost or market reserve for any differences between the Canadian Borrower's actual cost to produce versus its selling price to third parties; and

            (d) any other reserve as deemed appropriate by the Administrative Agent in its Permitted Discretion, from time to time based upon any Changed Circumstances.

            "Canadian Lenders" means the Persons listed as such on the Commitment Schedule and any other Canadian Resident Lender that shall have become a party hereto, in such capacity, pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption. Unless the context otherwise requires, the term "Canadian Lenders" includes the Canadian Swingline Lender.

            "Canadian Loans" means the collective reference to the Canadian Revolving Loans, the Canadian Swingline Loans and Protective Advances made on behalf of the Canadian Lenders.

            "Canadian Net Recovery Liquidation Rate" shall mean, at any time with respect to the Canadian Borrowers' Canadian Inventory, the quotient (expressed as a percentage) of (i) the Net Orderly Liquidation Value of Canadian Borrower's Canadian Inventory divided by (ii) the gross inventory cost of such Inventory, determined on the basis of the then most recently conducted inventory appraisal performed by an independent inventory appraisal firm reasonably satisfactory to the Administrative Agent.

            "Canadian Obligations" means all unpaid principal of and accrued and unpaid interest on the Canadian Loans, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations of the Canadian Borrower to the Canadian Lenders or to any Canadian Lender, the Agents or to any Agent, or any indemnified party arising under the Loan Documents.

            "Canadian Pension Event" means (a) the filing of a notice of intent to terminate, the treatment of a Canadian Plan amendment, withdrawal, cessation of operations or termination of employees as a termination (in whole or in part), or the commencement of proceedings by any Governmental Authority or administrator appointed by a Governmental Authority to terminate (in whole or in part) a Canadian Plan, (b) the occurrence of an event or condition which would reasonably be expected to constitute grounds for the termination (in whole or in part) of, or the appointment by a Governmental Authority of a third party to administer, any Canadian Plan, or (c) the imposition of any liability by any Governmental Authority in respect of a Canadian Plan, other than for premiums or contributions due but not delinquent, upon a Loan Party.

            "Canadian Plan" means at any time an employee benefit plan which is subject to the minimum funding standards described by applicable Canadian federal or provincial law or is otherwise required to be registered under or is subject to the application of pension benefits legislation of any province established for or in respect of the Canadian Borrower.

            "Canadian Pledge Agreements" means collectively the Pledge Agreements of the Canadian Borrower and any of the Canadian Subsidiary Guarantors granting Liens in favor of the Collateral Agent, for the benefit of the Collateral Agent and the Lenders, including any reaffirmations of same, and as same may be further amended, restated or otherwise modified from time to time.

            "Canadian Prime Rate" means, on any day, the annual rate of interest equal to the greater of (i) the annual rate of interest announced by the JPMorgan Chase Bank, N.A., Toronto Branch and in effect as its prime rate at its principal office in Toronto, Ontario on such day for determining interest rates on Canadian Dollar-denominated commercial loans in Canada, and (ii) the annual rate of interest equal to the sum of (A) the one-month Canadian Dollar LIBO Rate in effect on such date, plus (B) 1.00%.

            "Canadian Priority Payables Reserve" means the sum of (a) at any time, the full amount of the liabilities at such time which have a trust imposed to provide for payment thereof or a security interest, lien or charge, ranking or capable of ranking, in each case, senior to or pari passu with the Liens granted by the applicable Loan Party under Canadian federal, provincial, county, municipal, or local law with respect to claims for goods and services taxes, sales tax, income tax and other employee source deductions, workers' compensation obligations, vacation pay or pension fund obligations.

            "Canadian Resident Lender" means, as of any date of determination, a Person that (a) at that time is not a non-resident of Canada for purposes of the Income Tax Act (Canada) or (b) at that time is an "authorized foreign bank" for purposes of the Income Tax Act (Canada) that holds any interest it has in the Canadian Loans in the course of its "Canadian banking business" as defined in the Income Tax Act (Canada).

            "Canadian Revolving Lenders" means, as of any date of determination, Lenders having a Canadian Revolving Subfacility Commitment.

            "Canadian Revolving Loan" means a Loan made pursuant to Section 2.02(b).

            "Canadian Revolving Subfacility Commitment" means, with respect to each Canadian Revolving Lender, the commitment of such Canadian Lender to make Canadian Revolving Loans and to acquire participations in Canadian Swingline Loans and Protective Advances hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.10 and (b) reduced or increased from time to time pursuant to assignments by or to such Canadian Lender pursuant to
Section 9.04. The initial amount of each Canadian Revolving Lender's Canadian Revolving Subfacility Commitment is set forth on the Commitment Schedule, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Canadian Revolving Subfacility Commitment, as applicable. The initial aggregate amount of the Canadian Revolving Lenders' Canadian Revolving Subfacility Commitments is C$25,000,000.

            "Canadian Revolving Subfacility Credit Exposure" means, with respect to any Canadian Revolving Lender at any time, the sum of the outstanding principal amount of such Canadian Revolving Lender's Canadian Revolving Loans and an amount equal to its Canadian Applicable Percentage of the aggregate principal amount of Canadian Swingline Loans outstanding at such time.

            "Canadian Security Agreements" means collectively the General Security Agreements of each of the Canadian Subsidiary Guarantors granting Liens in favor of the Collateral Agent, for the benefit of the Collateral Agent and the Lenders, including any reaffirmations of same, and as same may be further amended, restated or otherwise modified from time to time.

            "Canadian Subsidiary" means a Subsidiary that is organized under the laws of Canada or a province or territory thereof.

            "Canadian Subsidiary Guarantors" means Canadian Subsidiaries which have guarantied the Canadian Obligations.

            "Canadian Swingline Lender" means JPMorgan Chase Bank, N.A., Toronto Branch, in its capacity as lender of Canadian Swingline Loans hereunder.

            "Canadian Swingline Loan" means a Loan made pursuant to Section 2.06(b).

            "Capital Expenditures" means, without duplication, any expenditure for any purchase or other acquisition of any asset which would be classified as a fixed or capital asset on a consolidated balance sheet of the Parent and its Subsidiaries prepared in accordance with GAAP, except to the extent made with asset sale, condemnation or casualty proceeds.

            "Capital Lease Obligations" of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

            "Cash Availability Trigger" means, at any time, the sum of (i) Availability plus (ii) the Dollar Equivalent amount of unrestricted cash and Permitted Investments, in each case deposited or held in a depository account or investment account maintained with JPMorgan Chase Bank, N.A. and subject to a springing blocked account or control agreement in favor of the Collateral Agent.

            "Change in Control" any of the following events: (a) any Person or group (within the meaning of Rule 13-d-5 of the SEC under the Securities Exchange Act of 1934), shall be or become the beneficial owner (as defined in Rule 13d-3 of the SEC under the Securities Exchange Act of 1934) of issued and outstanding capital stock of Parent representing 35% or more of the voting power in elections for directors of Parent on a fully diluted basis; (b) a majority of the members of the board of directors of Parent or the board of directors of U.S. Borrower shall cease to be Continuing Members; (c) Parent shall cease to own, directly or indirectly, 100% of the issued and outstanding capital stock of U.S. Borrower; or (d) a Change of Control, as defined in the 1999 Subordinated Indenture, the 1999 Subordinated Notes, the 2002 Senior Indenture, the 2002 Senior Unsecured Notes or the Second Lien Credit Agreement, shall occur.

            "Change in Law" means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender or the Issuing Bank (or, for purposes of Section 2.16(b), by any lending office of such Lender or by such Lender's or the Issuing Bank's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

            "Changed Circumstances" means any material facts or circumstances which arise after the Effective Date or which otherwise first become known to the Administrative Agent after the Effective Date.

            "Chase" means JPMorgan Chase Bank, N.A., a national banking association, in its individual capacity, and its successors.

            "Class", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Canadian Revolving Loans, U.S. Revolving Loans, Canadian Swingline Loans, U.S. Swingline Loans, Protective Advances for the benefit of Canadian Lenders or Protective Advances for the benefit of U.S. Lenders.

            "Code" means the Internal Revenue Code of 1986, as amended from time to time.

            "Collateral" means any and all property owned, leased or operated by a Person covered by the Collateral Documents and any and all other property of any Loan Party, now existing or hereafter acquired, that may at any time be or become subject to a security interest or Lien in favor of Collateral Agent, on behalf of itself and the Lenders, to secure the Secured Obligations.

            "Collateral Agent" means, collectively, Bank of America, N.A. or JPMorgan Chase Bank, N.A., together with their respective Affiliates, as the collateral agents for the Lenders under this Agreement and the other Loan Documents, together with any of their respective permitted successors.

            "Collateral Access Agreement" has the meaning assigned to such term in the Security Agreement.

            "Collateral Documents" means, collectively, the Canadian Debenture, the Canadian Pledge Agreements, the Security Agreement, the Canadian Security Agreements, the Canadian Guarantees, the Mortgages and any other documents granting a Lien upon the Collateral as security for payment of the Secured Obligations.

            "Collection Account" has the meaning assigned to such term in the Security Agreement.

            "Commitment Increase" has the meaning assigned to such term in
Section 2.02(c).

            "Commitment Increase Cap" has the meaning assigned to such term in
Section 2.02(c).

            "Commitment Schedule" means the Schedule attached hereto identified as such.

            "Continuing Member" means a member of the board of directors of Parent or U.S. Borrower who either (a) was a member of such board of directors on the Effective Date and has been such continuously thereafter or (b) became a member of such board of directors after the Effective Date and whose election or nomination for election was approved by a vote of the majority of the Continuing Members then members of such board of directors.

            "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.

            "Credit Exposure" means, as to any Lender at any time, the sum of
(a) such Lender's Revolving Credit Exposure at such time, plus (b) an amount equal to its Canadian Applicable Percentage or U.S. Applicable Percentage (as applicable), if any, of the Dollar Equivalent of the aggregate principal amount of Protective Advances outstanding at such time.

            "Default" means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

            "Defaulting Lender" has the meaning assigned to such term in Section 2.08(b).

            "Disclosed Matters" means the actions, suits, matters and proceedings and the environmental matters disclosed in Schedule 3.06.

            "Disposed Business" means the sale or other transfer of substantially all of the assets of a business unit, line or plant to another Person or Persons that are neither Parent nor a Subsidiary.

            "Disposed Subsidiary" means the sale or other transfer of any or all of Parent's or any Subsidiary's interest in any Subsidiary to another Person or Persons so that such Disposed Subsidiary is no longer a Subsidiary of Parent or its Subsidiaries.

            "Document" has the meaning assigned to such term in the Security Agreement.

            "Dollar Equivalent" means, at any time, (i) with respect to dollars, the amount of such Dollars and (ii) with respect to any amount of currency other than Dollars, the amount of Dollars into which the amount of such other currency could be converted into dollars as determined by the Administrative Agent using the Exchange Rate.

            "Dollars", "dollars" or "$" refers to lawful money of the United States of America.

            "Domestic Subsidiary" means any Subsidiary incorporated or otherwise formed under the laws of the United States of America, any state thereof or the District of Columbia.

            "EBITDA" means for any period, the sum of:

            (a) Net Income of Parent and its Subsidiaries for such period excluding, to the extent reflected in determining such Net Income, (i) extraordinary gains and losses for such period and non-cash restructuring or other non-cash charges and (ii) gains and losses from the disposition of a Disposed Business or Disposed Subsidiary, plus

            (b) to the extent deducted in determining Net Income, Interest Expense, income tax expense, depreciation, depletion, amortization, any scheduled payment of interest on (without duplication) any of the Trust Preferred Stock Debentures or the Trust Preferred Securities and any minority interest subtracted from Net Income for such period.

            "Effective Date" means the date on which the conditions specified in
Section 4.01 are satisfied (or waived in accordance with Section 9.02).

            "Eligible Aircraft" means the aircraft owned by Automotive Aviation Partners, LLC and identified on Exhibit 1.01(b) and meeting each of the criteria for "Eligible U.S. Equipment" set forth in the definition thereof, excluding the criteria set forth in clause (d) of such definition.

            "Eligible U.S. Accounts" means, at any time, the aggregate Accounts of the U.S. Borrower and U.S. Subsidiary Guarantors, but excluding any Account:

            (a) which is not subject to a first priority perfected security interest in favor of the Collateral Agent;

            (b) which is subject to any Lien other than (i) a Lien in favor of the Collateral Agent and (ii) a Permitted Lien which does not have priority over the Lien in favor of the Collateral Agent;

            (c) (i) is unpaid more than 90 days (105 days in the case of any Account with an original due date more than 30 days after the date of the original invoice therefor) after the date of the original invoice therefor or more than 60 days after the original due date, or (ii) which has been written off the books of the U.S. Borrower or applicable U.S. Subsidiary Guarantors or otherwise designated as uncollectible;

            (d) which is owing by an Account Debtor for which more than 50% of the Accounts owing from such Account Debtor and its Affiliates are ineligible pursuant to clause (c) above;

            (e) which is owing by an Account Debtor to the extent the aggregate amount of Accounts owing from such Account Debtor and its Affiliates to the Loan Parties exceeds 20% (25% in respect of an Account Debtor whose securities are rated Investment Grade) of the sum of the aggregate Eligible U.S. Accounts plus the aggregate Canadian Eligible Accounts;

            (f) with respect to which any covenant, representation, or warranty contained in this Agreement or in the Security Agreement has been breached or is not true;

            (g) which (i) does not arise from the sale of goods or performance of services in the ordinary course of business, (ii) is not evidenced by an invoice or other documentation reasonably satisfactory to the Administrative Agent which has been sent to the Account Debtor, (iii) represents a progress billing, (iv) is contingent upon the U.S. Borrower's or applicable U.S. Subsidiary Guarantors' completion of any further performance, (v) represents a sale on a bill-and-hold, guaranteed sale, sale-and-return, sale on approval, consignment, cash-on-delivery or any other repurchase or return basis or (vi) relates to payments of interest;

            (h) with respect to which any check or other instrument of payment has been returned uncollected for any reason;

            (i) which is owed by an Account Debtor which currently (i) has applied for, suffered, or consented to the appointment of any receiver, custodian, trustee, or liquidator of its assets, (ii) has had possession of all or a material part of its property taken by any receiver, custodian, trustee or liquidator, (iii) filed, or had filed against it, any request or petition for liquidation, reorganization, arrangement, adjustment of debts, adjudication as bankrupt, winding-up, or voluntary or involuntary case under any state or federal bankruptcy laws (other than post-petition Accounts of an Account Debtor that is a debtor-in-possession under the Bankruptcy Code and reasonably acceptable to the Administrative Agent), (iv) has admitted in writing its inability, or is generally unable to, pay its debts as they become due, (v) become insolvent, or (vi) ceased operation of its business;

            (j) which is owed by an Account Debtor which (i) does not maintain its chief executive office or principal office in the U.S. or Canada or (ii) is not organized under applicable law of the U.S., any state of the U.S., Canada, or any province of Canada unless, in either case, such Account is backed by a letter of credit reasonably acceptable to the Administrative Agent which is in the possession of, has been assigned to and is directly drawable by the Collateral Agent;

            (k) which is owed in any currency other than U.S. Dollars or Canadian Dollars;

            (l) which is owed by (i) the government (or any department, agency, public corporation, or instrumentality thereof) of any country other than the U.S. unless such Account is backed by a letter of credit acceptable to the Administrative Agent which is in the possession of the Collateral Agent, or (ii) the government of the U.S., or any department, agency, public corporation, or instrumentality thereof, unless the Federal Assignment of Claims Act of 1940, as amended (31 U.S.C. Section 3727 et seq. and 41 U.S.C. Section 15 et seq.), and any other steps necessary to perfect the Lien of the Collateral Agent in such Account have been complied with to the Administrative Agent's reasonable satisfaction;

            (m) which is owed by any Affiliate, Subsidiary, employee, officer, director, agent or stockholder of any Loan Party;

            (n) which, for any Account Debtor, exceeds a credit limit determined by the U.S. Borrower, to the extent of such excess;

            (o) where the Account Debtor (i) is a creditor, (ii) has or has asserted a right of set-off against the U.S. Borrower or any U.S. Subsidiary Guarantor (unless such Account Debtor has entered into a written agreement reasonably acceptable to the Administrative Agent to waive such set-off rights) or (iii) has disputed its liability (whether by chargeback or otherwise) or made any asserted or unasserted claim with respect to the Account or any other Account of the U.S. Borrower or any U.S. Subsidiary

Guarantor which has not been resolved, in each case, without duplication, to the extent of the amount owed by such U.S. Borrower or applicable U.S. Subsidiary Guarantor to the Account Debtor, but only to the extent of the amount of such actual or asserted right of set-off, or the amount of such dispute claim, or the amount of such security, deposit, progress payment, retainage or other similar advance made by or for the benefit of an Account Debtor, as the case may be;

            (p) which is evidenced by any promissory note, chattel paper, or instrument;

            (q) which is owed by an Account Debtor located in any jurisdiction which requires filing of a "Notice of Business Activities Report" or other similar report in order to permit the U.S. Borrower or applicable U.S. Subsidiary Guarantors to seek judicial enforcement in such jurisdiction of payment of such Account, unless the U.S. Borrower or applicable U.S. Subsidiary Guarantors has filed such report or qualified to do business in such jurisdiction;

            (r) with respect to which the U.S. Borrower or applicable U.S. Subsidiary Guarantors has made any agreement with the Account Debtor for any reduction thereof, other than discounts and adjustments given in the ordinary course of business, or any Account which was partially paid and the U.S. Borrower or applicable U.S. Subsidiary Guarantors created a new receivable for the unpaid portion of such Account;

            (s) which does not comply in all material respects with the requirements of all applicable laws and regulations, whether Federal, state or local, including without limitation the Federal Consumer Credit Protection Act, the Federal Truth in Lending Act and Regulation Z of the Board;

            (t) which is for goods that have been sold under a purchase order or pursuant to the terms of a contract or other agreement or understanding (written or oral) that indicates or purports that any Person other than the U.S. Borrower or applicable U.S. Subsidiary Guarantors (or, upon consummation of such sale, the Account Debtor to whom such goods were sold) has or has had an ownership interest in such goods, or which indicates any party other than the U.S. Borrower or applicable U.S. Subsidiary Guarantors as payee or remittance party;

            (u) which was created on cash on delivery terms;

            (v) which is a non-trade Account (except for an Account which represents a sale of tooling or prototypes that have been approved and accepted by the applicable Account Debtor);

            (w) which is an extended terms account, which is due and payable more than 90 days from the original date of invoice; or

            (x) which the Administrative Agent determines in its Permitted Discretion may not be paid by reason of the Account Debtor's inability to pay or which the Administrative Agent otherwise determines in its Permitted Discretion is unacceptable for any reason whatsoever, in either case based on any Changed Circumstances.

            In the event that an Account which was previously an Eligible U.S. Account ceases to be an Eligible U.S. Account hereunder, the U.S. Borrower shall exclude such Account form Eligible U.S. Accounts on, and at the time of submission to the Administrative Agent of, the next U.S. Borrowing Base Certificate. In determining the amount of the Eligible U.S. Account, the face amount of an Account shall be reduced by, without duplication and to the extent such reduction is not reflected in such face amount, (i) the amount of all accrued and actual discounts, claims, credits or credits pending, promotional program allowances, price adjustments, finance charges or other allowances (including any amount that the U.S.

Borrower or applicable U.S. Subsidiary Guarantors is obligated to rebate to an Account Debtor pursuant to the terms of any agreement or understanding (written or oral) and (ii) the aggregate amount of all cash received in respect of such Account but not yet applied by the U.S. Borrower or applicable U.S. Subsidiary Guarantors to reduce the amount of such Account. In determining the aggregate amount from the same Account Debtor that is unpaid more than 90 days (or 105 days, if applicable) from the date of invoice or more than 60 days from the due date pursuant to clause (c) above, there shall be excluded the amount of any net credit balances relating to Accounts due from an Account Debtor with invoice dates more than 90 days (or 105 days, if applicable) from the date of invoice or more than 60 days from the due date.

            "Eligible U.S. Equipment" means the equipment owned by the U.S. Borrower or U.S. Subsidiary Guarantors described on Schedule 1.01(c) or constituting Additional Eligible U.S. Equipment, and, in either case, meeting each of the following requirements:

            (a) the U.S. Borrower or U.S. Subsidiary Guarantors has good title to such equipment;

            (b) the U.S. Borrower or U.S. Subsidiary Guarantors has the right to subject such equipment to a Lien in favor of the Collateral Agent; such equipment is subject to a first priority perfected Lien in favor of the Collateral Agent and is free and clear of all other Liens of any nature whatsoever (except for Permitted Liens which do not have priority over the Lien in favor of the Collateral Agent);

            (c) the full purchase price for such equipment has been paid by the U.S. Borrower or U.S. Subsidiary Guarantors;

            (d) such equipment is located on premises (i) owned by the U.S. Borrower or any U.S. Subsidiary Guarantor, which premises are subject to a first priority perfected Lien in favor of the Collateral Agent, or (ii) leased by the U.S. Borrower or any U.S. Subsidiary Guarantor so long as (x) the lessor has delivered to the Agents a Collateral Access Agreement or (y) a Rent Reserve or Reserve for charges, and other amounts due or to become due with respect to such facility has been established by the Administrative Agent in its Permitted Discretion;

            (e) such equipment is in good working order and condition (ordinary wear and tear excepted) and is used or held for use by the U.S. Borrower or any U.S. Subsidiary Guarantor in the ordinary course of business of the U.S. Borrower or such U.S. Subsidiary Guarantor;

            (f) such equipment is not subject to any agreement which restricts the ability of the U.S. Borrower or any U.S. Subsidiary Guarantor to use, sell, transport or dispose of such equipment or which restricts the any Agent's ability to take possession of, sell or otherwise dispose of such equipment; and

            (g) such equipment does not constitute "fixtures" under the applicable laws of the jurisdiction in which such equipment is located, unless such equipment is located on Eligible U.S. Real Property.

            In the event that equipment which was previously Eligible U.S. Equipment ceases to be Eligible U.S. Equipment hereunder, the U.S. Borrower shall exclude such equipment from Eligible U.S. Equipment on, and at the time of submission to the Administrative Agent of, the next U.S. Borrowing Base Certificate.

            "Eligible U.S. Inventory" means, at any time, the Inventory of the U.S. Borrower and the U.S. Subsidiary Guarantors, but excluding any Inventory:

            (a) which is not subject to a first priority perfected Lien in favor of the Collateral Agent;

            (b) which is subject to any Lien other than (i) a Lien in favor of the Collateral Agent and (ii) a Permitted Lien which does not have priority over the Lien in favor of the Collateral Agent;

            (c) which is identified by the U.S. Borrower (in accordance with its current practices as in effect on the Effective Date) as, or (if the U.S. Borrower modifies such practices in any material respect after the Effective
Date) in the Administrative Agent's opinion (exercising its Permitted Discretion) is, excess, slow moving, obsolete, unmerchantable, unfit for sale or not salable at prices approximating at least the cost of such Inventory in the ordinary course of business;

            (d) with respect to which any covenant, representation, or warranty contained in this Agreement or the Security Agreement has been breached or is not true and which does not conform to all standards imposed by any Governmental Authority;

            (e) in which any Person other than the U.S. Borrower or applicable U.S. Subsidiary Guarantors shall (i) have any direct or indirect ownership, interest or title to such Inventory or (ii) be indicated on any purchase order or invoice with respect to such Inventory as having or purporting to have an interest therein;

            (f) which is not finished goods or raw materials, or which constitutes work-in-process, manufacturing maintenance or repair parts, packaging and shipping materials, manufacturing supplies, samples, prototypes, displays or display items, bill-and-hold goods, goods that are returned or marked for return, repossessed goods, defective or damaged goods, goods held on consignment, or goods which are not of a type held for sale in the ordinary course of business;

            (g) which is not located in the U.S. or Canada or is in transit with a common carrier from vendors and suppliers;

            (h) which is located in any location leased by any Loan Party unless
(i) the lessor has delivered to the Agents a Collateral Access Agreement or (ii) a Rent Reserve or Reserve for charges and other amounts due or to become due with respect to such facility has been established by the Administrative Agent in its Permitted Discretion;

            (i) which is located in any third party warehouse or is in the possession of a bailee (other than a third party processor) and is not evidenced by a Document, unless (i) such warehouseman or bailee has delivered to the Agents a Collateral Access Agreement and such other documentation as the Agents may require or (ii) an appropriate Reserve has been established by the Administrative Agent in its Permitted Discretion;

            (j) which is being processed offsite at a third party location or outside processor, or is in-transit to or from said third party location or outside processor;

            (k) which is a discontinued product or component thereof in excess of quantities required under customer purchase agreements;

            (l) which is the subject of a consignment by the U.S. Borrower or applicable U.S. Subsidiary Guarantors as consignor;

            (m) which is perishable;

            (n) which contains or bears any intellectual property rights licensed to the U.S. Borrower or applicable U.S. Subsidiary Guarantors unless the Collateral Agent may sell or otherwise dispose of such Inventory without (i) infringing the rights of such licensor, (ii) violating any contract with such licensor, or (iii) incurring any liability with respect to payment of royalties other than royalties incurred pursuant to sale of such Inventory under the current licensing agreement;

            (o) which is not reflected in a current perpetual inventory report of the U.S. Borrower or applicable U.S. Subsidiary Guarantors (unless such Inventory is reflected in a report to the Administrative Agent as "in transit" Inventory);

            (p) to the extent of that portion of the cost of such Inventory which is attributable to intercompany profit among the U.S. Borrower or applicable U.S. Subsidiary Guarantor and their Affiliates; or

            (q) which the Administrative Agent otherwise determines in its Permitted Discretion is unacceptable for any reason whatsoever based upon any Changed Circumstances.

            In the event that Inventory which was previously Eligible U.S. Inventory ceases to be Eligible U.S. Inventory hereunder, the U.S. Borrower shall exclude such Inventory from Eligible U.S. Inventory on, and at the time of submission to the Administrative Agent of, the next U.S. Borrowing Base Certificate.

            "Eligible U.S. Real Property" means the real property listed on
Schedule 1.01(d) owned by the U.S. Borrower or any U.S. Subsidiary Guarantor (i) in respect of which an appraisal report has been delivered to the Administrative Agent in form, scope and substance reasonably satisfactory to the Administrative Agent, (ii) in respect of which all actions necessary or desirable in order to create a perfected first priority Lien on such real property have been taken, including, the filing and recording of Mortgages, (iii) in respect of which an environmental assessment report has been completed and delivered to the Administrative Agent in form and substance reasonably satisfactory to the Administrative Agent and which does not indicate any material pending, threatened or existing Environmental Liability, or material non-compliance with any Environmental Law, in any case which could reasonably be expected to impair the value of such real property in any material respect or result in any material liability to the owner thereof, except (in the case of any such real property) to the extent a Reserve has been imposed by Administrative Agent in its Permitted Discretion with respect to such Environmental Liability or such non-compliance with Environmental Law, (iv) with respect to which the Administrative Agent has received fully-paid valid title insurance with endorsements and in amounts reasonably acceptable to the Administrative Agent, insuring that the Collateral Agent, for the benefit of the Collateral Agent and the Lenders, shall have a perfected first priority Lien on such real property, and (v) if required by the Administrative Agent in its reasonable judgment, with respect to which (A) an ALTA survey has been delivered for which all necessary fees have been paid and which is dated no more than 30 days prior to the date on which the applicable Mortgage is recorded, certified to Administrative Agent and the issuer of the title insurance policy in a manner reasonably satisfactory to the Administrative Agent by a land surveyor duly registered and licensed in the state in which such real property is located and reasonably acceptable to the Administrative Agent, which shows all buildings and other improvements, the location of any easements, parking spaces, building setback lines and the absence of encroachments, either by such improvements or on to such property, and other defects, other than encroachments and other defects acceptable to the Administrative Agent; (B) local counsel for the Agents in states in which the Eligible U.S. Real Property is located have delivered a letter of opinion with respect to the enforceability and perfection of the Mortgages and any related fixture filings (and such other customary matters) in form and substance satisfactory to the Administrative Agent; and (C) the U.S. Borrower or applicable U.S. Subsidiary Guarantors shall have used its commercially reasonable best efforts to obtain estoppel certificates executed by all tenants of such Eligible U.S. Real Property, if any, and such other consents, agreements and confirmations of lessors and third parties have been delivered as the Administrative Agent may deem necessary, together with evidence that all other actions that the Administrative Agent may deem necessary in order to create perfected first priority Liens on the property described in the Mortgages have been taken.

            In the event that real property which was previously Eligible U.S. Real Property ceases to be Eligible U.S. Real Property hereunder, the U.S. Borrower shall exclude such real property from Eligible U.S. Real Property on, and at the time of submission to the Administrative Agent of, the next U.S. Borrowing Base Certificate.

            "Environmental Laws" means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to human health matters.

            "Environmental Liability" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrowers or any Subsidiary resulting from or based upon (a) violation of any Environmental Law,
(b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials,
(d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

            "Equity Interests" means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest.

            "ERISA" means the United States Employee Retirement Income Security Act of 1974, as amended from time to time.

            "ERISA Affiliate" means any trade or business (whether or not incorporated) that, together with the Borrowers, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under
Section 414 of the Code.

            "ERISA Event" means (a) any "reportable event", as defined in
Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the U.S. Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the U.S. Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the U.S. Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or
(g) the receipt by the U.S. Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

            "Eurodollar", when used in reference to any Loan or Borrowing by the U.S. Borrower, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

            "Event of Default" has the meaning assigned to such term in Article VII.

            "Exchange Rate" means, with respect to Dollars or Canadian Dollars on any date, the rate at which Dollars may be exchanged into Canadian Dollars, or Canadian Dollars may be exchanged into Dollars, as the case may be, as determined in accordance with the Bank of Canada's noon spot rate on such date, and if such date is not a Business Day, on the immediately preceding Business Day.

            "Excluded Taxes" means, with respect to the Administrative Agent, any Lender, the Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of the Borrowers hereunder, (a) income or franchise taxes imposed on (or measured by) its net income or net profit by the United States of America (including any political subdivision or taxing authority thereof or therein), or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located (including any political subdivision or taxing authority thereof or therein) or, in the case of any Lender, in which its applicable lending office is located (including any political subdivision or taxing authority thereof or therein),
(b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which any Borrower is located,
(c) in the case of a Foreign Lender (other than an assignee pursuant to a request by any Borrower under Section 2.20(b)), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office) or is attributable to such Foreign Lender's failure to comply with Section 2.18(e) or Section 9.20, except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrowers with respect to such withholding tax pursuant to Section 2.18(a) and (d) in the case of any Canadian Lender, capital taxes imposed by Canada (including any political subdivision or taxing authority thereof or therein).

            "Existing Credit Agreement" shall have the meaning ascribed to such term in the preamble hereto.

            "Existing Letter of Credit" means the letters of credit issued under the Existing Credit Agreement and outstanding on the Effective Date.

            "Federal Funds Effective Rate" means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

            "Financial Officer" means the chief financial officer, principal accounting officer, treasurer or controller of the applicable Borrower.

            "Fixed Asset Sublimit" shall initially mean an amount equal to $40,000,000, which amount shall be reduced by $1,428,600 on the first day of each fiscal quarter, commencing with the fiscal quarter beginning on July 1, 2005. Upon the inclusion of any Additional Eligible U.S. Equipment as Eligible U.S. Equipment, the Fixed Asset Sublimit shall be increased by an amount equal to 75% of the Hard Costs of such Additional Eligible U.S. Equipment (each such increase, a "Fixed Asset Sublimit Increase"); provided that in no event shall the Fixed Asset Sublimit be increased to an amount exceeding $40,000,000. Each Fixed Asset Sublimit Increase shall be reduced quarterly on the first day of each fiscal quarter by an amount equal to 1/28th of the initial amount of such Fixed Asset Sublimit Increase, commencing with the first day of the fiscal quarter which begins at least ninety (90) days after the date of such Fixed Asset Sublimit Increase.

            "Fixed Charges" means, with reference to any period, without duplication, cash Interest Expense, plus scheduled principal payments on Indebtedness made during such period, plus Capital Lease Obligation payments, all calculated for the Parent and its Subsidiaries on a consolidated basis.

            "Fixed Charge Coverage Ratio" means, the ratio, determined as of the end of each fiscal quarter of the Borrowers for the most-recently ended four fiscal quarters, of (a) EBITDA minus the unfinanced portion of Capital Expenditures to (b) Fixed Charges, all calculated for the Parent and its Subsidiaries on a consolidated basis in accordance with GAAP.

            "Foreign Lender" means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower to which the Lender has made a Loan is organized. For purposes of this definition, (i) the United States of America, each State thereof and the District of Columbia and (ii) Canada and each province thereof shall each be deemed to constitute a single jurisdiction.

            "Foreign Subsidiary" means any Subsidiary that is not a Domestic Subsidiary.

            "Funding Accounts" has the meaning assigned to such term in Section 4.01(h).

            "GAAP" means generally accepted accounting principles in the United States of America.

            "Governmental Authority" means the government of the United States of America, Canada, any other nation or any political subdivision thereof, whether state, provincial, territorial, municipal or local, and any agency, authority, instrumentality, regulatory body, board, commission, tribunal, committee, instrumentality, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

            "Guarantee" of or by any Person (the "guarantor") means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation (the "primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Guarantee of any guarantor shall be deemed to be the lower of (i) an amount equal to the stated or determinable amount of the primary obligation in respect of which the Guarantee is made and (ii) the maximum amount for which such guarantor may be liable pursuant to the terms of the instrument embodying such Guarantee, unless such primary obligations or the maximum amount for which such guarantor may be liable are not stated or determinable, in which case the amount of such Guarantee shall be such guarantor's maximum reasonably anticipated liability as determined by the Parent or the applicable Borrower in good faith.

            "Guaranteed Obligations" has the meaning assigned to such term in
Section 10.01.

            "Hard Costs" means the aggregate amount paid by any Borrower or U.S. Subsidiary Guarantor on an arm's-length basis for Additional Canadian Eligible Equipment or Additional Eligible U.S. Equipment, as applicable, net of insurance, taxes, freight, delivery, installation, engineering, warranties and/or similar charges and excluding computer software costs.

            "Hazardous Materials" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes regulated pursuant to any Environmental Law.

            "Indebtedness" of any Person means, without duplication, (a) all obligations of such Person for borrowed money (other than trade payables and accrued expenses arising in the ordinary course of business), (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses; (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (d) all obligations of such Person in respect of the deferred purchase price of property or services if secured by a Lien, (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (f) all Guarantees by such Person of Indebtedness of others, (g) all Capital Lease Obligations of such Person, (h) all non-contingent obligations of such Person as an account party in respect of letters of credit and letters of guaranty, and (i) all non-contingent obligations, of such Person in respect of bankers' acceptances. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

            "Indemnified Taxes" means Taxes other than Excluded Taxes. For avoidance of doubt, Indemnified Taxes includes Other Taxes.

            "Information Memorandum" means the Confidential Information Memorandum dated April, 2005 relating to the Borrowers and the Transactions.

            "Intercreditor Agreement" means that certain Intercreditor Agreement dated as of the date hereof, among U.S. Borrower, Administrative Agent for the benefit of the Lenders, Collateral Agent, Second Lien Agent for the benefit of the Second Lien Lenders, and Second Lien Collateral Agent.

            "Interest Election Request" means a request by the Borrower to convert or continue a Revolving Borrowing in accordance with Section 2.08.

            "Interest Expense" means for any period, the consolidated interest expense of Parent and its Subsidiaries for such period determined in accordance with GAAP plus dividends relating to Trust Preferred Securities, net of any interest income.

            "Interest Payment Date" means (a) with respect to any ABR Loan and any Canadian Prime Rate Loan (in each case, other than a Swingline Loan), the last day of each March, June, September and December and the Maturity Date, and
(b) with respect to any Eurodollar Loan and any Canadian Dollar LIBO Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing and Canadian Dollar LIBO Rate Borrowing with an Interest Period of more than three months' duration, each day prior to the last day of such Interest Period that occurs at intervals of three months' duration after the first day of such Interest Period and the Maturity Date, and (c) with respect to any Swingline Loan, the day that such Loan is required to be repaid and the Maturity Date.

            "Interest Period" means (a) with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months (or, with the consent of each applicable Lender, nine or twelve months) thereafter, as the U.S. Borrower may elect and (b) with respect to any Canadian Dollar LIBO Rate Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is 30, 60, 90 or 180 days thereafter, as the Canadian Borrower may elect; provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a Eurodollar Borrowing or Canadian Dollar LIBO Rate Borrowing only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period pertaining to a Eurodollar Borrowing or Canadian Dollar LIBO Rate Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and, in the case of a Revolving Borrowing, thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

            "Inventory" has the meaning assigned to such term in the Security Agreement.

            "Investment Grade" means a rating of no less than BBB- by S&P and no less than Baa3 by Moody's.

            "Issuing Bank" means Chase and Bank of America, N.A., in their respective capacities as the issuers of Letters of Credit hereunder, and their respective successors in such capacity as provided in Section 2.07(i). The Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of the Issuing Bank, in which case the term "Issuing Bank" shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

            "Joinder Agreement" has the meaning assigned to such term in Section 5.11.

            "Joint Venture" means a limited-purpose corporation, partnership, limited liability company, joint venture or other similar legal arrangement (whether created or conducted through a separate legal entity) now or hereafter formed or invested in by Parent or any of its Subsidiaries with another Person or Persons in order to conduct a common venture or enterprise with such Person or Persons.

            "LC Collateral Account" has the meaning assigned to such term in
Section 2.07(j).

            "LC Disbursement" means a payment made by the Issuing Bank pursuant to a Letter of Credit.

            "LC Exposure" means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the U.S. Borrower at such time. The LC Exposure of any U.S. Revolving Lender at any time shall be its U.S. Applicable Percentage of the total LC Exposure at such time.

            "LC Shortfall Amount" means an amount equal to the difference of (x) the amount of LC Exposure at such time, less (y) the amount on deposit in the LC Collateral Account at such time which is free and clear of all rights and claims of third parties and has not been applied against the U.S. Obligations.

            "Lenders" means the Canadian Lenders and the U.S. Lenders.

            "Letter of Credit" means any letter of credit issued pursuant to this Agreement including, without limitation, the Existing Letters of Credit.

            "LIBO Rate" means, with respect to any Eurodollar Borrowing for any Interest Period, the rate appearing on Page 3750 of the Dow Jones Market Service (or on any successor page or any successor to such Service, or any substitute page or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to Dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for Dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the "LIBO Rate" with respect to such Eurodollar Borrowing for such Interest Period shall be the rate at which Dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

            "Lien" means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, assignment, deposit arrangement, encumbrance, charge, secured claim, title retention, garnishment right, deemed trust, security interest or preference or priority in, on, or in respect of such asset, choate or inchoate, whether or not for amounts due or accruing due, arising by statute, act or law of any jurisdiction, at common law, in equity or by any agreement, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

            "Loan Documents" means this Agreement, any promissory notes issued pursuant to this Agreement, any Letter of Credit applications, the Collateral Documents, the Loan Guaranty, the Intercreditor Agreement and all other agreements, instruments, documents and certificates identified in Section 4.01 executed and delivered to, or in favor of any Agent or any Lenders and including all other pledges, powers of attorney, consents, assignments, contracts, notices, letter of credit agreements and all other written matter whether heretofore, now or hereafter executed by or on behalf of any Loan Party, or any employee of any Loan Party, and delivered to the Agents, as applicable, or any Lender in connection with this Agreement or the transactions contemplated hereby. Any reference in this Agreement or any other Loan Document to a Loan Document shall include all appendices, exhibits or schedules thereto, and all amendments, restatements, supplements or other modifications thereto, and shall refer to this Agreement or such Loan Document as the same may be in effect at any and all times such reference becomes operative.

            "Loan Guarantor" means each Loan Party (other than the Canadian Borrower) and any other Person who becomes a Loan Party pursuant to a Joinder Agreement and their respective successors and assigns.

            "Loan Guaranty" means Article X of this Agreement, as it may be amended or modified and in effect from time to time.

            "Loan Parties" means the Parent, the Borrowers, the Canadian Subsidiary Guarantors and the U.S. Subsidiary Guarantors; provided that Dura Automotive Systems Capital Trust shall not be a Loan Party to the extent that either Requirements of Law, the organizational documents governing such trust or any other agreement binding upon such trust do not permit the assignment of any interest in such trust.

            "Loans" means the loans and advances made by the Lenders pursuant to this Agreement, including Revolving Loans, Swingline Loans and Protective Advances.

            "Material Adverse Effect" means a material adverse effect on (a) the business, assets, operations or condition, financial or otherwise, of the Loan Parties taken as a whole, (b) the Collateral or the Collateral Agent's Liens (on behalf of itself and the Lenders) on the Collateral or the priority of such Liens, or (c) the validity or enforceability of this Agreement or any of the other Loan Documents or the rights or remedies of the Administrative Agent, the Collateral Agent, Issuing Bank or the Lenders hereunder or thereunder.

            "Material Indebtedness" means Indebtedness (other than the Loans and Letters of Credit), or obligations in respect of one or more Swap Agreements, of any one or more of the Borrowers and their Subsidiaries in an aggregate principal amount exceeding $20,000,000. For purposes of determining Material Indebtedness, the "obligations" of the Borrower or any Subsidiary in respect of any Swap Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that such Borrower or such Subsidiary would be required to pay if such Swap Agreement were terminated at such time.

            "Material Subsidiary" means (i) each Loan Party and (b) any other Subsidiary of Parent (other than Dura Automotive Systems Capital Trust) whose assets or annual revenues together with the assets or annual revenues, as the case may be, of its Subsidiaries constitute 5% or more of the total assets or annual revenues (on a pro forma basis for the most recently ended fiscal year) of Parent and its Subsidiaries on a consolidated basis.

            "Maturity Date" means the earliest of (a) May 3, 2010, (b) the date that is six months prior to the maturity of the 1999 Subordinated Notes if, at such time, any of the 1999 Subordinated Notes remain outstanding unless, at such time(and so long as thereafter), the Cash Availability Trigger less the amount outstanding under the 1999 Subordinated Notes at such date of determination exceeds $75,000,000 or (c) any earlier date on which the Revolving Commitments are reduced to zero or otherwise terminated pursuant to the terms hereof.

            "Maximum Liability" has the meaning assigned to such term in Section 10.10.

            "Moody's" means Moody's Investors Service, Inc.

            "Mortgages" means any mortgage, charge/mortgage of land, deed of trust or other agreement which conveys or evidences a Lien in favor of the Collateral Agent, for the benefit of the Collateral Agent and the Lenders, on real property of a Loan Party, including any amendment, modification or supplement thereto.

            "Multiemployer Plan" means a multiemployer plan as defined in
Section 4001(a)(3) of ERISA to which the U.S. Borrower contributes or would have any liability including liability on account of an ERISA Affiliate.

            "Net Cash Proceeds" means, if in connection with (a) an asset disposition, cash proceeds net of (i) commissions and other transaction costs, fees and expenses properly attributable to such transaction and payable by such Loan Party in connection therewith, (ii) transfer taxes, (iii) amounts payable to holders of senior Liens on such asset (to the extent such Liens constitute Permitted Liens hereunder), if any, (iv) an appropriate reserve for income taxes in accordance with GAAP established in connection therewith, and (v) reserves for normal course post-closing adjustments and indemnification obligations in connection with such transaction, (b) the issuance or incurrence of Indebtedness, cash proceeds net of attorneys' fees, investment banking fees, accountants' fees, underwriting discounts and commissions and other customary fees and expenses actually incurred in connection therewith or, (c) an equity issuance, cash proceeds net of underwriting discounts and commissions and other reasonable costs paid to non-Affiliates in connection therewith. "Net Cash Proceeds" shall include, without limitation, any other amounts received by a Loan Party which would otherwise be required to be applied to the prepayment of any Second Lien Obligations.

            "Net Income" means for any period, the consolidated net income (or loss) of Parent and its Subsidiaries for such period; provided that there shall be excluded therefrom (i) the income or loss of any Person which is not a Subsidiary (but any dividends or other distributions received in cash by Parent or any Subsidiary from such Person shall be included in determining Net Income) and (ii) compensation expense resulting from the issuance of capital stock, stock options or stock appreciation rights issued to employees, including officers, of Parent or any Subsidiary, or the exercise of such options or rights, in each case to the extent the obligation (if any) associated therewith is not expected to be settled by the payment of cash by Parent or any Affiliate of Parent.

            "Net Orderly Liquidation Value" means, with respect to Inventory or equipment of any Person, the orderly liquidation value thereof as reasonably determined in a manner acceptable to the Administrative Agent by an appraiser reasonably acceptable to the Administrative Agent, net of all costs of liquidation thereof; provided that with respect to equipment constituting Additional Canadian Eligible Equipment or Additional U.S. Eligible Equipment, the Net Orderly Liquidation Value thereof shall be deemed to be the Hard Costs of such equipment until such time, if any, as the Administrative Agent has requested and obtained an independent appraisal thereof.

            "1999 Subordinated Indenture" means that certain Indenture dated as of April 22, 1999 under which the 1999 Subordinated Notes are issued.

            "1999 Subordinated Notes" means the U.S. Borrower's 9% Senior Subordinated Notes due 2009.

            "Non-Consenting Lender" has the meaning assigned to such term in
Section 9.02(f).

            "Non-Paying Guarantor" has the meaning assigned to such term in
Section 10.11.

            "Obligated Party" has the meaning assigned to such term in Section 10.02.

            "Obligations" means all unpaid principal of and accrued and unpaid interest on the Loans, all LC Exposure, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations of the Loan Parties to the Lenders or to any Lender, the Agents or to any Agent, the Issuing Bank or any indemnified party arising under the Loan Documents.

            "Other Taxes" means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement.

            "Parent" has the meaning assigned to such term in the preamble hereto.

            "Participant" has the meaning set forth in Section 9.04.

            "Paying Guarantor" has the meaning assigned to such term in Section 10.11.

            "PBGC" means the United States Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

            "Permitted Discretion" means a determination made in good faith and in the exercise of commercially reasonable (from the perspective of a secured asset-based lender) business judgment.

            "Permitted Investments" means:

            (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

            (b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody's;

            (c) investments in certificates of deposit, banker's acceptances, time deposits, Eurodollar time deposits and overnight bank deposits maturing within twelve (12) months from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by any Lender, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000;

            (d) repurchase obligations with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above;

            (e) money market funds that (i) comply with the criteria set forth in Securities and Exchange Commission Rule 2a-7 under the Investment Company Act of 1940, (ii) are rated AAA by S&P and Aaa by Moody's and (iii) have portfolio assets of at least $5,000,000,000;

            (f) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A2 by Moody's;

            (g) securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by a Lender or any commercial bank satisfying the requirements of clause (c) of this definition;

            (h) money market mutual or similar funds that invest exclusively in assets satisfying the requirements of clauses (a) through (g) of this definition; and

            (i) investments with foreign governmental entities which are members of the OECD or foreign banks organized under the laws of countries which are members of the OECD similar to the investments set forth in clauses (a), (b),
(c) and (d) above, so long as such foreign bank has combined capital and surplus of a Dollar Equivalent or no less than $500,000,000.

            "Permitted Liens" means Liens permitted by Section 6.02.

            "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

            "Personal Property Security Act" means the Personal Property Security Act, any successor statute or other legislation relating to security in personal property generally, including accounts receivable, as adopted by and in effect from time to time in any province of Canada, as applicable, the laws of which are required by such legislation to be applied in connection with the issue, perfection, enforcement, validity or effect of security interests.

            "Plan" means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

            "Post-Closing Agreement" means that certain Post Closing Matters Agreement dated as of the date hereof, among the Loan Parties and the Agents, as the same may be amended, restated or otherwise modified from time to time.

            "Prime Rate" means the rate of interest per annum publicly announced from time to time by Chase as its prime rate; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

            "Projections" has the meaning assigned to such term in Section 5.01(f).

            "Protective Advance" has the meaning assigned to such term in
Section 2.05.

            "Register" has the meaning set forth in Section 9.04.

            "Related Parties" means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

            "Rent Reserve" means, with respect to any store, warehouse distribution center, regional distribution center or depot where any Canadian Eligible Inventory owned by the Canadian Borrower or any Eligible U.S. Inventory owned by the U.S. Borrower or any U.S. Subsidiary Guarantor (as applicable) subject to Liens arising by operation of law is located, a reserve equal to two
(2) months' rent at such store, warehouse distribution center, regional distribution center or depot.

            "Report" means reports prepared by the Administrative Agent or another Person showing the results of appraisals, field examinations or audits pertaining to the Borrowers' assets from information furnished by or on behalf of the Borrowers, after the Administrative Agent has exercised its rights of inspection pursuant to this Agreement, which Reports may be distributed to the Lenders by the Administrative Agent.

            "Required Lenders" means, at any time, U.S. Lenders having U.S. Revolving Commitments representing a majority of the Aggregate U.S. Revolving Commitment at such time or, if the Revolving Commitments of the Lenders have been terminated, Lenders representing a majority of the Aggregate Credit Exposure.

            "Requirement of Law" as to any Person, the Certificate of Incorporation and By-Laws (if applicable) or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

            "Reserves" means any and all Rent Reserves, Canadian Priority Payables Reserves, Canadian Inventory Reserves, U.S. Inventory Reserves, Canadian Dilution Reserves, U.S. Dilution Reserves, reserves for Swap Obligations (determined based upon the mark-to-market exposure (determined on a monthly basis or more frequently at Administrative Agent's reasonable discretion)), reserves for Environmental Liability (whether pending, threatened or existing) or material non-compliance with any Environmental Law which (in any case) could reasonably be expected to impair the value of any Canadian Eligible Real Property or U.S. Eligible Real Property in any material respect or result in any material liability to the owner thereof, and any and all other reserves which the Administrative Agent deems necessary to maintain in its Permitted Discretion and which are established on the Effective Date or are based on any Changed Circumstances.

            "Restricted Payment" means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in the Borrowers or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests in the Borrowers or any option, warrant or other right to acquire any such Equity Interests in the Borrowers.

            "Revolving Commitments" means the Canadian Revolving Subfacility Commitment and the U.S. Revolving Commitment.

            "Revolving Credit Exposure" means, with respect to any Revolving Lender at any time, the sum of such Revolving Lender's U.S. Revolving Credit Exposure and the Dollar Equivalent amount of its Canadian Revolving Subfacility Credit Exposure.

            "Revolving Lenders" means, as of any date of determination, Lenders having a Revolving Commitment.

            "Revolving Loan" means a U.S. Revolving Loan and/or a Canadian Revolving Loan.

            "S&P" means Standard & Poor's Ratings Services, a division of The McGraw Hill Companies, Inc.

            "Second Lien Agent" means the "Administrative Agent" under and as defined in the Second Lien Credit Agreement.

            "Second Lien Collateral Agent" means the "Collateral Agent" under and as defined in the Second Lien Credit Agreement.

            "Second Lien Collateral Documents" means the security agreements, the mortgages and each of the other agreements, instruments or documents that create or purport to create a Lien in favor of the Second Lien Collateral Agent for the benefit of the Second Lien Lenders, in each case as amended, restated, supplemented or otherwise modified from time to time in accordance with Section 6.08(c).

            "Second Lien Credit Agreement" means that certain Second Lien Credit Agreement dated as of the date hereof, among the U.S. Borrower, Second Lien Agent, Second Lien Collateral Agent, and the Second Lien Lenders, as amended, restated, supplemented or otherwise modified from time to time in accordance with Section 6.08(c).

            "Second Lien Lenders" means the "Lenders" under and as defined in the Second Lien Credit Agreement.

            "Second Lien Obligations" means the "Obligations" under and as defined in the Second Lien Credit Agreement.

            "Second Lien Term Loan" means the term loans advanced by the Second Lien Lenders pursuant to the Second Lien Credit Agreement in an initial aggregate principal amount of $150,000,000.

            "Secured Obligations" means all Obligations, together with (i) Banking Service Obligations and (ii) all Swap Obligations owing to one or more Lenders or their respective Affiliates; provided that at or prior to the time that any transaction relating to such Swap Obligation is executed (except for the existing Swap Obligations on the Effective Date), the Lender party thereto (other than Chase) shall have delivered written notice to the Administrative Agent that such a transaction has been entered into and that it constitutes a Secured Obligation entitled to the benefits of the Collateral Documents.

            "Security Agreement" means that certain Pledge and Security Agreement, dated as of the date hereof, between the Loan Parties and the Collateral Agent, for the benefit of the Collateral Agent and the Lenders, and any other pledge or security agreement entered into, after the date of this Agreement by any other Loan Party or any other Person (as required by this Agreement or any other Loan Document), as the same may be amended, restated or otherwise modified from time to time.

            "Settlement" has the meaning assigned to such term in Section
2.06(g).

            "Settlement Date" has the meaning assigned to such term in Section 2.06(g).

            "Statutory Reserve Rate" means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

            "Subordinated Indebtedness" of a Person means any Indebtedness of such Person the payment of which is subordinated to payment of the Secured Obligations to the reasonable satisfaction of the Administrative Agent, including without limitation, the Indebtedness under the 1999 Subordinated Notes.

            "subsidiary" means, with respect to any Person (the "parent") at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) the management of which is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

            "Subsidiary" means any subsidiary of the Parent, any Borrower or any other Loan Party, as applicable.

            "Supermajority Lenders" means, at any time, U.S. Lenders having U.S. Commitments representing at least 66-2/3% of the aggregate U.S. Revolving Commitments at such time or, if the Revolving Commitments of the Lenders have been terminated, Lenders representing 66-2/3% of the aggregate U.S. Credit Exposure.

            "Supporting Letter of Credit" means a standby letter of credit, in form and substance satisfactory to the Administrative Agent, issued by an issuer reasonably satisfactory to the Administrative Agent, in a stated amount equal to 103% of the LC Shortfall Amount.

            "Swap Agreement" means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrowers, or their Subsidiaries shall be a Swap Agreement.

            "Swap Obligations" of a Person means any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefore), under (a) any and all Swap Agreements, and (b) any and all cancellations, buy backs, reversals, terminations or assignments of any Swap Agreement transaction.

            "Swingline Loan" means a U.S. Swingline Loan and/or the Canadian Swingline Loan.

            "Taxes" means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

            "Transactions" means the execution, delivery and performance by the Borrowers of this Agreement, the borrowing of Loans and other credit extensions, the incurrence of the Second Lien Term Loan pursuant to the Second Lien Credit Agreement, the use of the proceeds hereof and thereof and the issuance of Letters of Credit hereunder.

            "Trust Preferred Securities" means the Convertible Trust Originated Preferred Securities issued by the Trust Preferred Stock Trust containing substantially the terms described in the Trust Preferred Stock Indenture.

            "Trust Preferred Stock Debentures" means the 7-1/2% Convertible Subordinated Debentures issued by Parent to the Trust Preferred Stock Trust containing substantially the terms described in the Trust Preferred Stock Indenture and relating to the Trust Preferred Securities.

            "Trust Preferred Stock Indenture" means the Prospectus dated March 16, 1998 for Dura Automotive Systems Capital Trust Convertible Trust Preferred Securities issued by the Trust Preferred Stock Trust.

            "Trust Preferred Stock Trust" means the Dura Automotive Systems Capital Trust, a special purpose Delaware business trust established by Parent, of which Parent holds all the common securities, which issued the Trust Preferred Securities, and which has lent to Parent (such loans being evidenced by the Trust Preferred Stock Debentures) the net proceeds of issuance and sale of the Trust Preferred Securities.

            "2002 Senior Indenture" means that certain Indenture dated as of April 18, 2002 between the U.S. Borrower and the trustee thereunder, pursuant to which the 2002 Senior Unsecured Notes are issued.

            "2002 Senior Unsecured Notes" means the 8-5/8% Senior Notes due 2012 issued or to be issued by U.S. Borrower pursuant to the 2002 Senior Indenture.

            "Type", when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate, the Alternate Base Rate, the Canadian Prime Rate or the Canadian Dollar LIBO Rate.

            "UCC" means the Uniform Commercial Code as in effect from time to time in the State of New York or any other state the laws of which are required to be applied in connection with the issue of perfection of security interests.

            "Unliquidated Obligations" means, at any time, any Secured Obligations (or portion thereof) that are contingent in nature or unliquidated at such time, including any Secured Obligation that is: (i) an obligation to reimburse a bank for drawings not yet made under a letter of credit issued by it; (ii) any other obligation (including any guarantee) that is contingent in nature at such time; or (iii) an obligation to provide collateral to secure any of the foregoing types of obligations.

            "U.S. Applicable Percentage" means, with respect to any U.S. Lender,
(a) with respect to U.S. Revolving Loans, LC Exposure, or U.S. Swingline Loans, a portion equal to a fraction the numerator of which is such U.S. Lender's U.S. Revolving Commitment and the denominator of which is the aggregate U.S. Revolving Commitments of all U.S. Revolving Lenders (if the U.S. Revolving Commitments have terminated or expired, the U.S. Applicable Percentages shall be determined based upon the U.S. Revolving Commitments most recently in effect, giving effect to any assignments pursuant to Section 9.04 hereof), (b) with respect to Protective Advances made to protect U.S. Lenders or with respect to the aggregate U.S. Revolving Credit Exposure prior to the Maturity Date, a portion equal to a fraction the numerator of which is such U.S. Lender's U.S. Revolving Commitment and the denominator of which is the aggregate U.S. Revolving Commitments of all U.S. Lenders, and (c) with respect to Protective Advances made to protect U.S. Lenders or with respect to the aggregate U.S. Revolving Credit Exposure after the Maturity Date, a portion equal to a fraction the numerator of which is such U.S. Lender's U.S. Revolving Credit Exposure and the denominator of which is the aggregate U.S. Revolving Credit Exposure.

            "U.S. Availability" means, at any time, an amount equal to the lesser of (a) the Available Revolving Commitment and (b) the U.S. Borrowing Base, minus the U.S. Revolving Credit Exposure of all U.S. Revolving Lenders.

            "U.S. Borrower" has the meaning ascribed to such term in the preamble hereto.

            "U.S. Borrowing Base" means, at any time, the sum of (a) 85% of the U.S. Borrower's and its U.S. Subsidiary Guarantors' Adjusted Eligible U.S. Accounts at such time, plus (b) Adjusted Available U.S. Inventory plus (c) the U.S. Fixed Asset Component minus, without duplication, (d) Reserves (excluding Reserves otherwise deducted in calculating Adjusted Available U.S. Inventory or Adjusted Eligible U.S. Accounts). The maximum amount of U.S. Borrower's and its U.S. Subsidiary Guarantors' Inventory which may be included as part of the U.S. Borrowing Base shall not exceed 50% of the aggregate U.S. Borrowing Base.

            "U.S. Borrowing Base Certificate" means a certificate, signed and certified as accurate and complete by a Financial Officer of the U.S. Borrower, in substantially the form of Exhibit C or another form which is reasonably acceptable to the Administrative Agent.

            "U.S. Dilution Factors" shall mean, without duplication, with respect to any period, the aggregate amount of all deductions, credit memos, returns, adjustments, allowances, bad debt write-offs and other non-cash credits which are recorded to reduce U.S. Borrower's and the U.S. Subsidiary Guarantors' Accounts in a manner consistent with current and historical accounting practices of the U.S. Borrower and the U.S. Subsidiary Guarantors, as applicable.

            "U.S. Dilution Ratio" shall mean, at any date, the amount (expressed as a percentage) equal to (a) the aggregate amount of the applicable U.S. Dilution Factors for the twelve (12) fiscal month period most recently ended divided by (b) total gross sales by the U.S. Borrower and the U.S. Subsidiary Guarantors for the twelve (12) fiscal month period most recently ended or such other amount as may be determined by the Administrative Agent in its reasonable discretion in the event the U.S. Borrower is unable to calculate dilution effectively in the manner contemplated.

            "U.S. Dilution Reserve" shall mean, at any date, (a) the amount (if any) by which the U.S. Dilution Ratio exceeds 5.00% multiplied by (b) the Eligible U.S. Accounts on such date. If the U.S. Dilution Ratio does not exceed 5.00%, the U.S. Dilution Reserve shall be zero.

            "U.S. Fixed Asset Component" means, at any time and with respect to the U.S. Borrower and the U.S. Subsidiary Guarantors, the lesser of (A) the Fixed Asset Sublimit (reduced on a Dollar-for-Dollar basis by the Dollar Equivalent of the Canadian Fixed Asset Component at such time) and (B) the sum of (i) 75% of the Net Orderly Liquidation Value of the Eligible U.S. Equipment (based on the then most recent independent appraisal thereof received by the Administrative Agent), plus (ii) 75% of the fair market value of the Eligible U.S. Real Property (based on the then most recent independent appraisal thereof received by the Administrative Agent), plus (iii) the lesser of (a) 90% of the value of the Eligible Aircraft as determined on a reasonable basis by the Administrative Agent and reasonably satisfactory to the Required Lenders (it being agreed that the value on the Effective Date is $6,750,000) and (b) $10,000,000.

            "U.S. Inventory Reserves" shall mean reserves against Eligible U.S. Inventory equal to the sum of the following:

            (a) a reserve determined by the Administrative Agent in its Permitted Discretion for shrink, or discrepancies that arise pertaining to Inventory quantities on hand between the U.S. Borrower's or the U.S. Subsidiary Guarantors' (as applicable) perpetual accounting system, and physical counts of the inventory, to the extent not recorded on the U.S. Borrower's and U.S. Subsidiary Guarantors' books and records;

            (b) a revaluation reserve whereby capitalized favorable variances shall be deducted from Eligible U.S. Inventory and unfavorable variances shall not be added to Eligible U.S. Inventory;

            (c) a lower of cost or market reserve for any differences between the U.S. Borrower's or the U.S. Subsidiary Guarantors' (as applicable) actual cost to produce versus its selling price to third parties; and

            (d) any other reserve as deemed appropriate by the Administrative Agent in its Permitted Discretion, from time to time based upon any Changed Circumstances.

            "U.S. Lenders" means the Persons listed as such on the Commitment Schedule and any other Person that shall have become a party hereto, in such capacity, pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption. Unless the context otherwise requires, the term "U.S. Lenders" includes the U.S. Swingline Lender.

            "U.S. Loans" means the collective reference to U.S. Revolving Loans, U.S. Swingline Loans and Protective Advances made on behalf of the U.S. Lenders.

            "U.S. Net Recovery Liquidation Rate" shall mean, at any time with respect to the U.S. Borrower's and U.S. Subsidiary Guarantors' domestic Inventory, the quotient (expressed as a percentage) of (i) the Net Orderly Liquidation Value of the U.S. Borrower's and U.S. Subsidiary Guarantors' domestic Inventory divided by (ii) the gross inventory cost of such Inventory, determined on the basis of the then most recently conducted inventory appraisal performed by an independent inventory appraisal firm reasonably satisfactory to the Administrative Agent.

            "U.S. Obligations" means all unpaid principal of and accrued and unpaid interest on the U.S. Loans, all LC Exposure, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations of the U.S. Borrower and the U.S. Subsidiary Guarantors to the U.S. Lenders or to any U.S. Lender, the Agents or to any Agent, the Issuing Bank or any indemnified party arising under the Loan Documents, but excluding any guaranty of the Canadian Obligations.

            "U.S. Revolving Commitment" means, with respect to each U.S. Revolving Lender, the commitment of such U.S. Revolving Lender to make U.S. Revolving Loans and to acquire participations in Letters of Credit, Protective Advances and U.S. Swingline Loans hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.10, (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to
Section 9.04 and (c) increased from time to time pursuant to Section 2.02(c). The initial amount of each U.S. Revolving Lender's Revolving Commitment is set forth on the Commitment Schedule, or in the Assignment and Assumption pursuant to which such U.S. Revolving Lender shall have assumed its U.S. Revolving Commitment, as applicable. The initial aggregate amount of the U.S. Revolving Lenders' U.S. Revolving Commitment is $175,000,000.

            "U.S. Revolving Credit Exposure" means, with respect to any U.S. Revolving Lender at any time, the sum of the outstanding principal amount of such U.S. Revolving Lender's U.S. Revolving Loans, its LC Exposure and an amount equal to its U.S. Applicable Percentage of the aggregate principal amount of U.S. Swingline Loans outstanding at such time.

            "U.S. Revolving Lenders" means, as of any date of determination, Lenders having a U.S. Revolving Commitment.

            "U.S. Revolving Loan" means a Loan made pursuant to Section 2.02(a).

            "U.S. Subsidiary Guarantors" shall mean Domestic Subsidiaries which have Guaranteed the Secured Obligations.

            "U.S. Swingline Lender" means JPMorgan Chase Bank, N.A., in its capacity as Lender of U.S. Swingline Loans hereunder.

            "U.S. Swingline Loan" means a Loan made pursuant to Section 2.06
(a).

            "Withdrawal Liability" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

            SECTION 1.02. Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a "Revolving Loan") or by Type (e.g., a "Eurodollar Loan") or by Class and Type (e.g., a "Eurodollar Revolving Loan"). Borrowings also may be classified and referred to by Class (e.g., a "Revolving Borrowing") or by Type (e.g., a "Eurodollar Borrowing") or by Class and Type (e.g., a "Eurodollar Revolving Borrowing").

            SECTION 1.03. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words "asset" and

"property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

            SECTION 1.04. Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrowers notify the Administrative Agent that the Borrowers request an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrowers that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

                                   ARTICLE II

II.   THE CREDITS

            SECTION 2.01. The Facility. Subject to the terms and conditions set forth herein, each U.S. Lender agrees to make U.S. Revolving Loans to the U.S. Borrower and each Canadian Lender agrees to make Canadian Revolving Loans to the Canadian Borrower from time to time during the Availability Period in an aggregate principal amount that will not result in (i) such U.S. Lender's U.S. Revolving Credit Exposure exceeding such U.S. Lender's U.S. Revolving Commitment, (ii) such Canadian Lender's Canadian Revolving Subfacility Credit Exposure exceeding such Canadian Lender's Canadian Revolving Subfacility Commitment or (iii) the sum of the Dollar Equivalent of the total Credit Exposures exceeding the Aggregate U.S. Commitment; it being agreed that the Aggregate Canadian Commitment is a sub-facility of the Aggregate U.S. Commitment. The Issuing Bank will issue Letters of Credit hereunder on the terms and conditions set forth below. The Aggregate Commitment shall be composed of Revolving Loans, Swingline Loans, Protective Advances, and Letters of Credit as set forth below.

            SECTION 2.02. Revolving Loans. (a) U.S. Revolving Loans. Subject to the terms and conditions set forth herein, each U.S. Revolving Lender agrees to make U.S. Revolving Loans to the U.S. Borrower in Dollars from time to time during the Availability Period in an aggregate principal amount that will not result in (i) such U.S. Lender's U.S. Revolving Credit Exposure exceeding such U.S. Lender's U.S. Revolving Commitment or (ii) the total U.S. Revolving Credit Exposures exceeding the lesser of (x) the sum of the total U.S. Revolving Commitments of the U.S. Revolving Lenders (less the total Canadian Revolving Subfacility Credit Exposure) or (y) the U.S. Borrowing Base, subject to the Administrative Agent's authority, in its sole discretion, to make Protective Advances pursuant to the terms of Section 2.05. Within the foregoing limits and subject to the terms and conditions set forth herein, the U.S. Borrower may borrow, prepay and reborrow U.S. Revolving Loans.

            (b) Canadian Revolving Loans. Subject to the terms and conditions set forth herein, each Canadian Revolving Lender agrees to make Canadian Revolving Loans in Canadian Dollars to the Canadian Borrower from time to time during the Availability Period in an aggregate principal amount that will not result in (i) such Canadian Lender's Canadian Revolving Subfacility Credit Exposure exceeding such Canadian Lender's Canadian Revolving Subfacility Commitment or (ii) the total Canadian Revolving Subfacility Credit Exposures exceeding the lesser of (x) the sum of the total Canadian Revolving Subfacility Commitments of the Canadian Revolving Lenders or (y) the Canadian Borrowing Base, subject to the Administrative Agent's authority, in its sole discretion, to make Protective Advances pursuant to the terms of Section 2.05. Within the foregoing limits and subject to the terms and conditions set forth herein, the Canadian Borrower may borrow, prepay and reborrow Canadian Revolving Loans.

            (c) Commitment Increase. From time to time after the Effective Date, the U.S. Revolving Commitments may be increased (but in no event in excess of $50,000,000 in the aggregate for all such increases) (the "Commitment Increase Cap") such that the aggregate U.S. Revolving Commitments shall at no time exceed $225,000,000 (any such increase, a "Commitment Increase") at the option of the U.S. Borrower pursuant to delivery of written notice of a proposed Commitment Increase to the Administrative Agent if each of the following conditions have been met:

                        (i) No Event of Default shall exist;

                        (ii) No Commitment Increase may be in an amount less than $10,000,000;

                        (iii) The proposed Commitment Increase has been consented to in writing by Administrative Agent and each U.S. Lender who is increasing its U.S. Revolving Commitment;

                        (iv) the proposed Commitment Increase, together with any prior Commitment Increase, shall not exceed the Commitment Increase Cap; and

                        (v) Administrative Agent shall have received amendments to this Agreement and the Loan Documents, joinders, and all other promissory notes, agreements, documents and instruments reasonably satisfactory to Administrative Agent in its reasonable discretion evidencing and setting forth the conditions of the Commitment Increase.

            Each of Borrowers, Lenders and Administrative Agent acknowledge and agree that each Commitment Increase meeting the conditions set forth in this
Section 2.02(c) shall not require the consent of any Lender other than those U.S. Lenders, if any, which have agreed to increase their U.S. Revolving Commitments in connection with such proposed Commitment Increase.

            (d) Maximum Aggregate Credit Exposure. Notwithstanding any other provisions of this Agreement to the contrary, the Borrowers shall not be entitled to request any Revolving Loan, Swingline Loan or Letter of Credit if, after giving effect to the making of such Loan or the issuance of such Letter of Credit, the Aggregate Credit Exposure would exceed the Aggregate U.S. Commitment.

            SECTION 2.03. Loans and Borrowings. (a) Each U.S. Revolving Loan shall be made as part of a Borrowing consisting of U.S. Revolving Loans made by the U.S. Revolving Lenders ratably in accordance with their respective U.S. Revolving Commitments. Each Canadian Revolving Loan shall be made as part of a Borrowing consisting of Canadian Revolving Loans made by the Canadian Revolving Lenders ratably in accordance with their respective Canadian Revolving Subfacility Commitment. Any Protective Advance shall be made in accordance with the procedures set forth in Section 2.05.

            (b) Subject to Section 2.15, (i) each Revolving Borrowing of U.S. Revolving Loans shall be comprised entirely of ABR Loans or Eurodollar Loans as the U.S. Borrower may request in accordance herewith and (ii) each Revolving Borrowing of Canadian Revolving Loans shall be comprised entirely of Canadian Prime Rate Loans or Canadian Dollar LIBO Loans as the Canadian Borrower may request in accordance herewith. Each U.S. Swingline Loan shall be an ABR Loan. Each U.S. Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such U.S. Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the U.S. Borrower to repay such Loan in accordance with the terms of this Agreement. Each Canadian Swingline Loan shall be a Canadian Prime Rate Loan. Each Canadian Lender at its option may make any

Canadian Dollar LIBO Loan by causing any domestic or foreign branch or Affiliate of such Canadian Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Canadian Borrower to repay such Loan in accordance with the terms of this Agreement and provided that such branch or Affiliate qualifies as a Canadian Resident Lender.

            (c) At the time that each ABR Revolving Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $1,000,000; provided that an ABR Revolving Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total U.S. Revolving Commitments or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.07(e). Each U.S. Swingline Loan shall be in an amount that is an integral multiple of $500,000 and not less than $500,000. Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of seven (7) Eurodollar Revolving Borrowings outstanding. At the time that each Canadian Dollar LIBO Revolving Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of C$1,000,000 and not less than C$1,000,000; provided that a Canadian Dollar LIBO Revolving Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Canadian Revolving Subfacility Commitments. Each Canadian Swingline Loan shall be in an amount that is an integral multiple of C$500,000 and not less than C$500,000. Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of four (4) Canadian Dollar LIBO Revolving Borrowings outstanding.

            (d) Notwithstanding any other provision of this Agreement, the Borrowers shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

            SECTION 2.04. Requests for Revolving Borrowings. To request a Revolving Borrowing, the applicable Borrower (U.S. Revolving Loans shall be requested by U.S. Borrower and Canadian Revolving Loans shall be requested by Canadian Borrower) shall notify the Administrative Agent of such request either in writing (delivered by hand or facsimile) in a form approved by the Administrative Agent and signed by the applicable Borrower or by telephone (a) in the case of a Eurodollar Borrowing or a Canadian Dollar LIBO Rate Borrowing, not later than 12:00 noon, New York City time, three Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing or a Canadian Prime Rate Borrowing, not later than 12:00 noon, New York City time, on the date of the proposed Borrowing; provided that any such notice of an ABR Revolving Borrowing to finance the reimbursement of an LC Disbursement as contemplated by Section 2.07(e) shall be given not later than 12:00 noon, New York City time, on the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or facsimile to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by the applicable Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

                        (i) the aggregate amount of the requested Borrowing and a breakdown of the separate wires comprising such Borrowing;

                        (ii) the date of such Borrowing, which shall be a Business Day;

                        (iii) whether such Borrowing is to be an ABR Borrowing, a Eurodollar Borrowing, a Canadian Prime Rate Borrowing or a Canadian Dollar LIBO Rate Borrowing; and

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

                        (iv) in the case of a Eurodollar Borrowing and a Canadian Dollar LIBO Rate Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term "Interest Period."

If no election as to the Type of Revolving Borrowing is specified, then the requested Revolving Borrowing shall be an ABR Borrowing or Canadian Prime Rate Borrowing, as applicable. If no Interest Period is specified with respect to any requested Eurodollar Revolving Borrowing or Canadian Dollar LIBO Revolving Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month's or 30 day's duration, as applicable. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender's Loan to be made as part of the requested Borrowing.

            SECTION 2.05. Protective Advances. (a) Subject to the limitations set forth below, the Administrative Agent is authorized by the Borrowers and the Lenders, from time to time in the Administrative Agent's sole discretion (but shall have absolutely no obligation to), to make Loans to the U.S. Borrower, on behalf of all U.S. Revolving Lenders, or to make Loans to the Canadian Borrower, on behalf of the Canadian Lenders, which the Administrative Agent, in its Permitted Discretion, deems necessary or desirable (i) to preserve or protect the Collateral, or any portion thereof, (ii) to enhance the likelihood of, or maximize the amount of, repayment of the Loans and other Obligations, or (iii) to pay any other amount chargeable to or required to be paid by the applicable Borrower pursuant to the terms of this Agreement, including payments of principal, interest, LC Disbursements, fees, premiums, reimbursable expenses (including costs, fees, and expenses as described in Section 9.03) and other sums payable under the Loan Documents (any of such Loans are herein referred to as "Protective Advances"), provided that at no time shall such Protective Advances cause (A) the Aggregate Credit Exposure to exceed the Aggregate Commitments, (B) the aggregate U.S. Credit Exposure to exceed the aggregate U.S. Revolving Commitments or (C) the aggregate Canadian Credit Exposure to exceed the aggregate Canadian Revolving Subfacility Commitments; provided further that, the aggregate amount of Protective Advances outstanding at any time, which were made pursuant to clauses (i) and (ii) above, shall not at any time exceed $17,500,000. Protective Advances may be made even if the conditions precedent set forth in Section 4.02 have not been satisfied. The Protective Advances made to the Canadian Borrower on behalf of the Canadian Lenders shall be secured by the Liens in favor of the Collateral Agent in and to the Collateral and shall constitute Canadian Obligations hereunder, and the Protective Advances made to the U.S. Borrower on behalf of the U.S. Lenders shall be secured by the Liens in favor of the Collateral Agent in and to the Collateral owned by the U.S. Borrower and the U.S. Subsidiary Guarantors (and such other Loan Parties to the extent such other Loan Parties have granted Liens to secure the U.S. Obligations) and shall constitute U.S. Obligations hereunder. All Protective Advances made to the Canadian Borrower on behalf of the Canadian Lenders shall be Canadian Prime Rate Borrowings and all Protective Advances made to the U.S. Borrower on behalf of the U.S. Lenders shall be ABR Borrowings. The Administrative Agent's authorization to make Protective Advances may be revoked at any time by the Required Lenders. Any such revocation must be in writing and shall become effective prospectively upon the Administrative Agent's receipt thereof. At any time that there is sufficient Canadian Availability or U.S. Availability and the conditions precedent set forth in Section 4.02 have been satisfied, the Administrative Agent may request the Canadian Revolving Lenders or U.S. Revolving Lenders, as applicable, to make a Canadian Revolving Loan or U.S. Revolving Loan, as applicable, to repay a Protective Advance. At any other time the Administrative Agent may require the applicable Canadian Revolving Lenders or U.S. Revolving Lenders to fund their risk participations described in
Section 2.05(b).

            (b) Upon the making of a Protective Advance by the Administrative Agent (whether before or after the occurrence of a Default), each Canadian Revolving Lender and/or U.S. Revolving Lender, as applicable, shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably purchased from the Administrative Agent without recourse or warranty, an undivided interest and participation in such Protective Advance in proportion to its Canadian Applicable Percentage or U.S. Applicable Percentage of the aggregate Canadian Revolving Subfacility Commitments or aggregate U.S. Revolving Commitments, as applicable. From and after the date, if any, on which any Lender is required to fund its participation in any Protective Advance purchased hereunder, the Administrative Agent shall promptly distribute to such Lender, such Lender's Canadian Applicable Percentage or U.S. Applicable Percentage, as applicable, of all payments of principal and interest and all proceeds of Collateral received by the Administrative Agent in respect of such Protective Advance.

            SECTION 2.06. Swingline Loans. (a) Subject to the terms and conditions set forth herein, the U.S. Swingline Lender agrees to make U.S. Swingline Loans to the U.S. Borrower from time to time during the Availability Period, in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding U.S. Swingline Loans exceeding $25,000,000 or (ii) the sum of the total U.S. Revolving Credit Exposures exceeding the lesser of (x) the total U.S. Revolving Commitments (less the total Canadian Revolving Subfacility Exposure) and (y) the U.S. Borrowing Base; provided that the U.S. Swingline Lender shall not be required to make a U.S. Swingline Loan to refinance an outstanding U.S. Swingline Loan. Within the foregoing limits and subject to the terms and conditions set forth herein, the U.S. Borrower may borrow, prepay and reborrow U.S. Swingline Loans. To request a U.S. Swingline Loan, the U.S. Borrower shall notify the Administrative Agent of such request by telephone (confirmed by facsimile), not later than 12:00 noon, New York City time, on the day of a proposed U.S. Swingline Loan. Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business Day) and amount of the requested U.S. Swingline Loan. The Administrative Agent will promptly advise the U.S. Swingline Lender of any such notice received from the U.S. Borrower. The U.S. Swingline Lender shall make each U.S. Swingline Loan available to the U.S. Borrower by means of a credit to the Funding Accounts (and in the case of repayment of another Loan or fees or expenses as provided by Section 2.19(c), by remittance to the Administrative Agent to be distributed to the applicable U.S. Lenders) by 3:00 p.m., New York City time, on the requested date of such U.S. Swingline Loan.

            (b) Subject to the terms and conditions set forth herein, the Canadian Swingline Lender agrees to make Canadian Swingline Loans to the Canadian Borrower from time to time during the Availability Period, in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding Canadian Swingline Loans exceeding $10,000,000 or (ii) the sum of the total Canadian Revolving Subfacility Credit Exposures exceeding the lesser of (x) the total Canadian Revolving Subfacility Commitments and (y) the Canadian Borrowing Base; provided that the Canadian Swingline Lender shall not be required to make a Canadian Swingline Loan to refinance an outstanding Canadian Swingline Loan. Within the foregoing limits and subject to the terms and conditions set forth herein, the Canadian Borrower may borrow, prepay and reborrow Canadian Swingline Loans. To request a Canadian Swingline Loan, the Canadian Borrower shall notify the Administrative Agent of such request by telephone (confirmed by facsimile), not later than 12:00 noon, New York City time, on the day of a proposed Canadian Swingline Loan. Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business Day) and amount of the requested Canadian Swingline Loan. The Administrative Agent will promptly advise the Canadian Swingline Lender of any such notice received from the Canadian Borrower. The Canadian Swingline Lender shall make each Canadian Swingline Loan available to the Canadian Borrower by means of a credit to the Funding Accounts (or, in the case of a Canadian Swingline Loan made to finance the reimbursement of an LC Disbursement as provided in Section 2.07(e), by remittance to the Issuing Bank, and in the case of repayment of another Canadian Loan or fees or expenses as provided by Section 2.19(c), by remittance to the Administrative Agent to be distributed to the applicable Lenders) by 3:00 p.m., New York City time, on the requested date of such Canadian Swingline Loan.

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

            (c) The U.S. Swingline Lender may by written notice given to the Administrative Agent not later than 10:00 a.m., New York City time, on any Business Day require the U.S. Revolving Lenders to acquire participations on such Business Day in all or a portion of the U.S. Swingline Loans outstanding. Such notice shall specify the aggregate amount of U.S. Swingline Loans in which U.S. Revolving Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each U.S. Revolving Lender, specifying in such notice such Lender's U.S. Applicable Percentage of such U.S. Swingline Loan or Loans. Each U.S. Revolving Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of the U.S. Swingline Lender, such Lender's U.S. Applicable Percentage of such U.S. Swingline Loan or Loans. Each U.S. Revolving Lender acknowledges and agrees that its obligation to acquire participations in U.S. Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of an Event of Default or reduction or termination of the Revolving Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each U.S. Revolving Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in
Section 2.08 with respect to Loans made by such U.S. Revolving Lender (and
Section 2.08 shall apply, mutatis mutandis, to the payment obligations of the U.S. Lenders), and the Administrative Agent shall promptly pay to the U.S. Swingline Lender the amounts so received by it from the U.S. Revolving Lenders. The Administrative Agent shall notify the U.S. Borrower of any participations in any U.S. Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such U.S. Swingline Loan shall be made to the Administrative Agent and not to the U.S. Swingline Lender. Any amounts received by the U.S. Swingline Lender from the U.S. Borrower (or other party on behalf of the U.S. Borrower) in respect of a U.S. Swingline Loan after receipt by the U.S. Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the U.S. Revolving Lenders that shall have made their payments pursuant to this paragraph and to the U.S. Swingline Lender, as their interests may appear; provided that any such payment so remitted shall be repaid to the U.S. Swingline Lender or to the Administrative Agent, as applicable, if and to the extent such payment is required to be refunded to the U.S. Borrower for any reason. The purchase of participations in a U.S. Swingline Loan pursuant to this paragraph shall not relieve the U.S. Borrower of any default in the payment thereof.

            (d) The Canadian Swingline Lender may by written notice given to the Administrative Agent not later than 10:00 a.m., New York City time, on any Business Day require the Canadian Revolving Lenders to acquire participations on such Business Day in all or a portion of the Canadian Swingline Loans outstanding. Such notice shall specify the aggregate amount of Canadian Swingline Loans in which Canadian Revolving Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Canadian Revolving Lender, specifying in such notice such Lender's Canadian Applicable Percentage of such Canadian Swingline Loan or Loans. Each Canadian Revolving Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of the Canadian Swingline Lender, such Lender's Canadian Applicable Percentage of such Canadian Swingline Loan or Loans. Each Canadian Revolving Lender acknowledges and agrees that its obligation to acquire participations in Canadian Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of an Event of Default or reduction or termination of the Revolving Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Canadian Revolving Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.08 with respect to Loans made by such Canadian Revolving Lender (and Section 2.08 shall apply, mutatis mutandis, to the payment obligations of the

Canadian Lenders), and the Administrative Agent shall promptly pay to the Canadian Swingline Lender the amounts so received by it from the Canadian Revolving Lenders. The Administrative Agent shall notify the Canadian Borrower of any participations in any Canadian Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Canadian Swingline Loan shall be made to the Administrative Agent and not to the Canadian Swingline Lender. Any amounts received by the Canadian Swingline Lender from the Canadian Borrower (or other party on behalf of the Canadian Borrower) in respect of a Canadian Swingline Loan after receipt by the Canadian Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Canadian Revolving Lenders that shall have made their payments pursuant to this paragraph and to the Canadian Swingline Lender, as their interests may appear; provided that any such payment so remitted shall be repaid to the Canadian Swingline Lender or to the Administrative Agent, as applicable, if and to the extent such payment is required to be refunded to the Canadian Borrower for any reason. The purchase of participations in a Canadian Swingline Loan pursuant to this paragraph shall not relieve the Canadian Borrower of any default in the payment thereof.

            (e) Upon the making of a U.S. Swingline Loan (whether before or after the occurrence of a Default and regardless of whether a Settlement has been requested with respect to such U.S. Swingline Loan), each U.S. Revolving Lender shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably purchased from the U.S. Swingline Lender, without recourse or warranty, an undivided interest and participation in such U.S. Swingline Loan in proportion to its U.S. Applicable Percentage of the U.S. Revolving Commitment. The U.S. Swingline Lender may, at any time, require the U.S. Revolving Lenders to fund their participations. From and after the date, if any, on which any U.S. Revolving Lender is required to fund its participation in any U.S. Swingline Loan purchased hereunder, the Administrative Agent shall promptly distribute to such U.S. Revolving Lender, such U.S. Revolving Lender's U.S. Applicable Percentage of all payments of principal and interest and all proceeds of Collateral received by the Administrative Agent in respect of such Loan.

            (f) Upon the making of a Canadian Swingline Loan (whether before or after the occurrence of a Default and regardless of whether a Settlement has been requested with respect to such Canadian Swingline Loan), each Canadian Revolving Lender shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably purchased from the Canadian Swingline Lender, without recourse or warranty, an undivided interest and participation in such Canadian Swingline Loan in proportion to its Canadian Applicable Percentage of the Canadian Revolving Subfacility Commitment. The Canadian Swingline Lender may, at any time, require the Canadian Revolving Lenders to fund their participations. From and after the date, if any, on which any Canadian Revolving Lender is required to fund its participation in any Canadian Swingline Loan purchased hereunder, the Administrative Agent shall promptly distribute to such Canadian Lender, such Canadian Lender's Canadian Applicable Percentage of all payments of principal and interest and all proceeds of Collateral received by the Administrative Agent in respect of such Loan.

            (g) The Administrative Agent, on behalf of the Canadian Swingline Lender or U.S. Swingline Lender, as applicable, shall request settlement (a "Settlement") with the Canadian Revolving Lenders or U.S. Revolving Lenders, as applicable on at least a weekly basis or on any date that the Administrative Agent elects, by notifying the Canadian Revolving Lenders or U.S. Revolving Lenders, as applicable, of such requested Settlement by facsimile, telephone, or e-mail no later than 11:00 a.m., New York City time, on the date of such requested Settlement (the "Settlement Date"). Each Canadian Revolving Lender or U.S. Revolving Lender (other than the Canadian Swingline Lender or U.S. Swingline Lender, as applicable, in the case of the Swingline Loans) shall transfer the amount of such Canadian Revolving Lenders or U.S. Revolving Lender's Canadian Applicable Percentage or U.S. Applicable Percentage, as applicable, of the outstanding principal amount of the applicable Loan with respect to which Settlement is requested to the Administrative Agent, to such account of the Administrative Agent as the Administrative Agent may designate, not later than 10:00 a.m., New York City time, on the Business Day after such Settlement Date. Settlements may occur during the existence of a Default and whether or not the applicable conditions precedent set forth in Section 4.02 have then been satisfied. Such amounts transferred to the Administrative Agent shall be applied against the amounts of the Canadian Swingline Lender's or U.S. Swingline Lender's Swingline Loans, as applicable, and, together with Canadian Swingline Lender or U.S. Swingline Lender's Canadian Applicable Percentage or U.S. Applicable Percentage of such Canadian Swingline Loan or U.S. Swingline Loan, as applicable, shall constitute Canadian Revolving Loans or U.S. Revolving Loans of such Canadian Revolving Lenders or U.S. Revolving Lenders, respectively. If any such amount is not transferred to the Administrative Agent by any applicable Revolving Lender on such Settlement Date, the applicable Swingline Lender shall be entitled to recover such amount on demand from such applicable Lender together with interest thereon as specified in Section 2.08.

            SECTION 2.07. Letters of Credit. (a) General. Subject to the terms and conditions set forth herein, the U.S. Borrower may request the issuance of Letters of Credit for its own account, in a form reasonably acceptable to the Administrative Agent and the Issuing Bank, at any time and from time to time during the Availability Period. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the U.S. Borrower to, or entered into by the U.S. Borrower with, the Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

            (b) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the U.S. Borrower shall hand deliver or facsimile (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing Bank) to the Issuing Bank and the Administrative Agent (prior to 12:00 noon, New York City time, at least three Business Days prior to the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the Issuing Bank, the U.S. Borrower also shall submit a letter of credit application on the Issuing Bank's standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the U.S. Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the LC Exposure shall not exceed $50,000,000, (ii) the total Revolving Credit Exposures shall not exceed the lesser of the total U.S. Revolving Commitments and the U.S. Borrowing Base and (iii) the form of such requested Letter of Credit is satisfactory to the Issuing Bank and the Administrative Agent.

            (c) Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension), provided that any Letter of Credit with a one-year term may provide for the renewal thereof for additional one-year periods (which shall in no event extend beyond the date referred to in clause (ii) below) and (ii) the date that is five Business Days prior to the Maturity Date.

            (d) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Bank or the U.S. Revolving Lenders, the Issuing Bank hereby grants to each U.S. Revolving Lender, and each U.S. Revolving Lender hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such U.S. Revolving Lender's U.S. Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each U.S. Revolving Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, such U.S. Revolving Lender's U.S. Applicable Percentage of each LC Disbursement made by the Issuing Bank and not reimbursed by the U.S. Borrower on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the U.S. Borrower for any reason. Each U.S. Revolving Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default, Event of Default or reduction or termination of the U.S. Revolving Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

            (e) Reimbursement. If the Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the U.S. Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 12:00 noon, New York City time, on the date that such LC Disbursement is made, if the U.S. Borrower shall have received notice of such LC Disbursement prior to 10:00 a.m., New York City time, on such date, or, if such notice has not been received by the U.S. Borrower prior to such time on such date, then not later than 12:00 noon, New York City time, on the Business Day immediately following the day that the U.S. Borrower receives such notice; provided that, if such LC Disbursement is not less than $100,000, the U.S. Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.04 or 2.06 that such payment be financed with an ABR Revolving Borrowing or U.S. Swingline Loan in an equivalent amount and, to the extent so financed, the U.S. Borrower's obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Borrowing or Swingline Loan. If the U.S. Borrower fails to make such payment when due, the Administrative Agent shall notify each U.S. Revolving Lender of the applicable LC Disbursement, the payment then due from the U.S. Borrower in respect thereof and such U.S. Revolving Lender's U.S. Applicable Percentage thereof. Promptly following receipt of such notice, each U.S. Revolving Lender shall pay to the Administrative Agent its U.S. Applicable Percentage of the payment then due from the U.S. Borrower, in the same manner as provided in
Section 2.08 with respect to Loans made by such U.S. Revolving Lender (and
Section 2.08 shall apply, mutatis mutandis, to the payment obligations of the U.S. Revolving Lenders), and the Administrative Agent shall promptly pay to the Issuing Bank the amounts so received by it from the U.S. Revolving Lenders. Promptly following receipt by the Administrative Agent of any payment from the U.S. Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the Issuing Bank or, to the extent that U.S. Revolving Lenders have made payments pursuant to this paragraph to reimburse the Issuing Bank, then to such U.S. Revolving Lenders and the Issuing Bank as their interests may appear. Any payment made by a U.S. Revolving Lender pursuant to this paragraph to reimburse the Issuing Bank for any LC Disbursement (other than the funding of ABR Revolving Loans or a Swingline Loan as contemplated above) shall not constitute a Revolving Loan and shall not relieve the U.S. Borrower of its obligation to reimburse such LC Disbursement.

            (f) Obligations Absolute. The U.S. Borrower's obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein or herein,
(ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the Issuing Bank under a

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

Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the U.S. Borrower's obligations hereunder. Neither the Administrative Agent, the U.S. Revolving Lenders nor the Issuing Bank, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank; provided that the foregoing shall not be construed to excuse the Issuing Bank from liability to the U.S. Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the U.S. Borrower to the extent permitted by applicable law) suffered by the U.S. Borrower that are caused by the Issuing Bank's failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of the Issuing Bank, the Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and refuse to make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

            (g) Disbursement Procedures. The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall promptly notify the Administrative Agent and the U.S. Borrower by telephone (confirmed by facsimile) of such demand for payment and whether the Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the U.S. Borrower of its obligation to reimburse the Issuing Bank and the U.S. Revolving Lenders with respect to any such LC Disbursement.

            (h) Interim Interest. If the Issuing Bank shall make any LC Disbursement, then, unless the U.S. Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the U.S. Borrower reimburses such LC Disbursement, at the rate per annum then applicable to ABR Revolving Loans; provided that, if the U.S. Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section, then Section 2.14(f) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the Issuing Bank, except that interest accrued on and after the date of payment by any U.S. Revolving Lender pursuant to paragraph (e) of this Section to reimburse the Issuing Bank shall be for the account of such Lender to the extent of such payment.

            (i) Replacement of the Issuing Bank. The Issuing Bank may be replaced at any time by written agreement among the U.S. Borrower, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the U.S. Revolving Lenders of any such replacement of the Issuing Bank. At the time any such replacement shall become effective, the U.S. Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.13(b). From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term "Issuing Bank" shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

            (j) Cash Collateralization.

                        (i) If the maturity of the Loans has been accelerated, the U.S. Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the U.S. Revolving Lenders (the "LC Collateral Account"), an amount in cash equal to 103% of the LC Shortfall as of such date; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to either Borrower described in clause (h) or (i) of Article VII. Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the Secured Obligations. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account and the U.S. Borrower hereby grants the Administrative Agent a security interest in the LC Collateral Account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the U.S. Borrower's risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the U.S. Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of U.S. Revolving Lenders with LC Exposure representing greater than 50% of the total LC Exposure), be applied to satisfy other Secured Obligations in accordance with the terms of this Agreement. If the U.S. Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence and continuance of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the U.S. Borrower within three Business Days after all such Events of Defaults have been cured or waived, unless needed to satisfy Section 2.07(j)(ii).

                        (ii) If, notwithstanding the provisions of this Section 2.07, any Letter of Credit is outstanding on the Maturity Date, then on such date the U.S. Borrower shall deposit with the Administrative Agent, for the benefit of the Administrative Agent and the U.S. Revolving Lenders, with respect to all LC Exposure, as the Administrative Agent in its discretion shall specify, either (i) a Supporting Letter of Credit (under which the Administrative Agent is entitled to draw amounts necessary to reimburse the Issuing Bank for LC Disbursements for which it has not been reimbursed and any fees and expenses associated with such outstanding Letter of Credit), or (ii) cash, in immediately available funds, in an amount equal to 103% of the LC Shortfall Amount to be held in the LC Collateral Account. Such Supporting Letter of Credit or deposit of cash shall be held by the Administrative Agent, for the benefit of the U.S. Revolving Lenders, as collateral for the payment and performance of the obligations of the U.S. Borrower under any such Letter of Credit remaining outstanding.

            SECTION 2.08. Funding of Borrowings. (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 1:00 p.m., New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders in an amount equal to such Lender's U.S. Applicable Percentage or Canadian Applicable Percentage, as applicable; provided that, Swingline Loans shall be made as provided in Section 2.06. The Administrative Agent will make such Loans available to the applicable Borrower by promptly crediting the amounts so received, in like funds, to the Funding Accounts; provided that ABR Revolving Loans made to finance the reimbursement of
(i) an LC Disbursement as provided in Section 2.07(e) shall be remitted by the Administrative Agent to the Issuing Bank and (ii) a Protective Advance shall be retained by the Administrative Agent.

            (b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed funding of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent (a "Defaulting Lender"), then the applicable Lender and the applicable Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the applicable Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate, the Administrative Agent's cost of funds and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate applicable to ABR Loans or Canadian Prime Rate Loans, as applicable. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Loan included in such Borrowing. The Administrative Agent shall not be obligated to transfer to a Defaulting Lender any payments made by the applicable Borrower to the Administrative Agent for the Defaulting Lender's benefit, and, in the absence of such transfer to the Defaulting Lender, the Administrative Agent shall transfer any such payments to each other non-Defaulting Lender ratably in accordance with their U.S. Applicable Percentage or Canadian Applicable Percentage, as applicable, of the U.S. Revolving Commitments or Canadian Revolving Subfacility Commitments, as applicable (but only to the extent that such Defaulting Lender's Borrowing was funded by the other U.S. Revolving Lenders or Canadian Revolving Lenders, as applicable) or, if so directed by the applicable Borrower and if no Default has occurred and is continuing (and to the extent such Defaulting Lender's Borrowing was not funded by the other U.S. Revolving Lenders or Canadian Revolving Lenders), retain the same to be re-advanced to the applicable Borrower as if such Defaulting Lender had made Loans to the applicable Borrower. Subject to the foregoing, the Administrative Agent may hold and, in its Permitted Discretion, setoff such Defaulting Lender's funding shortfall against that Defaulting Lender's U.S. Applicable Percentage or Canadian Applicable Percentage, as applicable, of all payments received from the applicable Borrower or re-lend to the applicable Borrower for the account of such Defaulting Lender the amount of all such payments received and retained by the Administrative Agent for the account of such Defaulting Lender. Until a Defaulting Lender cures its failure to fund its U.S. Applicable Percentage or Canadian Applicable Percentage, as applicable, of any Borrowing (i) solely for the purposes of voting or consenting to matters with respect to the Loan Documents, such Defaulting Lender shall be deemed not to be a "Lender" and such Defaulting Lender's U.S. Revolving Loan Commitment or Canadian Revolving Loan Commitment, as applicable, shall be deemed to be zero, (ii) such Defaulting Lender shall not be entitled to any portion of the commitment fee and (iii) the commitment fee shall accrue in favor of the Lenders which have funded their respective U.S. Applicable Percentages of such requested Borrowing and shall be allocated among such non-Defaulting Lenders ratably based on their U.S. Applicable Percentage of the U.S. Commitments. This Section shall remain effective with respect to such Defaulting Lender until (x) the non-Defaulting Lenders, the Administrative Agent, and the Borrowers shall have waived such Defaulting Lender's default in writing, or (y) the Defaulting Lender makes its U.S. Applicable Percentage of the applicable Borrowing and pays to Administrative Agent all amounts owing by the Defaulting Lender in respect thereof. The operation of

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

this Section shall not be construed to increase or otherwise affect the U.S. Revolving Commitment or Canadian Revolving Subfacility Commitment of any Lender, to relieve or excuse the performance by such Defaulting Lender or any other Lender of its duties and obligations hereunder, or to relieve or excuse the performance by the Borrowers of their duties and obligations hereunder.

            SECTION 2.09. Interest Elections. (a) Each Revolving Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Revolving Borrowing and Canadian Dollar LIBO Rate Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrowers may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Revolving Borrowing and a Canadian Dollar LIBO Revolving Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrowers may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section shall not apply to Swingline Borrowings or Protective Advances, which may not be converted or continued.

            (b) To make an election pursuant to this Section, the applicable Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.04 if the applicable Borrower were requesting a Revolving Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or facsimile to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the applicable Borrower.

            (c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.03:

                        (i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

                        (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

                        (iii) (A) in the case of a Borrowing by the U.S. Borrower, whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing and (B) in the case of a Borrowing by the Canadian Borrower, whether the resulting Borrowing is to be a Canadian Prime Rate Borrowing or a Canadian Dollar LIBO Rate Borrowing; and

                        (iv) if the resulting Borrowing is a Eurodollar Borrowing or Canadian Dollar LIBO Rate Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term "Interest Period".

If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the U.S. Borrower shall be deemed to have selected an Interest Period of one month's duration. If any such Interest Election Request requests a Canadian Dollar LIBO Rate Borrowing but does not specify an Interest Period, then the Canadian Borrower shall be deemed to have selected an Interest Period of 30 days' duration.

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

            (d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each applicable Lender of the details thereof and of such applicable Lender's portion of each resulting Borrowing.

            (e) If the applicable Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Borrowing or Canadian Dollar LIBO Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing or Canadian Prime Rate Borrowing, as applicable. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing (i) no outstanding Revolving Borrowing may be converted to or continued as a Eurodollar Borrowing or Canadian Dollar LIBO Rate Borrowing and (ii) unless repaid, each Eurodollar Revolving Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto and each Canadian Dollar LIBO Rate Borrowing shall be converted to a Canadian Prime Rate Borrowing at the end of the interest period as applicable thereto.

            SECTION 2.10. Termination and Reduction of Revolving Commitments.
(a) Unless previously terminated, the Revolving Commitments shall terminate on the Maturity Date.

            (b) The Borrowers may at any time terminate the Revolving Commitments upon (i) the payment in full of all outstanding Loans, together with accrued and unpaid interest thereon, (ii) the cancellation and return of all outstanding Letters of Credit (or alternatively, with respect to each such Letter of Credit, the furnishing to the Agents, as applicable, of a cash deposit or Supporting Letter of Credit as required by Section 2.07(j)(ii)), (iii) the payment in full of the accrued and unpaid fees, and (iv) the payment in full of all reimbursable expenses and other Obligations (other than contingent indemnification Obligations to the extent no claims giving rise thereto have been asserted) together with accrued and unpaid interest thereon.

            (c) The Borrowers may from time to time reduce the Revolving Commitments; provided that (i) each reduction of the Revolving Commitments shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000 and (ii) the Borrowers shall not reduce the Revolving Commitments if, after giving effect to any concurrent prepayment of the Revolving Loans in accordance with Section 2.11, (A) the sum of the U.S. Revolving Credit Exposures would exceed the lesser of the Aggregate U.S. Commitments and the U.S. Borrowing Base or (B) the sum of the Canadian Revolving Subfacility Credit Exposures would exceed the lesser of the aggregate Canadian Revolving Subfacility Commitments and the Canadian Borrowing Base. The Aggregate U.S. Commitment shall not at any time be reduced below the Aggregate Canadian Commitment.

            (d) The Borrowers shall notify the Administrative Agent of any election to terminate or reduce the Revolving Commitments under paragraph (b) or
(c) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrowers pursuant to this Section shall be irrevocable; provided that a notice of termination of the Revolving Commitments delivered by the Borrowers may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrowers (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Subject to Section 2.02(c), any termination or reduction of the Canadian Revolving Subfacility Commitments or the U.S. Revolving Commitments shall be permanent. Each reduction of the U.S. Revolving Commitments shall be made ratably among the U.S. Lenders in accordance with their respective U.S. Revolving Commitments and

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

each reduction of the Canadian Revolving Subfacility Commitments shall be made ratably among the Canadian Lenders in accordance with their respective Canadian Revolving Subfacility Commitments.

            SECTION 2.11. Repayment and Amortization of Loans; Evidence of Debt.
(a) The U.S. Borrower hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each U.S. Revolving Lender the then unpaid principal amount of each U.S. Revolving Loan on the Maturity Date, (ii) to the Administrative Agent the then unpaid amount of each Protective Advance made to the U.S. Borrower on the earlier of the Maturity Date and demand by the Administrative Agent, and (iii) to the U.S. Swingline Lender the then unpaid principal amount of each U.S. Swingline Loan on the earlier of the Maturity Date and the 30th day after such U.S. Swingline Loan is made. The Canadian Borrower hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each Canadian Revolving Lender the then unpaid principal amount of each Canadian Revolving Loan on the Maturity Date, (ii) to the Administrative Agent the then unpaid amount of each Protective Advance made to the Canadian Borrower on the earlier of the Maturity Date and demand by the Administrative Agent, and (iii) to the Canadian Swingline Lender the then unpaid principal amount of each Canadian Swingline Loan on the earlier of the Maturity Date and the 30th day after such Canadian Swingline Loan is made.

            (b) At all times that full cash dominion is in effect pursuant to
Section 7.3 of the Security Agreement, each Business Day, at or before 11:00 a.m., New York City time, the Collateral Agent shall apply all immediately available funds credited to the Collection Account first to prepay any Protective Advances that may be outstanding, pro rata, and second to prepay the Revolving Loans and Swing Line Loans and third to cash collateralize outstanding LC Exposure; provided that funds credited to the Collection Account from or on behalf of the Canadian Borrower or Canadian Subsidiary Guarantors shall only be applied to Canadian Obligations; provided further, that funds credited to the Collection Account from or on behalf of the Parent, the U.S. Borrower or the U.S. Subsidiary Guarantors shall be applied first to the U.S. Obligations in the aforesaid manner prior to being applied to the Canadian Obligations.

            (c) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the Indebtedness of the Borrowers to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

            (d) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from each Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender's pro rata share thereof.

            (e) The entries made in the accounts maintained pursuant to paragraph (c) or (d) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrowers to repay the Loans in accordance with the terms of this Agreement.

            (f) Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, the Borrowers shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered permitted assigns) and in a form approved by the Agents and reasonably acceptable to the Borrowers. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns) except to the extent that any such Lender subsequently returns any such promissory note for cancellation and requests that such Loans once again be evidenced as described in paragraphs (c) and (d) above.

            SECTION 2.12. Prepayment of Loans. (a) The Borrowers shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to prior notice in accordance with paragraph (d) of this Section.

            (b) (i) Subject to clause (iv) of this paragraph (b), the U.S. Borrower shall immediately repay the U.S. Revolving Loans, LC Exposure and/or U.S. Swingline Loans if at any time the total U.S. Revolving Credit Exposure of all U.S. Revolving Lenders exceeds the lesser of (A) the U.S. Revolving Commitments less the total Canadian Revolving Subfacility Credit Exposure of all Canadian Revolving Lenders and (B) the U.S. Borrowing Base, to the extent required to eliminate such excess; provided, that if such excess arises due to a reduction in the U.S. Borrowing Base resulting from the imposition of Reserves by the Administrative Agent or the exclusion by the Administrative Agent in its Permitted Discretion of any Accounts or Inventory previously constituting Eligible U.S. Accounts or Eligible U.S. Inventory, such excess shall be eliminated within two (2) Business Days following such reduction. The Canadian Borrower shall immediately repay the Canadian Revolving Loans and/or Canadian Swingline Loans if at any time the total Canadian Revolving Subfacility Credit Exposure of all Canadian Revolving Lenders exceeds the lesser of (A) the Canadian Revolving Subfacility Commitments and (B) the Canadian Borrowing Base, to the extent required to eliminate such excess; provided that if such excess arises due to a reduction in the Canadian Borrowing Base resulting from the imposition of Reserves by the Administrative Agent or the exclusion by the Administrative Agent in its Permitted Discretion of any Accounts or Inventory previously constituting Canadian Eligible Accounts or Canadian Eligible Inventory, such excess shall be eliminated within two (2) Business Days following such reduction.

                        (ii) Immediately upon receipt by any Loan Party of the Net Cash Proceeds of any asset disposition (other than (1) sales of Inventory in the ordinary course of business and (2) any asset disposition or series of related asset dispositions resulting in Net Cash Proceeds of less than $500,000), the Borrowers shall prepay the Obligations in an amount equal to 100% of such Net Cash Proceeds as set forth in paragraph
      (c) below.

                        (iii) If any Loan Party issues Indebtedness (other than Indebtedness permitted under Section 6.01) or Equity Interests (other than Equity Interests issued by a Loan Party to another Loan Party) or if any Loan Party receives any dividend or distribution from a Person other than a Loan Party or a Subsidiary, the Borrowers shall prepay the Obligations in an amount equal to 100% of the Net Cash Proceeds of such issuance or the amount of such dividend or distribution no later than the Business Day following the date of receipt of such Net Cash Proceeds or such dividend or distribution as set forth in paragraph (c) below.

                        (iv) Subject to Section 9.03, at any time the Administrative Agent shall have determined that the then outstanding Dollar Equivalent principal amount of all Revolving Loans plus (without duplication) the amount of all Letter of Credit obligations exceeds the aggregate Revolving Commitments by more than $2,000,000 due to a change in application rates of exchange between Dollars, on the one hand, and Canadian Dollars, on the other hand, then the Administrative Agent shall give notice to Parent that a prepayment is required under this subsection, and the applicable Borrower agrees thereupon to make prepayments of Loans such that, after giving effect to such prepayment, the outstanding Dollar Equivalent amount of all

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

      Revolving Loans plus (without duplication) the amount of all Letter of Credit obligations does not exceed the aggregate Revolving Commitments.

                        (v) Any insurance or condemnation proceeds to be applied to the Obligations in accordance with Section 5.09 shall be applied as set forth in clause (c) below.

                        (vi) Nothing in this Section shall be construed to constitute Administrative Agent's or any Lender's consent to any transaction that is not permitted by other provisions of this Agreement or the other Loan Documents.

            (c) All such amounts pursuant to Section 2.12(b)(ii), (iii), (iv) and (v) shall be applied, first to prepay any Protective Advances that may be outstanding, pro rata and second to prepay the Revolving Loans and Swing Line Loans without a corresponding reduction in the Revolving Commitment. Notwithstanding the preceding sentence, payments received from the Canadian Borrower or the Canadian Subsidiary Guarantors shall be applied only to the Canadian Obligations, and payments received from the Parent, the U.S. Borrower or the U.S. Subsidiary Guarantors shall be applied first to the U.S. Obligations in the aforesaid manner prior to being applied to the Canadian Obligations.

            (d) The Borrowers shall notify the Administrative Agent (and, in the case of prepayment of a Swingline Loan, the Swingline Lender) by telephone (confirmed by facsimile) of any prepayment hereunder (i) subject to clause (iii) below, in the case of prepayment of a Eurodollar Revolving Borrowing or Canadian Dollar LIBO Revolving Borrowing, not later than 12:00 noon, New York City time, three Business Days before the date of prepayment, (ii) subject to clause (iii) below, in the case of prepayment of an ABR Revolving Borrowing, not later than 12:00 noon, New York City time, one Business Day before the date of prepayment or (iii) in the case of prepayment of a Swingline Loan or in the case of any mandatory prepayment pursuant to paragraph (b) of this Section, not later than 12:00 noon, New York City time, on the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Revolving Commitments as contemplated by Section 2.10, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.10. Promptly following receipt of any such notice relating to a Revolving Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Revolving Borrowing shall be in an amount that would be permitted in the case of an advance of a Revolving Borrowing of the same Type as provided in Section 2.03. Each prepayment of a Revolving Borrowing shall be applied ratably to the Revolving Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.14.

            SECTION 2.13. Fees. (a) The U.S. Borrower agrees to pay to the Administrative Agent for the account of each U.S. Revolving Lender a commitment fee, which shall accrue at the Applicable Rate on the average daily amount of the Available Revolving Commitment of such Lender during the period from and including the Effective Date to but excluding the date on which the Lenders' Revolving Commitments terminate. Accrued commitment fees shall be payable in arrears on the last day of each March, June, September and December and on the date on which the Revolving Commitments terminate, commencing on the first such date to occur after the date hereof. Subject to Section 2.14(i), all facility fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

            (b) The U.S. Borrower agrees to pay (i) to the Administrative Agent for the account of each U.S. Revolving Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at the same Applicable Rate used to determine the interest rate applicable to

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

Eurodollar Revolving Loans on the average daily amount of such Lender's LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such U.S. Lender's Revolving Commitment terminates and the date on which such Revolving Lender ceases to have any LC Exposure, and (ii) to the Issuing Bank a fronting fee, which shall accrue at the rate of 0.125% per annum on the average daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date of termination of the Revolving Commitments and the date on which there ceases to be any LC Exposure, as well as the Issuing Bank's normal and customary fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued through and including the last day of each March, June, September and December shall be payable on the third Business Day following such last day, commencing on the first such date to occur after the Effective Date; provided that all such fees shall be payable on the date on which the Revolving Commitments terminate and any such fees accruing after the date on which the Revolving Commitments terminate shall be payable on written demand. Any other fees payable to the Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

            (c) The Borrowers agree to pay to the Agents, for their own accounts fees payable in the amounts and at the times separately agreed upon between the Borrowers and the Agents.

            (d) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to the Collateral Agent or Issuing Bank, in the case of fees payable to such applicable party) for distribution, in the case of commitment fees and participation fees, to the Lenders. Fees paid shall not be refundable under any circumstances.

            SECTION 2.14. Interest. (a) The Loans comprising each ABR Borrowing (including each U.S. Swingline Loan) shall bear interest at the Alternate Base Rate plus the Applicable Rate.

            (b) The Loans comprising each Eurodollar Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.

            (c) The Loans comprising each Canadian Dollar LIBO Rate Borrowing shall bear interest at the Canadian Dollar LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.

            (d) The Loans comprising each Canadian Prime Rate Borrowing (including Canadian Swing Line Loans) shall bear interest at the Canadian Prime Rate plus the Applicable Rate.

            (e) Each Protective Advance (i) made to U.S. Borrower shall bear interest at the Alternate Base Rate plus the Applicable Rate for U.S. Revolving Loans plus 2% and (ii) made to Canadian Borrower shall bear interest at the Canadian Prime Rate plus the Applicable Rate for Canadian Revolving Loans plus 2%.

            (f) Notwithstanding the foregoing, during the occurrence and continuance of an Event of Default, the Administrative Agent or the Required Lenders may, at their option, by notice to the Borrowers (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of
Section 9.02 requiring the consent of "each Lender affected thereby" for reductions in interest rates), declare that (i) all due and unpaid Loans shall bear interest at 2% plus the rate otherwise applicable to such Loans as provided in the preceding paragraphs of this Section or (ii) in the case of any

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

other amount due and unpaid hereunder, such amount shall accrue at 2% plus the rate applicable to such fee or other obligation as provided hereunder.

            (g) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and upon termination of the Revolving Commitments; provided that (i) interest accrued pursuant to paragraph (e) and
(f) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan or Canadian Prime Rate Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Revolving Loan or Canadian Dollar LIBO Revolving Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

            (h) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate (at times when the Alternate Base Rate is based on the Prime Rate) and the Canadian Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Canadian Prime Rate, Canadian Dollar LIBO Rate, Alternate Base Rate, Adjusted LIBO Rate or LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

            (i) For purposes of the Interest Act (Canada), whenever any interest rate or fee is calculated using a rate based on a year of 360 days or 365 days, as the case may be, the rate determined pursuant to such calculation, when expressed as an annual rate, is equivalent to (x) the applicable rate based on a year of 360 days or 365 days, as the case may be, (y) multiplied by the actual number of days in the calendar year in which the period for which such interest or fee is payable (or compounded) ends, and (z) divided by 360 or 365, as the case may be.

            SECTION 2.15. Alternate Rate of Interest. If prior to the commencement of any Interest Period for a Eurodollar Borrowing or Canadian Dollar LIBO Rate Borrowing:

            (a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the LIBO Rate, as applicable, or the Canadian Dollar LIBO Rate, as applicable, for such Interest Period; or

            (b) the Administrative Agent is advised by the Required Lenders that the Adjusted LIBO Rate or the LIBO Rate, as applicable, or the Canadian Dollar LIBO Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the applicable Borrower and the Lenders by telephone or facsimile as promptly as practicable thereafter and, until the Administrative Agent notifies such Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Revolving Borrowing to, or continuation of any Revolving Borrowing as, a Eurodollar Borrowing, as applicable, shall be ineffective, (ii) if any Borrowing Request requests a Eurodollar Revolving Borrowing, such Borrowing shall be made as an ABR Borrowing and (iii) if any Borrowing Request requests a Canadian Dollar LIBO Revolving Borrowing, such Borrowing shall be made as a Canadian Prime Rate Borrowing.

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

            SECTION 2.16. Increased Costs. (a) If any Change in Law shall:

                        (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or the Issuing Bank; or

                        (ii) impose on any Lender or the Issuing Bank or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or the Issuing Bank, by an amount such Lender reasonably deems to be material, of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or the Issuing Bank hereunder (whether of principal, interest or otherwise), then the Borrowers will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.

            (b) If any Lender or the Issuing Bank determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's or the Issuing Bank's capital or on the capital of such Lender's or the Issuing Bank's holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the Issuing Bank, to a level below that which such Lender or the Issuing Bank or such Lender's or the Issuing Bank's holding company could have achieved but for such Change in Law (taking into consideration such Lender's or the Issuing Bank's policies and the policies of such Lender's or the Issuing Bank's holding company with respect to capital adequacy), by an amount reasonably deemed by such Lender to be material, then from time to time the Borrowers will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank or such Lender's or the Issuing Bank's holding company for any such reduction suffered.

            (c) A certificate of a Lender or the Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or the Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender or the Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 Business Days after receipt thereof.

            (d) Failure or delay on the part of any Lender or the Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's or the Issuing Bank's right to demand such compensation; provided that the Borrowers shall not be required to compensate a Lender or the Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that such Lender or the Issuing Bank, as the case may be, notifies the Borrowers in writing of the Change in Law giving rise to such increased costs or reductions and of such Lender's or the Issuing Bank's intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

SECTION 2.17. Break Funding Payments. In the event of (a) the payment of any principal of any Eurodollar Loan or Canadian Dollar LIBO Loan other than on the last day of an Interest

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

Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan or Canadian Dollar LIBO Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Eurodollar Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.10(d) and is revoked in accordance therewith), or (d) the assignment of any Eurodollar Loan or Canadian Dollar LIBO Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the U.S. Borrower or Canadian Borrower pursuant to Section 2.20, then, in any such event, the applicable Borrower shall compensate each applicable Lender for the loss, cost and expense attributable to such event. In the case of a Eurodollar Loan or Canadian Dollar LIBO Loan, such loss, cost or expense to any Lender shall be deemed to include an amount reasonably determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate or Canadian Dollar LIBO Rate, as applicable, that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the eurodollar market or Canadian market, as applicable. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrowers and shall be conclusive absent manifest error. The Borrowers shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

            SECTION 2.18. Taxes. (a) Any and all payments by or on account of any obligation of the Borrowers hereunder shall be made free and clear of and without deduction or withholding for or on account of any Indemnified Taxes; provided that if the Borrowers shall be required to deduct or withhold any Indemnified Taxes from such payments or any Agent, any Lender or the Issuing Bank shall be liable to remit any Indemnified Taxes, in either case, then (i) the sum payable shall be increased as necessary so that after making all required deductions, withholdings or remittances (including, without limitation, deductions and withholdings applicable to additional sums payable under this Section) the Agent, Lender or Issuing Bank (as the case may be) receives an amount equal to the sum it would have received had no such deductions, remittances or withholdings been made, (ii) the applicable Borrower shall make such deductions or withholdings and (iii) the applicable Borrower shall pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law; provided, however, that the Borrowers shall not be required to increase any such amount if the increase in such amount payable results from the Agents', Lenders' or Issuing Bank's own willful misconduct or gross negligence.

            (b) In addition, the Borrowers shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

            (c) The Borrowers shall indemnify each Agent, each Lender and the Issuing Bank, within fifteen (15) days after written demand therefor, for the full amount of any Indemnified Taxes paid by such Agent, such Lender or the Issuing Bank, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrowers hereunder including any amounts required to be remitted by it or them on account of withholding taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto (other than penalties resulting from such Agent's, such Lender's, or Issuing Bank's own willful misconduct or gross negligence), whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrowers by a Lender or the Issuing Bank, or by

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

an Agent on its own behalf or on behalf of a Lender or the Issuing Bank, shall be prima facie evidence of manifest error.

            (d) As soon as commercially practicable after any payment of Indemnified Taxes by the Borrowers to a Governmental Authority, the Borrowers shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

            (e) Any Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which any Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrowers (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, or in the case of a Lender that is an assignee or transferee of an interest under
Section 9.04, on the date of such assignment or transfer, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Borrowers as will permit such payments to be made without withholding or at a reduced rate.

            (f) If an Agent or a Lender determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by the Borrowers or with respect to which any Borrower has paid additional amounts pursuant to this Section 2.18, it shall pay over such refund to the applicable Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by the applicable Borrower under this Section 2.18 with respect to the Taxes or Other Taxes giving rise to such refund), net of all reasonable out-of-pocket expenses of such Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, that the applicable Borrower, upon the request of such Agent or such Lender, agrees to repay the amount paid over to such Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority, other than such penalties, interest or other charges imposed as a result of the willful misconduct or gross negligence of the Agent hereunder) to such Agent or such Lender in the event such Agent or such Lender is required to repay such refund to such Governmental Authority. Except as expressly provided for in this Section 2.18, this Section shall not be construed to require any Agent or any Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to the Borrowers or any other Person.

            SECTION 2.19. Payments Generally; Allocation of Proceeds; Sharing of Set-offs. (a) The Borrowers shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.16, 2.17 or 2.18, or otherwise) prior to 12:00 noon, New York City time, on the date when due, in immediately available funds, without set off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices in the relevant jurisdiction, except payments to be made directly to the Issuing Bank or Swingline Lender as expressly provided herein and except that payments pursuant to Sections 2.13(c) (in respect of the applicable Agent), 2.16, 2.17, 2.18 and
9.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in Dollars, except as otherwise expressly provided in this Agreement. Solely for purposes of determining the amount of Loans available for borrowing purposes, checks and cash or other immediately available

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funds from collections of items of payment and proceeds of any Collateral shall be applied in whole or in part against the Obligations, on the day of receipt, subject to actual collection.

            (b) Any proceeds of Collateral (other than proceeds of Collateral of the Canadian Borrower or the Canadian Subsidiary Guarantors) received by the Agents (i) not constituting either (A) a specific payment of principal, interest, fees or other sum payable under the Loan Documents (which shall be applied as specified by the Borrowers), (B) a mandatory prepayment (which shall be applied in accordance with Section 2.12) or (C) amounts to be applied from the Collection Account (which shall be applied in accordance with Section 2.11(b)) or (ii) after an Event of Default has occurred and is continuing and the Administrative Agent so elects or the Required Lenders so direct, shall be applied ratably first, to pay any fees, indemnities, or expense reimbursements then due to the Agents and the Issuing Bank from the U.S. Borrower (other than in connection with Banking Services or Swap Obligations), second, to pay any fees or expense reimbursements then due to the U.S. Lenders from the U.S. Borrower (other than in connection with Banking Services or Swap Obligations), third, to pay interest due in respect of the Protective Advances made to the U.S. Borrower, fourth, to pay the principal of the Protective Advances made to the U.S. Borrower, fifth, to pay interest then due and payable on the Loans (other than the Protective Advances) made to the U.S. Borrower ratably, sixth, to prepay principal on the Loans (other than the Protective Advances) made to the U.S. Borrower and unreimbursed LC Disbursements ratably, seventh, to pay an amount to the Administrative Agent equal to one hundred three percent (103%) of the aggregate undrawn face amount of all outstanding Letters of Credit and the aggregate amount of any unpaid LC Disbursements, to be held as cash collateral for such Obligations, eighth, to the payment of any other Secured Obligation (other than Swap Obligations and Banking Services Obligations) due to any Agent or any U.S. Lender by the U.S. Borrower; ninth, to the payment of any amounts with respect to Swap Obligations owing by the Parent, the U.S. Borrower or the U.S. Subsidiary Guarantors; tenth, to payment of any amounts with respect to Banking Services Obligations owing by the U.S. Borrower or the U.S. Subsidiary Guarantors; eleventh, to pay any fees, indemnities or expense reimbursements then due to the Agents and the Issuing Bank from the Canadian Borrower (other than in connection with Banking Services or Swap Obligations); twelfth, to pay any fees or expense reimbursements then due to the Lenders from the Canadian Borrower (other than in connection with Banking Services or Swap Obligations); thirteenth, to pay interest due in respect of the Protective Advances made to the Canadian Borrower; fourteenth, to pay the principal of the Protective Advances made to the Canadian Borrower; fifteenth, to pay interest then due and payable on the Loans (other than the Protective Advances) made to the Canadian Borrower, ratably; sixteenth, to prepay principal on the Loans (other than the Protective Advances) made to the Canadian Borrower; seventeenth, to the payment of any other Secured Obligation (other than Swap Obligations) due to any Agent or any Lender by the Canadian Borrower or the Canadian Subsidiary Guarantors; eighteenth, to the payment of any amounts with respect to Swap Obligations owing by the Canadian Borrower or the Canadian Subsidiary Guarantors; and nineteenth, to payment of any amounts with respect to Banking Services Obligation owing by the Canadian Borrower or the Canadian Subsidiary Guarantors. Any proceeds of Collateral of the Canadian Borrower or the Canadian Subsidiary Guarantors received by the Agents (i) not constituting either (A) a specific payment of principal, interest, fees or other sum payable under the Loan Documents (which shall be applied as specified by the Borrower), (B) a mandatory prepayment (which shall be applied in accordance with Section 2.12) or (C) amounts to be applied from the Collection Account (which shall be applied in accordance with Section 2.11(b)) or (ii) after an Event of Default has occurred and is continuing and the Administrative Agent so elects or the Required Lenders so direct, shall be applied ratably first, to pay any fees, indemnities, or expense reimbursements including amounts then due to the Agents and the Issuing Bank from the Canadian Borrower (other than in connection with Banking Services or Swap Obligations); second, to pay any fees or expense reimbursements then due to the Lenders from the Canadian Borrower (other than in connection with Banking Services or Swap Obligations); third, to pay interest due in respect of the Protective Advances made to the Canadian Borrower; fourth, to pay the principal of the Protective Advances made to the Canadian Borrower; fifth,

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to pay interest then due and payable on the Loans (other than the Protective
Advances) made to the Canadian Borrower, ratably; sixth, to prepay principal on the Loans (other than the Protective Advances) made to the Canadian Borrower; seventh, to the payment of any other Secured Obligation (other than Swap Obligations) due to any Agent or any Lender by the Canadian Borrower; eighth, to the payment of any amounts owing by the Canadian Borrower with respect to Swap Obligations; and ninth, to payment of any amounts owing with respect to Banking Services Obligations owing by the Canadian Borrower or the Canadian Subsidiary Guarantors. Notwithstanding anything to the contrary contained in this Agreement, unless so directed by the Borrowers or unless an Event of Default is in existence, neither Agent nor any Lender shall apply any payment which it receives to any Eurodollar Loan of a Class, except (a) on the expiration date of the Interest Period applicable to any such Eurodollar Loan or (b) in the event, and only to the extent, that there are no outstanding ABR Loans of the same Class and, in any event, the Borrowers shall pay the break funding payment required in accordance with Section 2.17. The Agents and the Lenders shall have the continuing and exclusive right to apply and reverse and reapply any and all such proceeds and payments to any portion of the Secured Obligations.

            (c) At the election of the Administrative Agent, all payments of principal, interest, LC Disbursements, fees, premiums, reimbursable expenses (including, without limitation, all reimbursement for fees and expenses pursuant to Section 9.03), and other sums payable under the Loan Documents, may be paid from the proceeds of Borrowings made hereunder whether made following a request by the Borrowers pursuant to Section 2.04 or a deemed request as provided in this Section or may be deducted from any deposit account (other than any payroll or trust account) of the Borrowers maintained with the Agents. Each Borrower hereby irrevocably authorizes (i) the Administrative Agent to make a Borrowing for the purpose of paying each payment of principal, interest and fees as it becomes due hereunder or any other amount due under the Loan Documents in the event such Borrower fails to make any such payment as it becomes due hereunder and agrees that all such amounts charged shall constitute Loans (including Swingline Loans and Protective Advances) to such Borrower and that all such Borrowings shall be deemed to have been requested by such Borrower pursuant to Sections 2.04, 2.05 or 2.06, as applicable and (ii) the Administrative Agent to charge any deposit account of such Borrower maintained with the Collateral Agent for each payment of principal, interest and fees as it becomes due hereunder from such Borrower or any other amount due from such Borrower under the Loan Documents in the event such Borrower fails to make any such payment as it becomes due hereunder.

            (d) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or participations in LC Disbursements resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and participations in LC Disbursements and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans and participations in LC Disbursements of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and participations in LC Disbursements; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrowers pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to the Borrowers or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrowers consent to the foregoing and agree, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the

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Borrowers rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the applicable Borrower in the amount of such participation.

            (e) Unless the Administrative Agent shall have received notice from the Borrowers prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Bank hereunder that the Borrowers will not make such payment, the Administrative Agent may assume that the Borrowers have made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Bank, as the case may be, the amount due. In such event, if the Borrowers have not in fact made such payment, then each of the Lenders or the Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

            (f) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.06, 2.07(d) or (e), 2.08(b), 2.19(e) or 9.03(c),
then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender's obligations under such Sections until all such unsatisfied obligations are fully paid.

            SECTION 2.20. Mitigation Obligations; Replacement of Lenders. If any Lender requests compensation under Section 2.16, or if the Borrowers are required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.18, then:

            (a) such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the reasonable judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section
2.16 or 2.18, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender (and the Borrowers hereby agree to pay all reasonable costs and out-of-pocket expenses incurred by any Lender in connection with any such designation or assignment);

            (b) the Borrowers may, at their sole expense and effort, require such Lender or any Defaulting Lender (such Lender or Defaulting Lender herein, a "Departing Lender"), upon notice to the Departing Lender and the Administrative Agent, to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrowers shall have received the prior written consent of the Administrative Agent (and if a Revolving Commitment is being assigned, the Issuing Bank), which consent shall not be unreasonably withheld or delayed, (ii) the Departing Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.16 or payments required to be made pursuant to Section 2.18, such assignment will result in a reduction in such compensation or payments. A Departing Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a

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waiver by such Lender or otherwise, the circumstances entitling the Borrowers to require such assignment and delegation cease to apply.

            SECTION 2.21. Indemnity for Returned Payments. If after receipt of any payment which is applied to the payment of all or any part of the Obligations, any Agent or any Lender is for any reason compelled to surrender such payment or proceeds to any Person because such payment or application of proceeds is invalidated, declared fraudulent, set aside, determined to be void or voidable as a preference, impermissible setoff, or a diversion of trust funds, or for any other reason, then the Obligations or part thereof intended to be satisfied shall be revived and continued and this Agreement shall continue in full force as if such payment or proceeds had not been received by such Agent or such Lender and the Borrowers shall be liable to pay to the Agents and the Lenders, and each Borrower hereby indemnifies the Agents and the Lenders and holds the Agents and the Lenders harmless for the amount of such payment or proceeds surrendered. The provisions of this Section 2.21 shall be and remain effective notwithstanding any contrary action which may have been taken by any Agent or any Lender in reliance upon such payment or application of proceeds, and any such contrary action so taken shall be without prejudice to the Agents' and the Lenders' rights under this Agreement and shall be deemed to have been conditioned upon such payment or application of proceeds having become final and irrevocable. The provisions of this Section 2.21 shall survive the termination of this Agreement.

            SECTION 2.22. Utilization of Commitments in Canadian Dollars. (a) The Administrative Agent will determine the Dollar Equivalent with respect to
(i) any Borrowing comprised of Canadian Dollars as of the requested date of the Borrowing, (ii) all outstanding Canadian Dollar Revolving Loans as of the last Business Day of any month (if the Administrative Agent has not previously made a determination of the Dollar Equivalent amount of all outstanding Canadian Dollar Revolving Loans during such month) and (iii) any outstanding Canadian Dollar Loan as of any redenomination date pursuant to this Article 2 and any date on which the Canadian Revolving Subfacility Commitments are reduced pursuant to
Section 2.10.

            (b) In the case of a proposed Borrowing of Canadian Revolving Loans, the Canadian Lenders shall be under no obligation to make a Canadian Dollar Revolving Loan in Canadian Dollars as part of such Borrowing if the Administrative Agent has received notice from Canadian Lenders having Canadian Revolving Subfacility Commitments representing a majority of the Canadian Commitments at such time by 5:00 p.m., New York City time, four Business Days prior to the day of such Borrowing that such Canadian Lenders cannot provide Canadian Revolving Loans in Canadian Dollars, in which case the Administrative Agent will promptly give notice to the Canadian Borrower that the Borrowing in Canadian Dollars is not available, and notice thereof also will be given promptly by the Administrative Agent to all other Canadian Lenders. If the Administrative Agent shall have so notified Canadian Borrower that such Borrowing in Canadian Dollars is not then available, the Canadian Borrower may, by notice to the Administrative Agent not later than 12:00 noon, New York City time, three Business Days prior to the requested date of such Borrowing, withdraw such notice of borrowing relating to such requested Borrowing. If the Canadian Borrower does so withdraw such notice of borrowing, the Borrowing requested therein shall not occur and the Administrative Agent will promptly so notify each applicable Canadian Lender. If the Canadian Borrower does not so withdraw such notice of borrowing, the Administrative Agent will promptly so notify each applicable Canadian Lender and such notice shall be deemed to be a notice of borrowing that requests a Borrowing comprised of Dollar Revolving Loans in an aggregate amount approximately equal to the amount of the originally requested Borrowing as expressed in Dollars; and in such notice by the Administrative Agent to each applicable Canadian Lender the Administrative Agent will state such aggregate amount of such borrowing in Dollars and such Canadian Lender's share thereof.

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            (c) In the case of a proposed continuation of Canadian Dollar
Revolving Loans for an additional Interest Period, the Canadian Lenders shall be under no obligation to continue such Canadian Dollar Revolving Loans if the Administrative Agent has received notice from Canadian Lenders having Canadian Revolving Subfacility Commitments representing a majority of the Canadian Commitments by 5:00 p.m., New York City time, four Business Days prior to the day of such continuation that such Canadian Lenders cannot continue to provide Revolving Loans in Canadian Dollars, in which event the Administrative Agent will promptly give notice to the Canadian Borrower that the continuation of such Canadian Dollar Revolving Loan is not then available, and notice thereof also will be given promptly by the Administrative Agent to all other Canadian Lenders. If the Administrative Agent shall have notified the Canadian Borrower that any such continuation of Canadian Dollar Revolving Loans is not then available, any notice of continuation/conversion with respect thereto shall be deemed withdrawn and such Canadian Dollar Revolving Loans shall be repaid on the last day of the Interest Period with respect to such Canadian Dollar Revolving Loans.

            (d) Notwithstanding anything herein to the contrary, during the existence and continuance of an Event of Default, upon the request of the Canadian Lenders having Canadian Revolving Subfacility Commitments representing a majority of the Canadian Commitments under the Canadian Revolving Facility or, if such Canadian Revolving Subfacility Commitments have been terminated, those Canadian Lenders representing a majority of the aggregate Canadian Revolving Subfacility Credit Exposure, all of any part of any outstanding Canadian Dollar Revolving Loans shall be redenominated and converted into ABR Revolving Loans in Dollars with effect from the last day of the Interest Period with respect to such Canadian Dollar Revolving Loans. The Administrative Agent will promptly notify the Borrowers and each Canadian Lender of any request pursuant to the foregoing sentence.

            (e) Unless otherwise specifically set forth herein, any reference to currency shall be a reference to Dollars.

            (f) All payments (including prepayments) to be made by any Borrower, whether on account of principal, interest, fees or otherwise, shall be made without setoff or counterclaim and shall be made in the currency in which such amounts are denominated in immediately available funds (or, in the case of payments in Canadian Dollars, in same day or other similar funds reasonably satisfactory to Administrative Agent). All payments of principal and interest in respect of a Loan denominated in Canadian Dollars shall be made in Canadian Dollars. All other payments made by any Borrower hereunder shall be made in Dollars.

            (g) The Administrative Agent shall not be liable to any party to this Agreement in any way whatsoever for any delay (other than to the extent caused by willful misconduct or gross negligence of the Administrative Agent), or the consequences of any delay, in the crediting to any account of any amount denominated in Canadian Dollars.

                                   ARTICLE III

III.  REPRESENTATIONS AND WARRANTIES

            Each Loan Party, jointly and severally, represents and warrants to the Lenders that:

            SECTION 3.01. Organization; Powers. Each of the Loan Parties and each of its Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority necessary to carry on its business as now conducted and is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is

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required except to the extent failure to so qualify would not reasonably be expected to result in a Material Adverse Effect.

            SECTION 3.02. Authorization; Enforceability. The Transactions are within each Loan Party's corporate powers and have been duly authorized by all necessary corporate and, if required, stockholder action. The Loan Documents to which each Loan Party is a party have been duly executed and delivered by such Loan Party and constitute a legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

            SECTION 3.03. Governmental Approvals; No Conflicts. The Transactions
(a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except (i) such as have been obtained or made and are in full force and effect or (ii) consents or approvals which the failure to so obtain would not reasonably be expected to result in a Material Adverse Effect, (b) will not violate any material Requirement of Law or regulation or the charter of any Loan Party or any of its Subsidiaries or any order of any Governmental Authority, (c) will not violate or result in an Event of Default under any material indenture, agreement or other instrument binding upon any Loan Party or any of its Subsidiaries or its assets, or give rise to a right thereunder to require any payment in excess of $1,000,000 to be made by any Loan Party or any of its Subsidiaries, and (d) will not result in the creation or imposition of any Lien on any asset of any Loan Party or any of its Subsidiaries other than Liens created by the Collateral Documents.

            SECTION 3.04. Financial Condition; No Material Adverse Change. (a) The Borrowers have heretofore furnished to the Lenders Parent's annual reports on Form 10-K for fiscal years ending December 31, 2004. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of Parent and its consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP.

            (b) Since December 31, 2004, there has been no development or event that has had a Material Adverse Effect.

            SECTION 3.05. Properties. (a) As of the date of this Agreement,
Schedule 3.05 sets forth a correct and complete list of all real property owned or leased by each Loan Party. Each of such leases and subleases is valid and enforceable in accordance with its terms and is in full force and effect, and no default by any party to any such lease or sublease exists, except where such invalidity or unenforceability could not individually or in the aggregate have a Material Adverse Effect. Except as set forth on Schedule 3.05, each of Loan Parties and its Subsidiaries has marketable title to, or valid leasehold interests in, all its real and personal property, free of all Liens other than Permitted Liens.

            (b) Each Loan Party and its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property necessary to the Loan Parties' business, except where failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. A correct and complete list of any such United States or Canadian (i) patent and patent applications, trademark registrations and applications and (iii) copyright registrations and applications owned or leased by a Loan Party or any of its Subsidiaries, as of the date of this Agreement, is set forth on Schedule 3.05, and the use thereof by the Loan Parties and its Subsidiaries does not infringe in any material respect upon the rights of any other Person, and, except as set forth on Schedule 3.05, the Loan Parties' rights thereto are not subject to any licensing agreement or similar arrangement.

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

            SECTION 3.06. Litigation and Environmental Matters. (a) Except for the Disclosed Matters, there are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of any Loan Party, threatened against or affecting the Loan Parties or any of their Subsidiaries (i) as to which there is a reasonable likelihood of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or (ii) that involve this Agreement or the Transactions.

            (b) Except for the Disclosed Matters and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, (i) no Loan Party nor any of its Subsidiaries has received notice of any claim with respect to any Environmental Liability or knows of any basis for any Environmental Liability and (ii) no Loan Party nor any of its Subsidiaries (1) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law or (2) has become subject to any Environmental Liability.

            SECTION 3.07. Compliance with Laws and Agreements. Each of the Loan Parties and each of its Subsidiaries is in compliance with all Requirements of Law and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

            SECTION 3.08. Investment and Holding Company Status. No Loan Party is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

            SECTION 3.09. Taxes. Except as set forth on Schedule 3.09, each of the Loan Parties and its Subsidiaries has timely filed or caused to be filed all material Tax returns and reports required to have been filed and has paid or caused to be paid all federal and all other material Taxes required to have been paid by it, except Taxes that are being contested in good faith by appropriate proceedings and for which the applicable Loan Party or such Subsidiary has set aside on its books adequate reserves. No claims have been asserted with respect to Taxes, except to the extent such claims, individually or in the aggregate, could not be expected to result in a Material Adverse Effect.

            SECTION 3.10. ERISA. (a) No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of such Plan by a material amount.

            (b) Each of the Canadian Plans is registered under, and in compliance in all material respects with, the terms of such Canadian Plan, all fiduciary duties in respect of such Canadian Plan and the Income Tax Act (Canada) and all other applicable Canadian federal and provincial legislation and all reports, returns and filings required to be made thereunder have been made. As of the date of this Agreement, no Canadian Pension Event has occurred and the Canadian Plans have been at all times administered in accordance with their terms and the provisions of applicable law except to the extent any Canadian Pension Event or violation individually or in the aggregate could not be expected to result in a Material Adverse Effect. As of the date of this Agreement, correct and complete copies of the Canadian Plans have been made available to the Administrative Agent and the Lenders. As of the date of this Agreement, there are no unfunded liabilities under the Canadian Plans and, without limiting the generality

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of the foregoing, there is no going concern unfunded actuarial liability, past service unfunded actuarial liability or solvency deficiencies, or any Lien in respect of any Canadian Plans except for material current contribution amounts not due and unpaid. As of the date of this Agreement, none of the Loan Parties has received, or applied for, any payment of surplus from any of the Canadian Plans.

            SECTION 3.11. Disclosure. The Borrowers have disclosed to the Lenders all agreements, instruments and corporate or other restrictions to which such Borrower or any of its Subsidiaries is subject, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. To the best knowledge of each Loan Party, neither the Information Memorandum nor any of the other written reports, financial statements, certificates or other information furnished by or on behalf of the Borrowers to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading; provided that, with respect to projected financial information, the Borrowers represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time, but actual results may differ and such differences may be material.

            SECTION 3.12. [Intentionally Deleted].

            SECTION 3.13. Solvency.

            (a) Immediately after the consummation of the transactions to occur on the date hereof and immediately following the making of each Borrowing and the issuance of each Letter of Credit, if any, made on the date hereof and after giving effect to the application of the proceeds of such Borrowing or such issuance of a Letter of Credit, (a) the fair value of the assets of the Loan Parties and their Subsidiaries taken as a whole (on a going concern basis), at a fair valuation, will exceed the debts and liabilities, subordinated, contingent or otherwise, of the Loan Parties and their Subsidiaries taken as a whole; (b) the present fair saleable value (on a going concern basis) of the property of the Loan Parties and their Subsidiaries, taken as a whole, will be greater than the amount that will be required to pay the probable liability of the Loan Parties and their Subsidiaries, taken as a whole, on their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) each Loan Party will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) each Loan Party will not have unreasonably small capital with which to conduct the businesses in which it is engaged as such businesses are now conducted and are proposed to be conducted after the date hereof.

            (b) No Loan Party intends to, or will permit any of its Subsidiaries to, and believes that it or any of its Subsidiaries will, incur debts beyond its ability to pay such debts as they mature, taking into account the timing of and amounts of cash to be received by it or any such Subsidiary and the timing of the amounts of cash to be payable on or in respect of its Indebtedness or the Indebtedness of any such Subsidiary.

            SECTION 3.14. Reportable Transaction. The Borrowers do not intend to treat the Borrowings or issuances of Letters of Credit and related transactions as being a "reportable transaction" (within the meaning of Treasury Regulation
Section 1.6011-4). In the event the Borrowers determine to take any action inconsistent with such intention, it will promptly notify the Administrative Agent thereof.

            SECTION 3.15. Capitalization and Subsidiaries. As of the date hereof, Schedule 3.15 sets forth (a) a correct and complete list of the name and relationship to the Borrowers of each and all of Parent and its Subsidiaries,
(b) a true and complete listing of each class of each of Parent's and the

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Borrowers' authorized Equity Interests, of which all of such issued shares are validly issued, outstanding, fully paid and non-assessable, if applicable, and owned beneficially and of record by the Persons identified on Schedule 3.15, and
(c) the type of entity of each Loan Party and each of its Subsidiaries. All of the issued and outstanding Equity Interests owned by any Loan Party has been (to the extent such concepts are relevant with respect to such ownership interests) duly authorized and issued and is fully paid and non-assessable.

            SECTION 3.16. [Intentionally Deleted].

            SECTION 3.17. Security Interest in Collateral. The provisions of this Agreement and the other Loan Documents create legal and valid Liens on all the Collateral in favor of the Collateral Agent, for the benefit of the Collateral Agent and the Lenders, and such Liens constitute perfected and continuing Liens on the Collateral, securing the Secured Obligations, enforceable (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is brought by proceedings in equity or at law)) against the applicable Loan Party and all third parties, and having priority over all other Liens on the Collateral except in the case of (a) Permitted Liens, (b) Liens perfected by possession, control or filing (including possession of any certificate of title) to the extent the Collateral Agent has not obtained or does not maintain possession of such Collateral, other than as a result of any breach by a Loan Party of any of its covenants or representations under the Loan Documents, and (c) Liens perfected only by filing to the extent the Collateral Agent has not made such filing. Unless an Event of Default has occurred and is continuing, the Collateral Agent shall not require the filing of intellectual property Lien filings in jurisdictions outside of Canada and the United States.

            SECTION 3.18. Senior Debt. The Obligations of each Loan Party constitutes Senior Debt of such Loan Party under and as defined in the 1999 Subordinated Indenture to the extent such Loan Party is the issuer or a guarantor under the 1999 Subordinated Indenture.

                                   ARTICLE IV

IV.   CONDITIONS

            SECTION 4.01. Effective Date. The obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions (excluding those addressed in the Post-Closing Agreement) is satisfied (or waived in accordance with Section 9.02):

            (a) Credit Agreement and Loan Documents. The Administrative Agent (or its counsel) shall have received (i) from each party hereto either (A) a counterpart of this Agreement signed on behalf of such party or (B) written evidence reasonably satisfactory to the Administrative Agent (which may include facsimile transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement and (ii) duly executed copies of the Loan Documents and such other reaffirmations, certificates, documents, instruments and agreements as the Administrative Agent shall reasonably request in connection with the transactions contemplated by this Agreement and the other Loan Documents, including any promissory notes requested by a Lender pursuant to
Section 2.11 payable to the order of each such requesting Lender and a written opinion of the Loan Parties' counsel (and, in the case of U.K. and French law opinions, Administrative Agent's counsel), addressed to the Administrative Agent, the Issuing Bank and the Lenders in substantially the form of Exhibit B.

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            (b) Financial Statements and Projections. The Lenders shall have received (i) Parent's annual reports on Form 10-K for fiscal years ending December 31, 2003 and December 31, 2004 and (ii) projections of the Borrowers' most recent income statement, balance sheet and cash flows for the five fiscal years ending December 31, 2009 (including quarterly projections for the fiscal year ending December 31, 2005); provided that the parties agree that the projections for fiscal years ending December 31, 2008 and December 31, 2009 may be delivered in a summary basis reasonably satisfactory to Administrative Agent.

            (c) Closing Certificates; Certified Certificate of Incorporation; Good Standing Certificates. The Administrative Agent shall have received (i) a certificate of each Loan Party, dated the Effective Date and executed by its Secretary or Assistant Secretary, which shall (A) certify the resolutions of its Board of Directors, managers, members, shareholders or other body authorizing the execution, delivery and performance of the Loan Documents to which it is a party, (B) identify by name and title and bear the signatures of the Financial Officers and any other officers of such Loan Party authorized to sign the Loan Documents to which it is a party, and (C) contain appropriate attachments, including the certificate or articles of incorporation or organization or amalgamation of each Loan Party certified by the relevant authority of the jurisdiction of organization of such Loan Party and a true and correct copy of its by-laws or operating, management or partnership agreement, and (ii) a long form good standing certificate for each Loan Party from its jurisdiction of organization.

            (d) [Intentionally Deleted]

            (e) Fees. The Lenders, the Agents shall have received all fees invoiced and required to be paid, and all reasonable out-of-pocket expenses required to be paid for which invoices have been presented (including the reasonable fees and out-of-pocket expenses of legal counsel), on or before the Effective Date. All such amounts will be paid with cash on hand or proceeds of Loans made on the Effective Date and will be reflected in the funding instructions given by the U.S. Borrower to the Administrative Agent on or before the Effective Date.

            (f) Lien Searches. The Administrative Agent shall have received the results of a recent lien search in each of the jurisdictions where assets of the Parent, the Borrowers and each U.S. Subsidiary Guarantor and other Subsidiary organized under the laws of Canada are located, and such search shall reveal no liens on any of the assets of the Parent, the Borrowers and each U.S. Subsidiary Guarantor and other Subsidiary organized under the laws of Canada except for liens permitted by Section 6.02 or discharged on or prior to the Effective Date pursuant to a pay-off letter or other documentation satisfactory to the Administrative Agent.

            (g) Pay-Off Letters. The Administrative Agent shall have received reasonably satisfactory pay-off letters for all existing Indebtedness to be repaid from the proceeds of the initial Borrowing, confirming that all Liens upon any of the property of the Loan Parties constituting Collateral will be terminated concurrently with such payment and all letters of credit issued or guaranteed as part of such Indebtedness shall have been cash collateralized or supported by a Letter of Credit; provided that, in the case of all Existing Indebtedness evidenced by the Existing Credit Agreement, (i) the Lenders shall have received satisfactory assignments of the Existing Indebtedness by the Existing Lenders and (ii) all Liens securing such Existing Indebtedness shall continue as first priority Liens securing the Secured Obligations, subject only to those Liens expressly permitted by Section 6.02.

            (h) Funding Accounts. The Administrative Agent shall have received a notice setting forth the deposit account of the U.S. Borrower and the deposit account of the Canadian Borrower (collectively, the "Funding Accounts") to which the Lenders, as applicable, are authorized by the

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Borrowers, as applicable, to transfer the proceeds of any Borrowings requested or authorized pursuant to this Agreement.

            (i) Insurance. The Agents shall have received evidence of insurance coverage in compliance with the terms of Section 5.09 of this Agreement and
Section 4.12 of the Security Agreement.

            (j) [Intentionally Deleted]

            (k) Control Agreements. The Agents shall have received each Deposit Account Control Agreement (which shall, among other things, provide for a springing blocked account which shall be (x) converted into full dominion and control if the Cash Availability Trigger is less than $50,000,000 for any ten
(10) consecutive Business Days and (y) converted back into a springing account from full dominion and control if the Cash Availability Trigger is greater than $75,000,000 for a period of sixty (60) consecutive days) required to be provided pursuant to Section 7.1(b) of the Security Agreement; provided that no such Deposit Account Control Agreements shall be required for trust, payroll accounts and petty cash accounts (containing petty cash in an aggregate amount for all such petty cash accounts not to exceed $125,000, at any time outstanding).

            (l) Solvency. The Administrative Agent shall have received a solvency certificate from the chief financial officer of each of the Borrowers.

            (m) Borrowing Base Certificate. The Administrative Agent shall have received a Borrowing Base Certificate which calculates the Borrowing Base as of the end of March, 2005.

            (n) Closing Availability. After giving effect to all Borrowings to be made on the Effective Date (including, without limitation, the Existing Indebtedness constituting Obligations hereunder) and, without duplication, the issuance of any Letters of Credit on the Effective Date and payment of all invoiced and reasonable fees and expenses due hereunder, and with all of the Loan Parties' indebtedness, liabilities, and obligations current, the U.S. Availability shall not be less than $50,000,000.

            (o) Second Lien Credit Agreement. All conditions precedent to the closing of the Second Lien Credit Agreement shall have been satisfied or waived prior to or simultaneously with the closing hereunder, the terms and conditions of the Second Lien Credit Agreement shall be reasonably satisfactory to the Administrative Agent and the Borrowers shall have received gross proceeds of at least $150,000,000 from the Second Lien Credit Agreement.

            (p) Intercreditor Agreement. All conditions precedent to the closing of the Intercreditor Agreement shall have been satisfied prior to or simultaneously with the closing hereunder, the terms and conditions of the Intercreditor Agreement shall be reasonably satisfactory to the Administrative Agent and the Borrowers.

            (q) Pledged Stock; Stock Powers; Pledged Notes. The Collateral Agent shall have received (i) the certificates representing the shares of Capital Stock pledged pursuant to the Security Agreement and the Canadian Pledge Agreements, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof and (ii) each promissory note (if any) pledged to the Collateral Agent pursuant to the Security Agreement endorsed (without recourse) in blank (or accompanied by an executed transfer form in blank) by the pledgor thereof.

            (r) Filings, Registrations and Recordings. Each document (including any Uniform Commercial Code or Personal Property Security Act (Ontario) financing statement) required by the Collateral Documents or under law or reasonably requested by the Agents to be filed, registered or

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recorded in order to create or continue, as applicable, in favor of the
Collateral Agent, for the benefit of the Collateral Agent and the Lenders, a perfected Lien on the Collateral described therein, prior and superior in right to any other Person (other than with respect to Liens expressly permitted by Section 6.02), shall be in proper form for filing, registration or recordation.

            (s) Environmental Reports. The Administrative Agent shall have received environmental reports with respect to the real properties of the Borrowers and their Subsidiaries specified by the Administrative Agent from Environ Corporation or any other firm(s) reasonably satisfactory to the Administrative Agent, which review reports shall be reasonably acceptable to the Administrative Agent.

            (t) Mortgages, etc. The Agents shall have received, with respect to each parcel of real property which is required to be subject to a Lien in favor of the Collateral Agent, each of the following, in form and substance reasonably satisfactory to the Agents:

                        (i) a Mortgage (including, without limitation, reaffirmations and amendments thereto) on such property;

                        (ii) ALTA or other mortgagee's title policy or endorsement thereto insuring such mortgage is a valid and enforceable continuing first priority Lien in favor of the Collateral Agent for the benefit of itself and the Lenders;

                        (iii) an ALTA survey prepared and certified to the Administrative Agent by a surveyor reasonably acceptable to the Administrative Agent (or survey certificate sufficient to obtain a survey endorsement on the title policies); and

                        (iv) an opinion of counsel in the state or province in which such parcel of real property is located in form and substance and from counsel reasonably satisfactory to the Administrative Agent.

            (u) Letter of Credit Application. The Administrative Agent shall have received a properly completed letter of credit application if the issuance of a Letter of Credit will be required on the Effective Date. The U.S. Borrower shall have executed the Issuing Bank's master agreement for the issuance of commercial Letters of Credit.

            (v) Approvals. All governmental and third party approvals necessary in connection with the transactions contemplated hereby (including shareholder approval, if required) shall have been obtained on reasonably satisfactory terms and be in full force and effect.

            (w) Closing Compliance Certificate. The Administrative Agent shall have received a certificate of the U.S. Borrower demonstrating that (i) the Agreement, the other Loan Documents and the Obligations are permitted under the 2002 Senior Indenture and the 1999 Subordinated Indenture and (ii) the Obligations (assuming full utilization of the Revolving Commitments) constitute "Senior Debt" under the 1999 Subordinated Indenture.

            (x) Appraisals. The Administrative Agent shall have received asset appraisals (in form and substance reasonably acceptable to Administrative Agent) pertaining to such assets as Administrative Agent shall have specified from appraisers reasonably satisfactory to the Administrative Agent (including, without limitation, being engaged directly by the Administrative Agent and having no direct or indirect interest, financial or otherwise, in the assets being appraised or the Transactions).

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            (y) Field Examination. The Administrative Agent shall have conducted a reasonably satisfactory field examination of the Accounts and Inventory (including related working capital matters), financial information and related data processing and other systems of the Borrowers and Parent's other Subsidiaries organized under the laws of a jurisdiction within the United
States.

            (z) Legal and Regulatory Matters. The Administrative Agent shall be reasonably satisfied with all legal (including, without limitation, tax implications) and regulatory matters relating to the Loan Parties and their Subsidiaries, including, without limitation, the Loan Parties and their Subsidiaries' corporate and capital structure, material accounts and compliance with all applicable requirements of Regulations T, U and X of the Board of Governors of the Federal Reserve System.

            (aa) Other Documents. The Agents shall have received such other documents as the Agents, the Issuing Bank, any Lender or their respective counsel may have reasonably requested.

The Administrative Agent shall notify the Borrowers and the Lenders of the Effective Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 9.02) at or prior to 2:00 p.m., New York City time, on May 3, 2005 (and, in the event such conditions are not so satisfied or waived, the Revolving Commitments shall terminate at such time).

            SECTION 4.02. Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing (excluding the continuation of a Loan as a Loan of the same Type or the conversion of a Loan from one Type into another Type), and of the Issuing Bank to issue, amend, renew or extend any Letter of Credit, is subject to the satisfaction of the following conditions:

            (a) The representations and warranties of the Borrowers set forth in this Agreement, any Letter of Credit applications and the Collateral Documents shall be true and correct in all material respects on and as of the date (except to the extent such representations or warranties relate to an earlier date in which case they shall be true and correct in all material respects as of such date) of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable, and if they are not true and correct in all material respects the Administrative Agent or the Required Lenders shall have determined not to make any such Loan or instructed the Issuing Bank not to issue Letters of Credit as a result of the fact that such representation or warranty is untrue or incorrect.

            (b) At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing and the Administrative Agent or the Required Lenders shall have determined not to make such Borrowing or instructed the Issuing Bank not to issue such Letter of Credit as a result of such Default.

            (c) After giving effect to any Borrowing or the issuance of any Letter of Credit, U.S. Availability is not less than zero.

            (d) After giving effect to any Borrowing by the Canadian Borrower, Canadian Availability is not less that zero.

Each Borrowing (excluding the continuation of a Loan as a Loan of the same Type or the conversion of a Loan from one Type into another Type), and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in paragraphs (a)-(d) of this Section. Any Lender may require a duly completed

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compliance certificate as a condition to making a Borrowing or requesting the issuance of a Letter of Credit.

                                    ARTICLE V

V.    AFFIRMATIVE COVENANTS

            Until the Revolving Commitments have expired or been terminated and the principal of and interest on each Loan and all fees and other Obligations (other than contingent indemnification Obligations to the extent no claims giving rise thereto have been asserted) payable hereunder shall have been paid in full and all Letters of Credit shall have expired, terminated or secured in accordance with Section 2.07(j)(ii) hereof and all LC Disbursements shall have been reimbursed, each Loan Party executing this Agreement covenants and agrees, jointly and severally with all of the Loan Parties, with the Lenders that:

            SECTION 5.01. Financial Statements; Borrowing Base and Other Information. The Borrowers will furnish to the Administrative Agent and each
Lender:

            (a) within 90 days after the end of each fiscal year of the Parent, its audited consolidated and consolidating (by division) balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by Deloitte & Touche LLP or other independent public accountants reasonably acceptable to the Required Lenders (without a "going concern" or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of Parent and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, accompanied by any management letter prepared by said accountants;

            (b) within 45 days after the end of each of the first three fiscal quarters of the Parent, its unaudited consolidated and consolidating (by division) balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Parent and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

            (c) within 20 days after the end of each fiscal month of the Parent if, at such time, the Cash Availability Trigger is less than $35,000,000, its unaudited consolidated and consolidating (by division) balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such fiscal month and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of Parent and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

            (d) concurrently with any delivery of financial statements under clause (a) or (b) or, if applicable, (c) above, a certificate of a Financial Officer of the U.S. Borrower in substantially the form

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

of Exhibit D (i) certifying, in the case of the financial statements delivered under clause (b) or, if applicable, (c), as presenting fairly in all material respects the financial condition and results of operations of Parent and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes, (ii) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (iii) setting forth reasonably detailed calculations demonstrating compliance with Section 6.12 and (iv) stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 3.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

            (e) concurrently with any delivery of financial statements under clause (a) above, a certificate of the accounting firm that reported on such financial statements stating whether they obtained knowledge during the course of their examination of such financial statements of any Default (which certificate may be limited to the extent required by accounting rules or guidelines);

            (f) as soon as available, but in any event not more than sixty (60) days after the end of each fiscal year, a copy of the plan and forecast (including a projected consolidated and consolidating balance sheet, income statement and funds flow statement) of the Borrowers for each quarter of the following fiscal year (the "Projections") in form reasonably satisfactory to the Administrative Agent, it being agreed that the form and scope of Projections delivered on the Effective Date is reasonably satisfactory to the Administrative Agent;

            (g) as soon as available but in any event within twenty (20) days of the end of each fiscal month, and at such other times as may be reasonably requested by the Administrative Agent if, at such time, the Cash Availability Trigger is less than $35,000,000, as of the period then ended, a completed U.S. Borrowing Base Certificate and a completed Canadian Borrowing Base Certificate (showing such Borrowing Base as of the close of business on the last day of such fiscal month) and, in each case, supporting information in connection therewith (including without limitation, the "Reporting Requirements" schedules thereto), together with any additional reports with respect to the Borrowing Bases as the Administrative Agent may reasonably request; and the Eligible U.S. Equipment, Eligible U.S. Real Property, Eligible Aircraft, Canadian Eligible Equipment and Canadian Eligible Real Property components of the Borrowing Bases, as applicable, shall be updated (w) from time to time upon receipt of periodic valuation updates received from the Administrative Agent's asset valuation experts, (x) concurrent with the sale or commitment to sell any assets constituting part of the Eligible U.S. Equipment, Eligible U.S. Real Property, Eligible Aircraft, Canadian Eligible Equipment and Canadian Eligible Real Property as applicable, (y) in the event such assets are idled for any reason other than maintenance or repairs for a period in excess of ten (10) consecutive days, or (z) in the event that the value of such owned and leased assets is otherwise materially impaired, as determined in the Administrative Agent's Permitted Discretion;

            (h) within ninety (90) days following the Cash Availability Trigger being less than $50,000,000 and as reasonably requested thereafter (until such time, if at all, that the Cash Availability Trigger is greater than $75,000,000 for a period of sixty (60) consecutive days) or at any time when an Event of Default has occurred and is continuing, an updated customer list for the Borrowers and the Subsidiary Guarantors, which list shall state the customer's name, mailing address and phone number and shall be certified as true and correct by a Financial Officer of the U.S. Borrower; and

            (i) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of Parent or any Subsidiary, or compliance with the

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

terms of this Agreement or any other Loan Document, as the Administrative Agent or any Lender may reasonably request.

            SECTION 5.02. Notices of Material Events. The U.S. Borrower will furnish to the Administrative Agent and each Lender prompt written notice of the following:

            (a) the occurrence of any Default;

            (b) receipt of any notice of any governmental investigation or any litigation commenced or threatened against any Loan Party that (i) seeks damages in excess of $5,000,000, (ii) seeks injunctive relief that, if successful, would reasonably be expected to result in costs or liabilities (or negatively impact the value of such Loan Party's property) in excess of $5,000,000, (iii) is asserted or instituted against any Plan, its fiduciaries or its assets which would reasonably be expected to result in costs or liabilities in excess of $5,000,000, (iv) alleges criminal misconduct by any Loan Party, (v) alleges the violation of any law regarding, or seeks remedies in connection with, any Environmental Laws which resolution or remedy would be reasonably expected to result in costs or liabilities in excess of $5,000,000; or (vi) involves any product recall to the extent such action could reasonably be expected to result in a Material Adverse Effect;

            (c) any Lien (other than Permitted Liens) placed on or asserted against any of the Collateral;

            (d) commencement of any proceedings contesting any tax, fee, assessment, or other governmental charge in excess of $5,000,000;

            (e) the opening of any new deposit account (other than a payroll or trust account or petty cash accounts to the extent the aggregate of deposits in all petty cash accounts do not exceed $125,000) by any Loan Party with any bank or other financial institution;

            (f) any loss, damage, or destruction to the Collateral in the amount of $20,000,000 or more, whether or not covered by insurance;

            (g) as and when known by a Financial Officer or other senior officer of a Loan Party, any and all default notices received under or with respect to any leased location or public warehouse where material Collateral is located (which shall be delivered within two (2) Business Days after knowledge thereof);

            (h) any pending or threatened strike, work stoppage, unfair labor practice claim, or other labor dispute affecting the Borrowers or any of their Subsidiaries in a manner which could reasonably be expected to have a Material Adverse Effect;

            (i) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect; and

            (j) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the U.S. Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

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            SECTION 5.03. Existence; Conduct of Business. Each Loan Party will, and will cause each of its Subsidiaries to, (a) do or cause to be done all things necessary (i) to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business, and (ii) maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted, except to the extent failure to comply with this clause (ii) could not be reasonably expected to result in a Material Adverse Effect; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.03 and (b) carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted.

            SECTION 5.04. Payment of Obligations. Each Loan Party will, and will cause each of its Subsidiaries to, pay or discharge when due all material Indebtedness and all other material liabilities and obligations, including Taxes, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) such Loan Party or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

            SECTION 5.05. Maintenance of Properties and Intellectual Property Rights. Each Loan Party will, and will cause each of its Subsidiaries to, (a) keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear, casualty and condemnation excepted, and (b) obtain and maintain in effect at all times all material franchises, governmental authorizations, intellectual property rights, licenses and permits, which are necessary for it to own its property or conduct its business as conducted on the date of this Agreement, except to the extent the failure to maintain such intellectual property, franchises, government authorizations, licenses and permits could not reasonably be expected to result in a Material Adverse Effect.

            SECTION 5.06. Books and Records; Inspection Rights. Each Loan Party will, and will cause each of its Subsidiaries to, keep proper books of record and account in accordance with GAAP. Each Loan Party will, and will cause each of its Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender (so long such Lender or its representatives are accompanying the Administrative Agent) (including employees of the Administrative Agent, any Lender or any consultants, accountants, lawyers and appraisers retained by the Administrative Agent), upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to permit the Administrative Agent and Lenders to discuss its affairs, finances and condition with its officers and independent accountants (provided a representative from Borrowers may be elect to present), all at such reasonable times (during normal business hours) and as often as reasonably requested; provided that so long as no Event of Default has occurred and is continuing, Borrowers shall only be required to reimburse the Administrative Agent and Lenders for the cost of (i) one such inspection in any fiscal year (including internally allocated fees and expenses of employees of the Administrative Agent and expenses of any such representatives retained by the Administrative Agent as to which invoices have been furnished to conduct any such inspection) and (ii) one additional such inspection in any such fiscal year in the event the Cash Availability Trigger is less than or equal to $50,000,000 for ten (10) or more consecutive Business Days during such fiscal year. After the occurrence and during the continuance of any Event of Default, each Loan Party shall provide the Administrative Agent, and each Lender with access to its suppliers. The Loan Parties acknowledge that the Administrative Agent, after exercising its rights of inspection, may prepare and distribute to the Lenders certain Reports pertaining to the Loan Parties' assets for internal use by the Administrative Agent and the Lenders.

            SECTION 5.07. Compliance with Laws. Each Loan Party will, and will cause each of its Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority

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applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

            SECTION 5.08. Use of Proceeds and Letters of Credit. The proceeds of the Loans will be used only for working capital and general corporate purposes of the Borrowers and their Subsidiaries in the ordinary course of their business and to refinance certain Existing Indebtedness. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations T, U and X. Letters of Credit will be issued only to support the working capital needs and other general corporate purposes of the Borrowers and their Subsidiaries in the ordinary course of business.

            SECTION 5.09. Insurance. Each Loan Party will, and will cause each of its Subsidiaries to, maintain with financially sound and reputable independent insurance carriers having a financial strength rating of at least A by A.M. Best Company insurance against: (i) loss or damage by fire and loss in transit; (ii) theft, burglary, pilferage, larceny, embezzlement, and other criminal activities; (iii) business interruption; (iv) general liability and (v) and such other hazards, each as is customary for companies of a similar size engaged in similar business under similar circumstances as such Person. All such insurance shall be in amounts, cover such assets and be under policies reasonably acceptable to the Administrative Agent in its Permitted Discretion. No Loan Party will use or permit any property to be used in any manner which would render inapplicable any material insurance coverage. Any insurance or condemnation net cash proceeds in excess of $5,000,000 received by the Loan Parties from a casualty or condemnation (or any related casualties or condemnations) shall be immediately forwarded to the Administrative Agent and the Administrative Agent shall apply any such proceeds to the reduction of the Obligations in accordance with Section 2.12(b)(v).

            SECTION 5.10. Appraisals. At any time that the Administrative Agent reasonably requests, or at any time that the Borrowers so elect, the Loan Parties will provide the Administrative Agent with appraisals or updates thereof (and will reimburse the Administrative Agent for the costs thereof) of their Inventory, equipment, Eligible Aircraft and real property from an appraiser selected and engaged by the Administrative Agent, and prepared on a basis reasonably satisfactory to the Administrative Agent, such appraisals and updates to include, without limitation, information required by applicable law and regulations; provided that, in the case of any appraisal requested by the Administrative Agent, so long as no Event of Default has occurred and is continuing, the Borrowers shall only be required to reimburse the Administrative Agent and Lenders for the cost of (i) one such appraisal in any fiscal year and
(ii) one additional such appraisal in any such fiscal year in the event the Cash Availability Trigger is less than or equal to $50,000,000 for ten (10) or more consecutive Business Days during such fiscal year. The Administrative Agent shall not request appraisals of equipment, Eligible Aircraft or real estate for the purpose of redetermining the Net Orderly Liquidation Value of equipment or Eligible Aircraft included in the Borrowing Bases or the fair market value of real estate included in the Borrowing Bases unless (i) an Event of Default has occurred and is continuing or (ii) unless the sum of the Dollar Equivalent of the aggregate Hard Costs of Additional Canadian Eligible Equipment included in Canadian Eligible Equipment plus the aggregate Hard Costs of Additional Eligible U.S. Equipment included in Eligible U.S. Equipment exceeds $20,000,000, in which event the Administrative Agent may request such appraisals for the purpose of redetermining the values of all equipment, Eligible Aircraft and real estate included in the Borrowing Bases; provided that the foregoing shall not prohibit the Borrowers from electing to obtain appraisals for such purpose at any time. Upon any Lender's reasonable request, Administrative Agent shall provide such Lender with a copy of any appraisal delivered hereunder.

            SECTION 5.11. Additional Collateral; Further Assurances. Subject to applicable law, each Loan Party shall, unless the Required Lenders otherwise consent, cause each of its Domestic Subsidiaries and Canadian Subsidiaries formed or acquired after the date of this Agreement in accordance

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with the terms of this Agreement to become a Loan Party by executing the Joinder
Agreement set forth as Exhibit E hereto (the "Joinder Agreement"). Upon execution and delivery thereof, each such Person (i) shall automatically become a Loan Guarantor hereunder and thereupon shall have all of the rights, benefits, duties, and obligations in such capacity under the Loan Documents and (ii) will grant Liens to the Collateral Agent, for the benefit of the Collateral Agent and the Lenders, in any property of such Loan Party which constitutes Collateral, including any parcel of real property valued in excess of $1,000,000 which is located in the U.S. or Canada and owned by any Loan Party. Notwithstanding the foregoing, the guaranty of each Canadian Subsidiary Guarantor shall be limited to a guaranty of the Canadian Obligations.

            (a) Each Loan Party will cause (i) 100% of the issued and outstanding Equity Interests of each of its Domestic Subsidiaries and (ii) 65% of the issued and outstanding Equity Interests of each Foreign Subsidiary directly owned by the Parent, the U.S. Borrower or any U.S. Subsidiary Guarantor, to be subject at all times to a first priority, perfected Lien (subject to Permitted Liens) in favor of the Collateral Agent pursuant to the terms and conditions of the Loan Documents or other security documents as the Agents shall reasonably request. Each Canadian Subsidiary and Canadian Borrower will cause 100% of its issued and outstanding Equity Interests to be subject at all times to a first priority perfected Lien (subject to Permitted Liens) in favor of the Collateral Agent pursuant to the terms and conditions of the Loan Documents or other security documents as the Agent shall reasonably request in order to secure the Canadian Obligations.

            (b) Without limiting the foregoing, each Loan Party will, and will cause each of the Subsidiaries which is required to become a Loan Party pursuant to the terms of this Agreement to, execute and deliver, or cause to be executed and delivered, to the Agents, as applicable, such documents and agreements, and will take or cause to be taken such actions as the Agents may, from time to time, reasonably request to carry out the terms and conditions of this Agreement and the other Loan Documents, including but not limited to all items of the type required by Section 4.01 (as applicable).

            (c) [Intentionally Deleted].

            (d) To the extent permitted hereunder, if any Loan Party proposes to acquire a fee ownership interest in real property valued in excess of $1,000,000 and located in Canada or the United States after the date of this Agreement, it shall contemporaneously with such acquisition provide to the Agents a mortgage or deed of trust granting the Collateral Agent a first priority Lien on such real property (subject to Permitted Liens), mortgage title insurance commitment, real property survey, local counsel opinion(s), and, if required by the Agents, and flood insurance, and such other documents, instruments or agreements reasonably requested by the Agents, in each case, in form and substance reasonably satisfactory to the Agents provided that any such Lien granted by a Subsidiary that is not a U.S. Subsidiary Guarantor shall only service the Canadian Obligations.

            SECTION 5.12. Depository Banks. Each Loan Party will maintain Bank of America, N.A. as such Loan Party's principal depository bank, including for the maintenance of operating, administrative, cash management, collection activity, and other deposit accounts for the conduct of its business.

            SECTION 5.13. Collateral Access Agreements. Within forty-five (45) days following the Effective Date, each Loan Party shall use commercially reasonable efforts to deliver to the Agents each Collateral Access Agreement required to be provided pursuant to Section 4.13 of the Security Agreement.

                                   ARTICLE VI

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VI.   NEGATIVE COVENANTS

            Until the Revolving Commitments have expired or terminated and the principal of and interest on each Loan and all fees and other Obligations (other than contingent indemnification Obligations to the extent no claims giving rise thereto have been asserted) payable hereunder have been paid in full and all Letters of Credit have expired, terminated or secured in accordance with Section 2.07(j)(ii) hereof, each Loan Party executing this Agreement covenants and agrees, jointly and severally with all of the Loan Parties, with the Lenders that:

            SECTION 6.01. Indebtedness. No Loan Party will, nor will it permit any of its Subsidiaries to, create, incur or suffer to exist any Indebtedness, except:

            (a) the Secured Obligations;

            (b) Indebtedness existing on the date hereof and set forth in
Schedule 6.01 and extensions, renewals and replacements of any such Indebtedness in accordance with clause (g) hereof;

            (c) Unsecured Indebtedness of any (i) Loan Party, excluding the Parent, to any other wholly-owned Loan Party and (ii) Subsidiary that is not a Loan Party to any other Subsidiary that is not a Loan Party;

            (d) Guarantees by a Loan Party of Indebtedness of (i) any other Loan Party (other than the Parent) if the primary obligation is expressly permitted elsewhere in this Section 6.01 and (ii) any Subsidiary that is not a Loan Party if the primary obligation is expressly permitted elsewhere in this Section 6.01 and if the credit extension creating any such Guarantee is permitted under
Section 6.04(l)(v);

            (e) Indebtedness of any Loan Party incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including Capital Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and extensions, renewals and replacements of any such Indebtedness in accordance with clause (g) hereof; provided that (i) such Indebtedness is incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement and (ii) the aggregate principal amount of Indebtedness permitted by this clause (e) and (f) shall not exceed $100,000,000 at any time outstanding;

            (f) purchase money Indebtedness incurred in connection with the purchase of any Equipment (as such term is defined in the Security Agreement); provided that, the amount of such purchase money Indebtedness shall be limited to an amount not in excess of the purchase price of such Equipment and the aggregate of all such purchase money Indebtedness incurred at any time, together with the Indebtedness incurred pursuant to clause (e) hereof shall not exceed $100,000,000;

            (g) Indebtedness which represents an extension, refinancing, or renewal of any of the Indebtedness described in clauses (b) and (e) hereof; provided that, (i) the principal amount or interest rate of such Indebtedness is not increased, (ii) any Liens securing such Indebtedness are not extended to any additional property of any Loan Party, (iii) no Loan Party that is not originally obligated with respect to repayment of such Indebtedness is required to become obligated with respect thereto, (iv) such extension, refinancing or renewal does not result in a shortening of the average weighted maturity of the Indebtedness so extended, refinanced or renewed, (v) the terms of any such extension, refinancing, or renewal are not less favorable to the obligor thereunder than the original terms of such Indebtedness and (iv) if the Indebtedness that is refinanced, renewed, or extended was subordinated in right of payment to the Secured Obligations, then the terms and conditions of the refinancing, renewal, or extension

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Indebtedness must include subordination terms and conditions that are at least as favorable to the Administrative Agent and the Lenders as those that were applicable to the refinanced, renewed, or extended Indebtedness;

            (h) Indebtedness of any Person that becomes a Subsidiary after the date hereof; provided that (i) such Indebtedness exists at the time such Person becomes a Subsidiary and is not created in contemplation of or in connection with such Person becoming a Subsidiary and (ii) the aggregate principal amount of Indebtedness permitted by this clause (h) shall not exceed $10,000,000 at any time outstanding;

            (i) Guarantees by a Subsidiary that is not a Loan Party of Indebtedness of another Subsidiary that is not a Loan Party;

            (j) 1999 Subordinated Notes and the 2002 Senior Unsecured Notes and any refinancings, refundings, renewals or extensions thereof (without increasing the principal amount or shortening the maturity thereof); provided that the Net Cash Proceeds of 2002 Senior Unsecured Notes issued after the first $400,000,000 of Senior Unsecured Notes issued shall be used to refinance other Senior Unsecured Notes or applied in accordance with Section 2.12;

            (k) Indebtedness under the Second Lien Credit Agreement and the Second Lien Collateral Documents and guaranty thereof in an aggregate principal amount not to exceed $150,000,000 at any time outstanding;

            (l) Indebtedness of Borrowers' Foreign Subsidiaries (excluding the Canadian Subsidiaries) (i) to Persons other than Parent and its Subsidiaries, in a principal amount not to exceed $75,000,000 at any time outstanding in the aggregate for all such Indebtedness and (ii) to the Loan Parties to the extent the credit extension creating any such Indebtedness is permitted under Section 6.04(l)(v);

            (m) the Trust Preferred Stock Debentures;

            (n) Swap Obligations entered into in the ordinary course of business and not for speculative purposes;

            (o) Indebtedness of any Borrower or of any of its Subsidiaries incurred to finance insurance premiums and owing to the applicable insurance company providing the applicable policy;

            (p) Indebtedness of any Borrower or of any of its Subsidiaries in connection with industrial revenue bonds and similar financings issued for the benefit of Parent and its Subsidiaries;

            (q) Additional Indebtedness of any Borrower or of any of its Subsidiaries in an aggregate principal amount of all Indebtedness permitted by this clause (q) not to exceed $10,000,000 at any time;

            (r) Indebtedness arising from deposit accounts or from the honoring by a bank or other financial situations of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within 10 Business Days of incurrence;

            (s) Indebtedness consisting of promissory notes issued to current or former directors, consultants, managers, officer and employees or their spouses or estates of any of its Subsidiaries to

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purchase or redeem Capital Stock of Holdings issued to such director, consultants, manager, officer or employee in the ordinary course of business;
and

            (t) Indebtedness in respect of netting services and otherwise in connection with deposits accounts in the ordinary course of business.

            SECTION 6.02. Liens. No Loan Party will, nor will it permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

            (a) Account factoring arrangements by Foreign Subsidiaries (other than the Canadian Subsidiaries) permitted under Section 6.03;

            (b) Liens on the Collateral securing obligations under the Second Lien Credit Agreement and the Second Lien Collateral Documents and guaranty thereof, provided that the same are subject to and subordinated to the Liens granted pursuant to the Loan Documents in accordance with the terms of the Intercreditor Agreement;

            (c) any Lien on any property or asset of any Loan Party or any of its Subsidiaries existing on the date hereof and set forth in Schedule 6.02; provided that (i) such Lien shall not apply to any other property or asset of such Loan Party or Subsidiary and (ii) such Lien shall secure only those obligations which it secures on the date hereof and permitted extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

            (d) Liens securing purchase money Indebtedness of a Loan Party permitted pursuant to clause (f) of Section 6.01; provided that, such Liens attach only to the property which was purchased with the proceeds of such purchase money Indebtedness;

            (e) Liens on fixed or capital assets acquired, constructed or improved by a Loan Party or any of its Subsidiaries; provided that (i) such security interests secure Indebtedness permitted by clause (e) of Section 6.01,
(ii) such security interests and the Indebtedness secured thereby are incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement, (iii) the Indebtedness secured thereby does not exceed 100% of the cost of acquiring, constructing or improving such fixed or capital assets and (iv) such security interests shall not apply to any other property or assets of such Loan Party or Subsidiary;

            (f) any Lien existing on any property or asset prior to the acquisition thereof by a Loan Party or existing on any property or asset of any Person that becomes a Loan Party after the date hereof prior to the time such Person becomes a Loan Party; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Loan Party, as the case may be, (ii) such Lien shall not apply to any other property or assets of the Loan Party and (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Loan Party, as the case may be;

            (g) any interest or title of a lessor or licensor under any lease, sublease, license or sublicense entered into by the Borrowers or any Subsidiary in the ordinary course of its business and covering only those assets subject to such lease or sublease, as applicable and any Liens encumbering such lessor's or sublessor's interest in such lease or sublease granted by such lessor or sublessor to secure such lessor's or sublessor's Indebtedness to any lender or creditor;

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            (h) Liens arising in the ordinary course of business solely by virtue of any statutory or common law provision relating to banker's liens, rights of set-off or similar rights and remedies in favor of the applicable depository bank as to such deposit accounts;

            (i) Liens securing Indebtedness permitted under 6.01(l); provided that such Liens solely secure assets owned by a Subsidiary other than a Canadian Subsidiary or a Domestic Subsidiary;

            (j) Liens securing the Indebtedness permitted under Section 6.01(o); provided that (i) such Liens are limited to securing only the unpaid premiums under the applicable insurance policy and (ii) such Liens only encumber the proceeds of the applicable insurance policy;

            (k) Liens arising solely by virtue of any statutory or common law provision relating to banker's liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; provided that (i) such deposit account is not a dedicated Collateral Account (except to the extent provided in the applicable Deposit Account Control Agreement) and is not subject to restrictions against access by Parent or any Subsidiary in excess of those set forth by regulations promulgated by the Federal Reserve Board or (ii) such deposit account is not intended by Parent or such Subsidiary to provide collateral to the depository institution;

            (l) Liens (excluding Liens on Inventory and Accounts) not otherwise permitted hereunder which secure obligations not exceeding in the aggregate the Dollar Equivalent of $10,000,000;

            (m) liens attaching solely to cash earnest money deposits in connection with an investment permitted hereunder;

            (n) precautionary UCC filings;

            (o) inchoate Liens imposed by law for Taxes that are not yet due or are being contested in compliance with Section 5.04;

            (p) carriers', warehousemen's, mechanics', materialmen's, repairmen's and other like Liens arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in compliance with Section 5.04;

            (q) pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations;

            (r) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

            (s) judgment liens in respect of judgments that do not constitute an Event of Default under clause (k) of Article VII;

            (t) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or materially interfere with the ordinary conduct of business of the Borrowers or any Subsidiary;

            (u) discounts or forgiveness of accounts receivables to the extent permitted pursuant to Section 6.03(a)(9); and

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            (v) Liens in favor of the Collateral Agent granted pursuant to any
Loan Document.

Notwithstanding the foregoing, none of the Liens permitted pursuant to this
Section 6.02 (except clause (b) hereof) may at any time attach to any Loan Party's (1) Accounts, other than those permitted under clauses (o), (s) and (v) hereof and (2) Inventory, other than those permitted under clauses (o), (p), (s) and (v) of the definition of Permitted Lien.

            SECTION 6.03. Fundamental Changes. (a) No Loan Party will, nor will it permit any Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or issue, sell, transfer, lease or otherwise dispose of (in one transaction or in a series of related transactions) any of its assets, or any of the stock of any of its Subsidiaries (in each case, whether now owned or hereafter acquired), or liquidate or dissolve, or amend or terminate its articles of incorporation, charter, certificate of formation, by-laws, operating, management or partnership agreement or other organizational document that is adverse to the Lenders, except that, if at the time thereof and immediately after giving effect thereto no Event of Default shall have occurred and be continuing (i) any Subsidiary of the Borrowers may merge into the U.S. Borrower in a transaction in which the U.S. Borrower is the surviving corporation, any Subsidiary that is not a U.S. Subsidiary Guarantor of the Borrowers may merge into the Canadian Borrower in a transaction in which the Canadian Borrower is the surviving corporation and any Canadian Guarantor may amalgamate with any other Canadian Guarantor provided such new Canadian Subsidiary will take all actions required under Section 5.11,
(ii) any Loan Party (other than the Parent, the Borrowers or a U.S. Subsidiary Guarantor) may merge into any Loan Party in a transaction in which the surviving entity is a wholly-owned Loan Party or any U.S. Subsidiary Guarantor may merge into any Loan Party in a transaction in which the surviving entity is the U.S. Borrower or a wholly-owned U.S. Subsidiary Guarantor, (iii) any Loan Party may sell, transfer, lease or otherwise dispose of (1) its assets to any wholly-owned Loan Party; provided that (a) the Borrowers shall not sell, transfer, lease or otherwise dispose of their assets, except to a U.S. Subsidiary Guarantor or the U.S. Borrower and (b) the U.S. Subsidiary Guarantors shall not sell, transfer, lease or otherwise dispose of their assets except to another wholly-owned U.S. Subsidiary Guarantor or the U.S. Borrower; (2) Inventory in the ordinary course of business, (3) equipment, other fixed assets, intellectual property and technology rights that is obsolete, surplus, negligible, worn out or no longer useful in its business, and the licensing or abandonment of technology or intellectual property rights, all in the ordinary course of business; (4) other assets (other than sales primarily of Accounts and notes receivable) not otherwise permitted hereunder which are made for fair market value; provided that at the time of any such disposition, (i) no Default or Event of Default shall exist or shall result therefrom and (ii) the aggregate value of all asset so sold by U.S. Borrower and its Subsidiaries after the date hereof shall not exceed 15% of consolidated total assets of U.S. Borrower and its Subsidiaries after giving effect to such sale; (5) assets to the extent that such assets are exchanged for credit against the purchase price of productive assets, or the proceeds of such sale are reasonably promptly applied to the purchase price of productive assets; (6) Account factoring arrangements by Foreign Subsidiaries (other than the Canadian Subsidiaries) to the extent permitted under Section 6.01(l) (assuming for purposes hereof, that such Account factoring arrangements constitute Indebtedness); (7) dispositions set forth on Schedule 6.03; (8) the leasing or subleasing of real property in the ordinary course of business; (9) discounts or forgiveness of account receivables in the ordinary course of business or in connection with collection or compromise thereof; provided the account debtor is not an Affiliate; and (10) equipment and other fixed assets to Subsidiaries that are not Loan Parties which have an aggregate net book value (in respect of all equipment and fixed assets sold, transferred, leased or otherwise disposed of) not exceeding $3,000,000 in any fiscal year; (iv) any Subsidiary that is not a Loan Party may merge into another Subsidiary that is not a Loan Party and sell, transfer, lease and otherwise dispose of assets to another Subsidiary that is not a Loan Party; (v) any Subsidiary of a Loan Party that is not a Loan Party may liquidate or dissolve if the Borrowers determine in good faith that such liquidation or dissolution is in the best interests of the Borrowers and is not materially disadvantageous to the Lenders; provided that any such merger involving

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a Person that is not a wholly owned Subsidiary immediately prior to such merger shall not be permitted unless also permitted by Section 6.04 and (vi) any Subsidiary that is a Loan Party may liquidate or dissolve so long as all assets (if any) of such Subsidiary are distributed to a Loan Party. The Net Cash Proceeds of any sale or disposition permitted pursuant to this Section 6.03 (other than pursuant to clause (a)(iii)(2) of this Section 6.03) shall be delivered to the Administrative Agent as required by Section 2.12 and applied to the Obligations as set forth therein.

            (b) No Loan Party will, nor will it permit any of its Subsidiaries to, engage in any business other than businesses of the type conducted by the Borrower and its Subsidiaries on the date of execution of this Agreement and businesses reasonably related thereto.

            SECTION 6.04. Investments, Loans, Advances, Guarantees and Acquisitions. No Loan Party will, nor will it permit any of its Subsidiaries to, purchase, hold or acquire (including pursuant to any merger with any Person that was not a Loan Party and a wholly owned Subsidiary prior to such merger) any capital stock, evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of related transactions) any assets of any other Person constituting a business unit (whether through purchase of assets, merger or otherwise), except:

            (a) Permitted Investments, subject to control agreements (with respect to Loan Parties) in favor of the Collateral Agent for the benefit of the Collateral Agent and the Lenders or otherwise subject to a perfected security interest in favor of the Collateral Agent for the benefit of the Collateral Agent and the Lenders;

            (b) investments by the Loan Parties existing on the date hereof in the capital stock of its Subsidiaries;

            (c) loans or advances made by a Loan Party or any Subsidiaries to any other Loan Party;

            (d) Guarantees constituting Indebtedness permitted by Section 6.01;

            (e) other investments in existence on the date of this Agreement and described in Schedule 6.04;

            (f) subject to Sections 4.2(a) and 4.4 of the Security Agreement, notes payable, or stock or other securities issued by Account Debtors to a Loan Party pursuant to negotiated agreements with respect to settlement of such Account Debtor's Accounts in the ordinary course of business, consistent with past practices;

            (g) extensions of credit in the nature of accounts receivable or notes receivable arising from the sale or lease of goods or services in the ordinary course of business;

            (h) investments by the Borrowers or their Subsidiaries in tooling so long as the amount by which such investments exceed the amount of the contractual obligations to reimburse the Borrowers or such Subsidiaries for such tooling is not greater than $20,000,000 at any time;

            (i) investments (including through issuances of a Guarantee) in (A) Joint Ventures not resulting in an Acquisition and (B) minority interests; provided that (I) the aggregate amount of all

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outstanding investments under this clause (i) made by Parent or any of its
Subsidiaries (the amount of such investment to be determined as of the date of such investment) shall not exceed 15% of the consolidated net worth of Parent and (II) both immediately before and immediately after giving effect to such investment, no Default or Event of Default shall exist or result therefrom and so long as Availability exceeds $50,000,000 immediately before and immediately after giving effect to any Borrowing to fund such investment;

            (j) investments made in order to consummate Acquisitions; provided that (i) no Default or Event of Default exist or will result therefrom, (ii) the board of directors or equivalent governing body of the acquiree or the parent of the acquiree shall have given its written consent to or approval of such Acquisition, and (iii) Availability exceeds $50,000,000 immediately before and immediately after giving effect to any Borrowing to fund such Acquisition;

            (k) other advances, loans, guarantees or extensions of credit (excluding advances, loans, guarantees or extensions of credit of the types described in clause (i) above) in the ordinary course of business by Parent or any Subsidiary not at any time exceeding in the aggregate 5% of the consolidated net worth of Parent; provided that (i) at the time of such advance, guarantee or extension of credit and immediately after giving effect thereto, no Default or Event of Default shall exist or result therefrom and (ii) at any time when the aggregate of all such advances, loans, guarantees and extensions of credit exceeds $5,000,000, so long as Availability exceeds $50,000,000 immediately before and immediately after giving effect to any such advance, loan, guaranty or extension of credit and any related Borrowing;

            (l) (i) investments by Parent in any Subsidiary, (ii) investments by any Subsidiary of Parent in U.S. Borrower or any U.S. Subsidiary Guarantor,
(iii) investments by Canadian Borrower or any Canadian Subsidiary in Canadian Borrower or any other Canadian Subsidiary, (iv) investments by any Subsidiary that is not a Canadian Subsidiary or a U.S. Subsidiary in any Subsidiary and (v) investments by any Loan Party in any Subsidiary that is not a Loan Party (including, without limitation, loans, Guarantees, extensions of credit and capital contributions and whether made in the form of cash or equipment and other fixed assets of any Loan Party) in an aggregate amount at any time outstanding not exceeding $75,000,000 (excluding any such investments made at a time when the Cash Availability Trigger, immediately before and immediately after giving effect to such investment, exceeds $125,000,000);

            (m) pledges or deposits required in the ordinary course of business in connection with workmen's compensation, unemployment insurance and other social security legislation;

            (n) Investments constituting earnest money required in connection with an Acquisition;

            (o) the Borrower and their Subsidiaries may organize new Subsidiaries so long as they comply with Section 5.11 hereof;

            (p) any Loan Party may capitalize or forgive any Indebtedness owed to them by any other Loan Party;

            (q) any Loan Party may cancel, forgive, set-off, or accept prepayments with respect to debt, other obligations and/or equity securities in the ordinary course of business and to the extent not otherwise prohibited by the terms of this Agreement (including, without limitation, Section 6.05 hereof).

            (r) customary indemnification obligations incurred in connection with acquisitions or asset dispositions to the extent otherwise permitted hereunder; and

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

            (s) Guarantees of surety obligations in the ordinary course of business and any guarantee of the performance of contractual obligations (other than the payment of money) of other Persons so long as such guaranty arises in the ordinary course of business.

            SECTION 6.05. Restricted Payments. No Loan Party will, nor will it permit any of its Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except:

            (a) the Loan Parties may declare and pay dividends with respect to its Equity Interests payable solely in additional shares of its common stock and the Trust Preferred Stock Trust may make a distribution of Parent's Common Stock pursuant to the terms of the Trust Preferred Securities or the Trust Preferred Stock Debentures,

            (b) Subsidiaries of the Loan Parties (other than the Borrower) may declare and pay dividends ratably with respect to their Equity Interests;

            (c) the Borrower may make Restricted Payments pursuant to and in accordance with stock option plans, bonus plans or other benefit plans for management or employees of the Borrower and its Subsidiaries;

            (d) Parent and U.S. Borrower may purchase, redeem or otherwise acquire shares of its common stock or warrants or options to acquire any such shares with the proceeds received from the substantially concurrent issuance of new shares of its common stock not otherwise required to be applied to a prepayment under Section 2.12;

            (e) U.S. Borrower may make dividends to Parent so that Parent may purchase or otherwise acquire shares of its common stock in connection with its employee stock purchase or bonus plans in the ordinary course of business and in a manner consistent with its past practices;

            (f) U.S. Borrower may (i) pay dividends to or on behalf of Parent under a tax sharing arrangement reasonably acceptable to the Administrative Agent and disclosed to the Lenders so long as such tax sharing arrangement is based on the method prescribed in Treas. Reg. Section 1.1502-33(d)(2)(ii) and on the method prescribed in Treasury Reg. Section 1.552-1(a)(2) (and using 100% as the percentage described in Treas. Reg. Section 1.1502-33(d)(2)(b)), (ii) pay dividends to or on behalf of Parent in the amount of Parent's franchise taxes and audit fees incurred in the ordinary course of Parent's business, and (iii) pay dividends to or on behalf of Parent to repurchase the capital stock of Parent owned by members of management who is no longer employed so long as the aggregate amount of such repurchases in any fiscal year does not exceed $1,000,000 and no Event of Default then exists or would arise therefrom;

            (g) so long as no Default or Event of Default exists or would result therefrom, U.S. Parent may make dividends to Parent so that Parent may make scheduled (as of the Effective Date) payments on and required under the Trust Preferred Stock Debentures and permit the Trust Preferred Stock Trust to make corresponding distributions on the Trust Preferred Securities; and

            (h) U.S. Borrower or Parent may make Restricted Payments to the extent permitted pursuant to Section 6.08(b) hereof.

            SECTION 6.06. Transactions with Affiliates. No Loan Party will, nor will it permit any of its Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of

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its Affiliates, except (a) in the ordinary course of business at prices and on terms and conditions not less favorable to the Loan Party or such Subsidiary than could be obtained on an arm's-length basis from unrelated third parties,
(b) transactions between or among a Loan Party and another Loan Party that is a wholly owned Subsidiary of a Loan Party not involving any other Affiliate and
(c) any Restricted Payment permitted by Section 6.05.

            SECTION 6.07. Restrictive Agreements. No Loan Party will, nor will it permit any of its Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of such Loan Party or any of its Subsidiaries to create, incur or permit to exist any Lien upon any of its property or assets, or (b) the ability of any Subsidiary of a Loan Party to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to the Borrowers or any other Subsidiary of the Borrower or to Guarantee Indebtedness of the Borrowers or any other Subsidiary of the Borrowers; provided that (i) the foregoing shall not apply to restrictions and conditions imposed by law or by this Agreement, (ii) the foregoing shall not apply to restrictions and conditions existing on the date hereof identified on Schedule 6.07 (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition), (iii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder,
(iv) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness, (v) clause (a) of the foregoing shall not apply to customary provisions in leases restricting the assignment thereof; (vi) the foregoing shall not apply to restrictions in the 2002 Senior Indenture similar to those in effect on the Effective Date; (vii) the foregoing shall not apply to the Second Lien Credit Agreement and the Second Lien Collateral Documents as in effect on the date hereof and (viii) the foregoing shall not apply to agreements evidencing Indebtedness permitted pursuant to Section 6.01(l) to the extent such restrictions relate solely to Foreign Subsidiaries (other than Canadian Subsidiaries) and their assets.

            SECTION 6.08. Prepayment of Indebtedness; Subordinated Indebtedness; Second Lien Obligations. (a) No Loan Party shall, directly or indirectly, voluntarily purchase, redeem, defease or prepay any principal of, premium, if any, interest or other amount payable in respect of any Indebtedness prior to its scheduled maturity, other than (i) the Secured Obligations; (ii) Indebtedness secured by a Permitted Lien if the asset securing such Indebtedness has been sold or otherwise disposed of in accordance with Section 6.03 or is the subject of a casualty or condemnation; (iii) Indebtedness permitted by Section 6.01(g) upon any refinancing thereof in accordance therewith; (iv) Indebtedness permitted by Section 6.01(c); and (v) subject to Section 6.08(b).

            (b) No Loan Party shall make any payment of principal of or interest on, or acquire, redeem or otherwise retire, or make any other distribution in respect of, any of the Subordinated Indebtedness, Senior Unsecured Notes or Second Lien Obligation, except that:

                        (i) so long as no Default or Event of Default exists that would result therefrom, U.S. Borrower or Parent may (a) make any interest payment on the 2002 Senior Unsecured Notes, (b) make any other payment, acquisition, redemption or other retirement or distribution on the 2002 Senior Unsecured Notes from proceeds of equity issued by Parent and not required to be applied otherwise under this Agreement, (c) make any other payments, acquisitions, redemptions or other retirements or distributions on the 2002 Senior Unsecured Notes(when taken together with any such payments, acquisitions, redemptions or other retirements or distributions permitted under Section 6.08(b)(ii)(c) hereof) not in excess of $100,000,000 in the aggregate for all such payments and (d) may refinance 2002 Senior

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      Unsecured Notes with the proceeds of other 2002 Senior Unsecured Notes permitted to be incurred under Section 6.01(g) and (j);

                        (ii) so long as no Default or Event of Default exists or would result therefrom and such payment is not blocked under the subordination provisions of the applicable agreement governing the 1999 Subordinated Notes, U.S. Borrower or Parent may (a) make any interest payment on the 1999 Subordinated Notes, (b) may refinance the 1999 Subordinated Notes to the extent permitted under Section 6.01(g) and (j) and (c) make any other payments, acquisitions, redemptions or other retirements or distributions on the 1999 Subordinated Notes (when taken together with any such payments, acquisitions, redemptions or other retirements or distributions permitted under Section 6.08(b)(i)(c) hereof) not in excess of $100,000,000 in the aggregate for all such payments;

                        (iii) so long as no Default or Event of Default exists or would result therefrom and such payment is not blocked under the subordination provisions of the applicable agreement governing such Subordinated Indebtedness, U.S. Borrower or Parent may (a) make any interest payment on Subordinated Indebtedness and (b) any other payment on such Subordinated Indebtedness from proceeds of equity issued by Parent and not required to be applied otherwise under this Agreement; and

                        (iv) subject to any restrictions set forth in the Intercreditor Agreement, U.S. Borrower or Parent may (a) make any interest and other payment (other than any payment in respect of principal) on the Second Lien Obligations and (b) make any other payments, acquisitions, redemptions or other retirements or distributions on the Second Lien Obligations so long as, in the case of this clause (b), no Default or Event of Default exists or would result therefrom and so long as Availability exceeds $75,000,000 immediately before and immediately after giving effect to such payment, acquisition, redemption, other retirement or distribution and any related Borrowing.

            (c) No Loan Party shall make any material amendment, waiver, consent, supplement or other modification to the 2002 Senior Indenture, 2002 Senior Unsecured Notes, the Second Lien Credit Agreement or the Second Lien Collateral Documents, 1999 Subordinated Notes, 1999 Subordinated Indenture or the indenture, note or other agreement evidencing or governing any Subordinated Indebtedness which would be adverse in any material respect to the Lenders without the prior written consent of the Required Lenders.

            SECTION 6.09. Change in Fiscal Periods. No Loan Party shall permit its fiscal year to end on a day other than December 31 or change its method of determining fiscal quarters.

            SECTION 6.10. Trust Preferred Stock Transactions. No Loan Party shall make any amendment to or other modification of the Trust Preferred Stock Debentures, the Trust Preferred Securities or the Trust Preferred Stock Indenture, which is adverse in any material respect to the interest of the Lenders.

            SECTION 6.11. Capital Expenditures. The Parent and its Subsidiaries shall not make or commit to make Capital Expenditures, except Capital Expenditures of Parent and its Subsidiaries not exceeding $85,000,000 per fiscal year; provided, that (a) such amount, if not so expended in the fiscal year for which it is permitted, may be carried over for expenditure in the next succeeding fiscal year and (b) Capital Expenditures made pursuant to this
Section 6.11 during any fiscal year shall be deemed made, first, in respect of amounts permitted for such fiscal year as provided above and, second, in respect of amounts carried over from the prior fiscal year pursuant to clause (a) above.

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            SECTION 6.12. Fixed Charge Coverage Ratio. At any time after the
Cash Availability Trigger is less than $35,000,000 for a period of five (5) consecutive Business Days, the Borrowers will not permit the Fixed Charge Coverage Ratio, determined as of the end of each of its fiscal quarters for the then most-recently ended four fiscal quarters, to be less than 1.10 to 1.0; provided that the Fixed Charge Coverage Ratio shall no longer be required to be satisfied (until such subsequent time as the Cash Availability Trigger is less than $35,000,000 for a period of five (5) consecutive Business Days) if the Cash Availability Trigger is greater than or equal to $35,000,000 for a period of sixty (60) consecutive days.

            SECTION 6.13. Parent. The Parent shall not engage in any trade or business, or own any assets (other than the Equity Interests of its Subsidiaries) or incur any Indebtedness (other than the Secured Obligations, the guarantee of the Second Lien Obligations, other Guarantees by Parent to the extent otherwise permitted hereunder and pledges of its assets pursuant to the terms of the Second Lien Collateral Documents (and subject to the Intercreditor Agreement)).

                                   ARTICLE VII

VII.  EVENTS OF DEFAULT

            If any of the following events ("Events of Default") shall occur:

            (a) the Borrowers shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

            (b) the Borrowers shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five days;

            (c) any representation or warranty made by or on behalf of any Loan Party or any Subsidiary of any Loan Party in this Agreement or any Loan Document or any amendment or modification thereof or waiver thereunder, or in any written report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been materially incorrect when made or deemed made;

            (d) any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02(a), 5.03 (with respect to a Loan Party's existence) or 5.08 or in Article VI;

            (e) any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those which constitute a default under another Section of this Article) or any other Loan Document (beyond any grace period therein provided), and such failure shall continue unremedied for a period of (i) 5 Business Days after the earlier of notice thereof from the Administrative Agent (which notice will be given at the request of any Lender) and knowledge of such breach by a Financial Officer or other senior officer if such breach relates to terms or provisions of Section 5.01, 5.02 (other than Section 5.02(a)), 5.03 through 5.07 and 5.09 and 5.10 of this Agreement or (ii) 30 days after the earlier of knowledge of such breach by a Financial Officer or other senior officer or notice thereof from the Administrative Agent (which notice will be given at the request of any Lender) if such breach relates to terms or provisions of any other Section of this Agreement;

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            (f) [Intentionally Deleted];

            (g) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (g) shall not apply to secured Indebtedness (other than the Second Lien Obligations) that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

            (h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of a Borrower, the Parent or any Material Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any a Borrower, the Parent or any Material Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

            (i) any Borrower, the Parent or any Material Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for such Loan Party or Subsidiary of any Loan Party or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

            (j) any Loan Party or any Subsidiary of any Loan Party shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

            (k) one or more judgments for the payment of money in an aggregate amount in excess of $20,000,000 (to the extent not covered by independent third-party insurance from a financially sound insurer as to which the insurer does not dispute coverage) shall be rendered against any Loan Party, any Subsidiary of any Loan Party or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of any Loan Party or any Subsidiary of any Loan Party to enforce any such judgment or any Loan Party or any Subsidiary of any Loan Party shall fail within 30 days to discharge one or more non-monetary judgments or orders which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, which judgments or orders, in any such case, are not stayed on appeal or otherwise being appropriately contested in good faith by proper proceedings diligently pursued;

            (l) an ERISA Event shall have occurred, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect (other than in accordance with its terms or as permitted hereunder);

            (m) a Change in Control shall occur;

            (n) [Intentionally Deleted];

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

            (o) the Loan Guaranty shall fail to remain in full force or effect or any action shall be taken to discontinue or to assert the invalidity or unenforceability of the Loan Guaranty, or any Loan Guarantor shall deny that it has any further liability under the Loan Guaranty to which it is a party, or shall give notice to such effect;

            (p) any Collateral Document shall for any reason fail to create a valid and perfected first priority security interest in any Collateral purported to be covered thereby, except as permitted by the terms of any Collateral Document, or any Collateral Document shall fail to remain in full force or effect or any action shall be taken to discontinue or to assert the invalidity or unenforceability of any Collateral Document; or

            (q) any material provision of any Loan Document for any reason ceases to be valid, binding and enforceable (except to the extent covered in (h) or (i) above) in accordance with its terms (or any Loan Party shall challenge the enforceability of any Loan Document or shall assert in writing, or engage in any action or inaction based on any such assertion, that any provision of any of the Loan Documents has ceased to be or otherwise is not valid, binding and enforceable in accordance with its terms).

then, and in every such event (other than an event with respect to the Borrower described in clause (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by written notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Revolving Commitments, and thereupon the Revolving Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and in case of any event with respect to the Borrower described in clause (h) or (i) of this Article, the Revolving Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower to the extent permitted by applicable law. Upon the occurrence and the continuance of an Event of Default, the Administrative Agent at the request of the Required Lenders shall, increase the rate of interest applicable to the Loans and other Obligations as set forth in this Agreement and exercise any rights and remedies provided to the Administrative Agent under the Loan Documents or at law or equity, including all remedies provided under the UCC.

                                  ARTICLE VIII

VIII. THE AGENTS

            Each of the Lenders and the Issuing Bank hereby irrevocably appoints the Agents as its agent and authorizes the Agents to take such actions on its behalf and to exercise such powers as are delegated to such Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto. In particular, the Agents are entitled to enter on behalf of each of the Lenders and the Issuing Bank into any Collateral Document.

            The banks serving as Agents hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Agent, and

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

such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Loan Parties or any Subsidiary of a Loan Party or other Affiliate thereof as if it were not an Agent hereunder.

            Neither Agent shall have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) neither Agent shall be subject to any fiduciary or other implied duties, regardless of whether an Event of Default has occurred and is continuing, (b) neither Agent shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Loan Documents that the Agents are required to exercise in writing as directed by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02), and (c) except as expressly set forth in the Loan Documents, neither Agent shall have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Loan Party or any of its Subsidiaries that is communicated to or obtained by the bank serving as an Agent or any of such bank's Affiliates in any capacity. Neither Agent shall be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02) or in the absence of its own gross negligence or willful misconduct. The Agents shall be deemed not to have knowledge of any Event of Default unless and until written notice thereof is given to the Agents by the Borrowers or a Lender, and neither Agent shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or in connection with any Loan Document,
(iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to any Agent.

            The Agents shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Agents also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Agents may consult with legal counsel (who may be counsel for the Borrowers), independent accountants and other experts selected by it (such selection to be made by Agents in their reasonable discretion), and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

            The Agents may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by such Agent (such appointment to be made by Agents in their reasonable discretion). The Agents and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of such Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Agent.

            Subject to the appointment and acceptance of a successor Agent as provided in this paragraph, either Agent, as applicable, may resign at any time by notifying the Lenders, the Issuing Bank and the Borrowers. Upon any such resignation, the Required Lenders shall have the right to appoint a successor which successor Agent shall (unless an Event of Default under Section 7(a), (b) or (h)-(j) shall have occurred and be continuing) be subject to approval by the Borrowers which approval shall not be unreasonably withheld or delayed. If no successor shall have been so appointed by the Required Lenders

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

and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may, on behalf of the Lenders and the Issuing Bank, appoint a successor Agent with the approval of the Borrowers (which approval shall not be unreasonably withheld or delayed and which shall not be required upon the occurrence of an Event of Default under Sections 7(a), (b) or (h)-(j)) which shall be a commercial bank or an Affiliate of any such commercial bank. Upon the acceptance of its appointment as an Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrowers to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrowers and such successor. After the Agent's resignation hereunder, the provisions of this Article and Section 9.03 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Agent.

            Each Lender acknowledges that it has, independently and without reliance upon any Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon any Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or related agreement or any document furnished hereunder or thereunder.

            Neither Agent shall have any obligation to any of the Lenders to ensure that the Collateral exists, is owned by the Loan Parties, is cared for, protected or insured, is unencumbered by others, or that the Liens granted to the Collateral Agent therein have been properly, sufficiently or lawfully created, perfected, protected or enforced, or that such Liens are entitled to any particular priority, it being understood and agreed that in respect of the Collateral, or any act, omission, or event related thereto, the Agents may act in any manner they may deem appropriate, in their sole discretion given such Agent's own interest in the Collateral in its capacity as one of the Lenders and that the Agents shall have no other duty or liability whatsoever to any Lender as to any of the foregoing.

            Each Lender hereby appoints each other Lender as its agent for the purpose of perfecting Liens, for the benefit of the Collateral Agent and the Lenders, in assets which, in accordance with Article 9 of the UCC or any other applicable law can be perfected only by possession. Should any Lender (other than the Collateral Agent) obtain possession of any such Collateral, such Lender shall notify the Agents thereof, and, promptly upon the Administrative Agent's request therefor shall deliver such Collateral to the Collateral Agent or otherwise deal with such Collateral in accordance with the Administrative Agent's instructions.

            Each Lender hereby agrees that (a) it is deemed to have requested that the Administrative Agent furnish such Lender, promptly after it becomes available, a copy of each Report prepared by or on behalf of the Administrative Agent; (b) the Administrative Agent (i) makes no representation or warranty, express or implied, as to the completeness or accuracy of any Report or any of the information contained therein or any inaccuracy or omission contained in or relating to a Report, and (ii) shall not be liable for any information contained in any Report; (c) the Reports are not comprehensive audits or examinations, and that the Administrative Agent or any other party performing any audit or examination will inspect only specific information regarding the Loan Parties and will rely significantly upon the Loan Parties' books and records, as well as on representations of the Loan Parties' personnel and that the Administrative Agent undertakes no obligation to update, correct or supplement the Reports; (d) it will keep all Reports confidential and strictly for its internal use, not share the Report with any Loan Party and not distribute any Report to any other Person except as otherwise permitted pursuant to this Agreement;

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

and (e) without limiting the generality of any other indemnification provision contained in this Agreement, it will pay and protect, and indemnify, defend, and hold the Administrative Agent and any such other Person preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses, and other amounts (including reasonable attorney fees) incurred by the Administrative Agent and any such other Person preparing a Report as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.

            Each of the Lenders hereby acknowledges that it has received and reviewed the Intercreditor Agreement and agrees to be bound by the terms thereof. Each Lender (and each person that becomes a Lender hereunder pursuant to Section 9.04) hereby (i) acknowledges that JPMorgan Chase Bank, N.A. and Bank of America, N.A. are acting under the Intercreditor Agreement in multiple capacities as the Administrative Agent (as applicable), the Collateral Agent (as applicable), the Second Lien Agent and the collateral agent under the Second Lien Credit Agreement (as applicable) and Second Lien Collateral Documents (as applicable) and (ii) waives any conflict of interest, now contemplated or arising hereafter, in connection therewith and agrees not to assert against JPMorgan Chase Bank, N.A. or Bank of America, N.A. any claims, causes of action, damages or liabilities of whatever kind or nature relating thereto. Each Lender (and each person that becomes a Lender hereunder pursuant to Section 9.04) hereby authorizes and directs JPMorgan Chase Bank, N.A. and Bank of America, N.A. to enter into the Intercreditor Agreement on behalf of such Lender and agrees that each of JPMorgan Chase Bank, N.A. and Bank of America, N.A., in their various capacities thereunder, may take such actions on its behalf as is contemplated by the terms of the Intercreditor Agreement.

            Each of the Lenders hereby acknowledges that it has received and reviewed the Post-Closing Agreement and agrees to be bound by the terms thereof.

            The Syndication Agent shall have no duties or responsibilities hereunder in its capacity as such.

                                   ARTICLE IX

IX.   MISCELLANEOUS

            SECTION 9.01. Notices. (a) Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile, as follows:

                  (i)   if to any Loan Party, to the U.S. Borrower at:

                        2791 Research Drive
                        Rochester Hills, MI  48309
                        Attention: Glenn Dong
                        Facsimile No:  (248) 299-7518

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                  (ii)  if to the Administrative Agent, the Issuing Bank or the
                        Swingline Lender, to JPMorgan Chase Bank, N.A. at:

                        JPMorgan Chase Bank
                        270 Park Avenue, 4th Floor
                        New York, NY  10017
                        Attention:  Karen May Sharf
                        Facsimile No:  (212) 270-5127

                  (iii) if to the Collateral Agent, the Issuing Bank to Bank of
                        America, N.A. at:

                        Bank of America Business Credit
                        20800 Swenson Drive, Suite 350
                        Waukesha, WI  53187
                        Attention:  Wendy Lewis, Brian Conole
                        Facsimile No:  (262) 798-4882

                  (iv) if to any other Lender, to it at its address or facsimile number set forth in its Administrative Questionnaire.

All such notices and other communications (i) sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received or (ii) sent by facsimile shall be deemed to have been given when sent, provided that if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient.

            (b) Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications (including e-mail and internet or intranet websites) pursuant to procedures approved by the Agents); provided that the foregoing shall not apply to notices pursuant to Article II or to compliance and no Event of Default certificates delivered pursuant to Section 5.01(d) unless otherwise agreed by the Administrative Agent and the applicable Lender. The Agents or the Borrowers (on behalf of the Loan Parties) may, in their discretion, agree to accept notices and other communications to them hereunder by electronic communications pursuant to procedures approved by them; provided that approval of such procedures may be limited to particular notices or communications. All such notices and other communications (i) sent to an e-mail address shall be deemed received upon the sender's receipt of an acknowledgement from the intended recipient (such as by the "return receipt requested" function, as available, return e-mail or other written acknowledgement), provided that if not given during the normal business hours of the recipient, such notice or communication shall be deemed to have been given at the opening of business on the next Business Day for the recipient, and (ii) posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (b)(i) of notification that such notice or communication is available and identifying the website address therefor.

            (c) Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the other parties hereto.

            SECTION 9.02. Waivers; Amendments. (a) No failure or delay by the Agents, the Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any

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other or further exercise thereof or the exercise of any other right or power.
The rights and remedies of the Agents, the Issuing Bank and the Lenders hereunder and under any other Loan Document are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Event of Default, regardless of whether any Agent, any Lender or the Issuing Bank may have had notice or knowledge of such Event of Default at the time.

            (b) Neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except (i) in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Borrowers and the Required Lenders or, (ii) in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Administrative Agent and, if applicable the Collateral Agent and the Loan Party or Loan Parties that are parties thereto, with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Revolving Commitment of any Lender without the written consent of each Lender directly affected thereby (provided that the Administrative Agent may make Protective Advances as set forth in Section 2.05), (ii) reduce or forgive the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce or forgive any interest or fees payable hereunder, without the written consent of each Lender directly affected thereby, (iii) postpone the maturity of any Loan, or any scheduled date of payment of the principal amount of any Loan or LC Disbursement, the extension of the time period set forth in
Section 2.07(c)(ii) hereof, or any date for the payment of any interest, fees or other Obligations payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender directly affected thereby, (iv) change Section 2.19(b) or (d) or Section 2.06(g) in a manner that would alter the manner in which payments are shared, without the written consent of each Lender, (v) increase the advance rates set forth in the definition of U.S. Borrowing Base or Canadian Borrowing Base or amend the definition of "Adjusted Available Canadian Inventory," "Adjusted Available U.S. Inventory," "Eligible U.S. Accounts," "Eligible U.S. Inventory," "Eligible U.S. Equipment," "Eligible U.S. Real Property," "Canadian Eligible Accounts," "Canadian Eligible Inventory," "Canadian Eligible Equipment," "Canadian Eligible Real Estate," "Reserves", "Rent Reserves," "Canadian Priority Payables Reserves," "Canadian Inventory Reserves," "U.S. Inventory Reserves," "Canadian Dilution Reserves" or "U.S. Dilution Reserves" which in any such case has the effect of increasing U.S. Availability or Canadian Availability, without the written consent of the Supermajority Lenders, (vi) change any of the provisions of this Section or the definition of "Required Lenders", "Supermajority Lenders" or any other provision of any Loan Document specifying the number or percentage of Lenders (or Lenders of any Class) required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender, (vii) release any Loan Guarantor from its obligation under its Loan Guaranty (except as otherwise permitted herein or in the other Loan Documents), without the written consent of each Lender, (viii) except as provided in clauses (d) and (e) of this Section or in any Collateral Document, release or subordinate the Liens granted to Collateral Agent, for the benefit of the Lenders, in all or substantially all of the Collateral, without the written consent of each Lender, or (ix) consent to the assignment, delegation or other transfer by any Loan Party of any of its rights or obligations under this Agreement or any other Loan Document; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Agents, the Issuing Bank or the Swingline Lender under Article VIII or otherwise hereunder without the prior written consent of such Agent, the Issuing Bank or the Swingline Lender, as the case may be.

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            (c) The Administrative Agent may (i) amend the Commitment Schedule to reflect assignments entered into pursuant to Section 9.04, and (ii) waive payment of the fee required under Section 9.04(b)(ii)(C).

            (d) The Lenders hereby irrevocably authorize the Collateral Agent, at its option and in its sole discretion, to release any guarantees or Liens granted to the Collateral Agent by the Loan Parties on any Collateral or, in the case of guarantees, executed by any Loan Party (i) upon the termination of the Aggregate Commitment, payment and satisfaction in full in cash of all Secured Obligations (other than Unliquidated Obligations), and the cash collateralization of all the LC Exposure in a manner reasonably satisfactory to the Administrative Agent, (ii) constituting property of a Loan Party being sold or disposed of if the Loan Party disposing of such property or entity certifies to the Administrative Agent that the sale or disposition is made in compliance with the terms of this Agreement (and the Administrative Agent may rely conclusively on any such certificate, without further inquiry), (iii) constituting property in which no Loan Party has at any time during the term of this Agreement owned any interest, (iv) constituting property leased to a Loan Party under a lease which has expired or been terminated in a transaction permitted under this Agreement, (v) owned by or leased to any Loan Party which is subject to a purchase money security interest or which is a Capital Lease Obligation, in either case, entered into by such Loan Party pursuant to Section 6.01, or (vi) as required to effect any sale or other disposition of such Collateral or Loan Party in connection with any exercise of remedies of the Agents and the Lenders pursuant to Article VII. Upon request by any Agent at any time, the Lenders will confirm in writing the Collateral Agent's authority to release any guarantees and Liens upon particular types or items of Collateral pursuant to this Section 9.02. Except as provided in the preceding sentence, the Collateral Agent will not release any guarantees or Liens on Collateral without the prior written authorization of the Required Lenders; provided that, the Collateral Agent may in its reasonable discretion, release its Liens on immaterial Collateral without the prior written authorization of the Required Lenders. The Lenders hereby irrevocably authorize each Agent to release any guaranties or Liens granted to such Agent by any Foreign Subsidiary that is not a Canadian Subsidiary (or in respect of the capital stock and equity securities of any Foreign Subsidiary that is not a Canadian Subsidiary) pursuant to the "Collateral Documents" or "Guaranties" delivered under the Existing Credit Agreement, and the Agents and the Lenders acknowledge and agree that such guaranties and Liens are hereby deemed released as of the Effective Date. The Lenders hereby authorize each Agent to release each of the "French Borrower," the "German Borrower" and the "U.K. Borrower" from their respective "Obligations" as "Borrowers" under the Existing Credit Agreement, and the Agents and the Lenders acknowledge and agree that such "Obligations" of the "French Borrower," the "German Borrower" and the "U.K. Borrower" are hereby deemed released as of the Effective Date.

            (e) Upon receipt by the Collateral Agent of any authorization required pursuant to clause (d) of this Section 9.02 from the Required Lenders of the Collateral Agent's authority to release any Liens upon particular types or items of Collateral or guaranty of a Loan Party, and upon at least five Business Days prior written request by the Loan Parties (or such shorter time as agreed to by the Collateral Agent) , the Collateral Agent shall (and is hereby irrevocably authorized by the Lenders to) execute such documents as may be necessary to evidence the release of its Liens upon such Collateral or guaranty; provided that, (i) the Collateral Agent shall not be required to execute any such document on terms which, in the Collateral Agent's opinion, would expose the Collateral Agent to liability or create any obligation or entail any consequence other than the release of such Liens or guaranty without recourse or warranty and (ii) such release shall not in any manner discharge, affect, or impair the Obligations or any Liens or guarantees (other than those expressly being released) upon (or obligations of the Loan Parties in respect of) all interests retained by the Loan Parties, including the proceeds of any sale, all of which shall continue to constitute part of the Collateral.

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            (f) If, in connection with any proposed amendment, waiver or consent requiring the consent of "each Lender" or "each Lender affected thereby," the consent of the Required Lenders is obtained, but the consent of other necessary Lenders is not obtained (any such Lender whose consent is necessary but not obtained being referred to herein as a "Non-Consenting Lender"), then, so long as the Administrative Agent and the Collateral Agent is not a Non-Consenting Lender, the Borrower may elect to replace a Non-Consenting Lender as a Lender party to this Agreement, provided that, concurrently with such replacement, (i) another bank or other entity which is reasonably satisfactory to the Borrowers and the Administrative Agent shall agree, as of such date, to purchase for cash the Loans and other Obligations due to the Non-Consenting Lender pursuant to an Assignment and Assumption and to become a Lender for all purposes under this Agreement and to assume all obligations of the Non-Consenting Lender to be terminated as of such date and to comply with the requirements of clause (b) of
Section 9.04, and (ii) the Borrowers shall pay to such Non-Consenting Lender in same day funds on the day of such replacement (1) all interest, fees and other amounts then accrued but unpaid to such Non-Consenting Lender by the Borrowers hereunder to and including the date of termination, including without limitation payments due to such Non-Consenting Lender under Sections 2.16 and 2.18, and (2) an amount, if any, equal to the payment which would have been due to such Lender on the day of such replacement under Section 2.17 had the Loans of such Non-Consenting Lender been prepaid on such date rather than sold to the replacement Lender.

            SECTION 9.03. Expenses; Indemnity; Damage Waiver. (a) The Borrowers shall pay (i) all reasonable out-of-pocket expenses incurred by the Agents and their Affiliates, including the reasonable fees, charges and disbursements of external counsel for the Agents, in connection with the syndication and distribution (including, without limitation, via the internet or through a service such as Intralinks) of the credit facilities provided for herein, the preparation and administration of the Loan Documents or any amendments, modifications or waivers of the provisions of the Loan Documents, (i) all reasonable out-of-pocket expenses incurred by the Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (ii) all out-of-pocket expenses incurred by any Agent, the Issuing Bank or any Lender, including the reasonable fees, charges and disbursements of any external counsel for any Agent, the Issuing Bank or any Lender, in connection with the enforcement, collection or protection of its rights in connection with the Loan Documents, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit. Expenses being reimbursed by the Borrowers under this Section include, without limiting the generality of the foregoing but subject to the limitations set forth in this Agreement, costs and expenses incurred in connection with:

                  (i) subject to Section 5.10, appraisals of all or any portion of the Collateral (including travel, lodging, meals and other out of pocket expenses of the appraisers);

                  (ii) field examinations and the preparation of Reports based on the reasonable fees charged by a third party retained by the Administrative Agent or the internally allocated fees for each Person employed by the Administrative Agent with respect to each field examination (which shall be a per day charge reasonably determined by the Administrative Agent for that transaction), plus in each case out-of-pocket travel, lodging, meals and other out of pocket expenses;

                  (iii) lien and title searches and title insurance;

                  (iv) taxes, fees and other charges for recording the Mortgages, filing financing statements and continuations, and other actions to perfect, protect, and continue the Collateral Agent's Liens;

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                  (v) sums paid or incurred to take any action required of any
      Loan Party under the Loan Documents that, after notice thereof, such Loan Party fails to pay or take; and

                  (vi) reasonable costs and expenses of forwarding loan proceeds, collecting checks and other items of payment, and establishing and maintaining the accounts and lock boxes, and costs and expenses of preserving and protecting the Collateral.

All of the foregoing costs and expenses may be charged to the Borrowers as Revolving Loans or to another deposit account, all as described in Section 2.19(c).

            (b) The Borrowers shall indemnify each Agent, the Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, penalties, liabilities and related expenses, including the reasonable fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of the Loan Documents or any agreement or instrument contemplated thereby, the performance by the parties hereto of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrowers or any of their Subsidiaries, or any Environmental Liability related in any way to the Borrowers or any of their Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that the Borrowers shall not be obligated to indemnify any Indemnitee to the extent that such losses, claims, damages, penalties, liabilities or related expenses resulted from the gross negligence or willful misconduct of such Indemnitee.

            (c) To the extent that the Borrowers fail to pay any amount required to be paid by it to the Agents, the Issuing Bank or the Swingline Lender under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Agents, the Issuing Bank or the Swingline Lender, as the case may be, such Lender's Canadian Applicable Percentage or U.S. Applicable Percentage (based upon which of the Borrower failed to pay and, in the event both Borrowers failed to pay, as allowed by the Agents in good faith) (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, penalty, liability or related expense, as the case may be, was incurred by or asserted against the Agents, the Issuing Bank or the Swingline Lender in its capacity as such.

            (d) The relationship between any Loan Party on the one hand and the Lenders, the Issuing Bank and the Agents on the other hand shall be solely that of debtor and creditor. Neither the Agents, the Issuing Bank nor any Lender (i) shall have any fiduciary responsibilities to any Loan Party or (ii) undertakes any responsibility to any Loan Party to review or inform such Loan Party of any matter in connection with any phase of any Loan Party's business or operations. To the extent permitted by applicable law, no Loan Party shall assert, and each hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

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            (e) All amounts due under this Section shall be payable promptly and in any event within ten (10) days after written demand therefor.

            SECTION 9.04. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), except that (i) the Borrowers may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrowers without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Agents, the Issuing Bank and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

            (b) (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Revolving Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld) of:

                                    (A) the Borrowers, provided that no consent
                  of the Borrowers shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or, if an Event of Default has occurred and is continuing, any other assignee;

                                    (B) the Administrative Agent; and

                                    (C) the Issuing Bank.

                        (ii) Assignments shall be subject to the following additional conditions:

                                    (A) except in the case of an assignment to a
                  Lender, an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender's Revolving Commitment or Loans of any Class, the amount of the Revolving Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Borrowers and the Administrative Agent otherwise consent, provided that no such consent of the Borrowers shall be required if an Event of Default has occurred and is continuing;

                                    (B) each partial assignment shall be made as
                  an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement

                                    (C) the parties to each assignment shall
                  execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500;

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                                    (D) the assignee, if it shall not be a
                  Lender, shall deliver to the Administrative Agent an Administrative Questionnaire; and

                                    (E) in the case of an assignment of a
                  Canadian Loan or any interest therein, the assignee is a Canadian Resident Lender that makes the representation and covenant contained in Section 9.20.

                        For the purposes of this Section 9.04(b), the term "Approved Fund" has the following meaning:

            "Approved Fund" means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

                        (v) Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.16, 2.17, 2.18 and 9.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this
      Section 9.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

                        (vi) The Administrative Agent, acting for this purpose as an agent of the Borrowers, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Revolving Commitment of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive absent manifest error, and the Borrowers, the Administrative Agent, the Issuing Bank and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrowers, the Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

                        (vii) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it pursuant to Section 2.06, 2.07(d) or
      (e), 2.08(b), 2.19(d) or 9.03(c), the Administrative Agent shall have no obligation to accept such Assignment and Assumption and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon. No assignment shall be

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      effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

            (c) (i) Any Lender may, without the consent of the Borrowers, the Administrative Agent, the Issuing Bank or the Swingline Lender, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Revolving Commitment and the Loans owing to it); provided that (A) such Lender's obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrowers, the Administrative Agent, the Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant. Subject to paragraph (c)(ii) of this Section, the Borrowers agree that each Participant shall be entitled to the benefits of Sections 2.16, 2.17 and 2.18 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to and in compliance with paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.19(c) as though it were a Lender.

                  (ii) A Participant shall not be entitled to receive any greater payment under Section 2.16 or 2.18 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrowers' prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.18 unless the Borrowers are notified in writing prior to the sale of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrowers, to comply with Section 2.18(e) as though it were a Lender.

            (d) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

            SECTION 9.05. Survival. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that any Agent, the Issuing Bank or any Lender may have had notice or knowledge of any Event of Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Revolving Commitments have not expired or terminated. The provisions of Sections 2.16, 2.17, 2.18 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the

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consummation of the transactions contemplated hereby, the repayment of the
Loans, the expiration or termination of the Letters of Credit and the Revolving Commitments or the termination of this Agreement or any provision hereof.

            SECTION 9.06. Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Agents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Agents and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by facsimile shall be effective as delivery of a manually executed counterpart of this Agreement.

            SECTION 9.07. Severability. Any provision of any Loan Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

            SECTION 9.08. Right of Setoff. If an Event of Default shall have occurred and be continuing, however evidenced, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final but excluding any deposits in trust accounts to the extent constituting trust assets) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of the Borrowers or such Loan Guarantor against any amount becoming due and payable by any Loan Party hereunder (whether at the stated maturity, by acceleration or otherwise) of and all the Secured Obligations held by such Lender, irrespective of whether or not such Lender shall have made any demand under the Loan Documents and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

            SECTION 9.09. Governing Law; Jurisdiction; Consent to Service of Process. (a) The Loan Documents (other than those containing a contrary express choice of law provision) shall be governed by and construed in accordance with the laws of the State of New York, but giving effect to federal laws applicable to national banks.

            (b) Each Loan Party hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any U.S. Federal or New York State court sitting in New York, New York in any action or proceeding arising out of or relating to any Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that any Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Loan Party or its properties in the courts of any jurisdiction.

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            (c) Each Loan Party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

            (d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

            SECTION 9.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

            SECTION 9.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

            SECTION 9.12. Confidentiality. Each of the Agents, the Issuing Bank and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and shall agree to keep such Information confidential), (b) to the extent requested by any regulatory authority having authority over the Agents, Issuing Bank or any Lender, (c) to the extent required by Requirement of Law or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Loan Parties and their obligations, (g) with the prior consent of the Borrowers or (h) to the extent such Information
(i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to any Agent, the Issuing Bank or any Lender on a nonconfidential basis from a source other than the Borrowers. For the purposes of this Section, "Information" means all information received from the Borrowers relating to the Borrowers or their business, other than any such information that is available to any Agent, the Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by the Borrowers; provided that, in the case of information received from the Borrowers after the date hereof, such information is designated as confidential by the provider thereof. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to

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maintain the confidentiality of such Information as such Person would accord to its own confidential information.

            SECTION 9.13. Several Obligations; Nonreliance; Violation of Law. The respective obligations of the Lenders hereunder are several and not joint and the failure of any Lender to make any Loan or perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. Each Lender hereby represents that it is not relying on or looking to any margin stock for the repayment of the Borrowings provided for herein. Anything contained in this Agreement to the contrary notwithstanding, neither the Issuing Bank nor any Lender shall be obligated to extend credit to the Borrowers in violation of any Requirement of Law.

            SECTION 9.14. USA Patriot Act. Each Lender that is subject to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the "Act") hereby notifies the Borrowers that pursuant to the requirements of the Act, it is required to obtain, verify and record information that identifies the Borrowers, which information includes the name and address of the Borrowers and other information that will allow such Lender to identify the Borrowers in accordance with the Act.

            SECTION 9.15. Disclosure. Each Loan Party and each Lender hereby acknowledges and agrees that the Agents and/or their Affiliates from time to time may hold investments in, make other loans to or have other relationships with any of the Loan Parties and their respective Affiliates.

            SECTION 9.16. Execution of Loan Documents. The Lenders hereby empower and authorize the Agents, on behalf of the Lenders, to execute and deliver to the Loan Parties the other Loan Documents and all related agreements, certificates, documents, or instruments as shall be necessary or appropriate to effect the purposes of the Loan Documents. Each Lender agrees that any action taken by the Agents, the Supermajority Lenders or the Required Lenders in accordance with the terms of this Agreement or the other Loan Documents, and the exercise by the Agents, the Supermajority Lenders or the Required Lenders of their respective powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Lenders.

            SECTION 9.17. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the "Charges"), shall exceed the maximum lawful rate (the "Maximum Rate") which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

            SECTION 9.18. Amendment and Restatement. This Agreement is an amendment and restatement of the Existing Credit Agreement. All "Obligations" under the Existing Credit Agreement and all Liens securing payment of "Obligations" under the Existing Credit Agreement shall in all respects be continuing and this Agreement shall not be deemed to evidence or result in a novation or repayment and reborrowing of such "Obligations". This Agreement shall supersede the Existing Credit Agreement. From and after the Effective Date, this Agreement shall govern the terms of the "Obligations" under the Existing Credit Agreement. To the extent not replaced by Loan Documents dated as of the date of this

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Agreement, any "Loan Documents" (as defined in the Existing Credit Agreement)
executed in connection with the Existing Credit Agreement (other than any such Loan Document that is specifically terminated by the parties thereto) shall continue to be effective, and all references in those prior Loan Documents to the "Credit Agreement", the "Loan Agreement", the "Agreement" or words of like import shall be deemed to refer to this Agreement without further amendment thereof.

            SECTION 9.19. Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day proceeding that on which final judgment is given. The obligation of each Borrower in respect of any such sum due from it to the Administrative Agent hereunder or under any other Loan Document shall, notwithstanding any judgment in a currency (the "Judgment Currency") other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the "Agreement Currency"), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent in such currency, the Administrative Agent agrees to return the amount of any excess to the applicable Borrower (or to any other Person who may be entitled thereto under applicable law).

            SECTION 9.20. Canadian Lenders. Each of the Canadian Lenders hereby represents and warrants to the Canadian Borrower that it is, and covenants that it will not take any affirmative action to cause it to cease to be, a Canadian Resident Lender. Any Person who becomes a Canadian Lender (including, for greater certainty, the Canadian Swingline Lender) or acquires an interest in any Canadian Loan by way of assignment or otherwise, shall and shall be deemed to make the representation, warranty and covenant set out in this Section 9.20 at the time such Person becomes a Canadian Lender. The representations, covenants and warranties contained in this Section 9.20 shall survive the termination of this Agreement.

            SECTION 9.21. Limitation. Notwithstanding any other terms of this Agreement or any other Loan Document, (a) no Foreign Subsidiary shall be obligated in respect of any Obligations of the Parent, the U.S. Borrower or any U.S. Subsidiary Guarantor (a "U.S. Loan Party") unless such U.S. Loan Party is an entity which is neither (i) a "United States shareholder" (as defined in Section 951(b) of the Code) of such Foreign Subsidiary nor (ii) a corporation, 25% or more of the total combined voting power of which is owned (directly, indirectly or constructively) by one or more United States shareholders or such Foreign Subsidiary in the aggregate.

                                    ARTICLE X

X.    LOAN GUARANTY

            SECTION 10.01. Guaranty. Each Loan Guarantor (other than a Canadian Subsidiary Guarantor) hereby agrees that it is jointly and severally liable for, and, as primary obligor and not merely as surety, absolutely and unconditionally guarantees to the Lenders the prompt payment when due, whether at stated maturity, upon acceleration or otherwise, and at all times thereafter, of the Secured Obligations and all costs and expenses including, without limitation, all court costs and reasonable attorneys' and paralegals' fees and expenses of external counsel paid or incurred by the Agents, the Issuing Bank and the Lenders in endeavoring to collect all or any part of the Secured Obligations from, or in prosecuting any action against, the Borrowers, any Loan Guarantor or any other guarantor of all or any part of the Secured Obligations. Each Canadian Subsidiary Guarantor hereby agrees that it is jointly and

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severally liable for, and, as primary obligor and not merely as surety, absolutely and unconditionally guarantees to the Lenders the prompt payment when due, whether at stated maturity, upon acceleration or otherwise, and at all times thereafter, of the Secured Obligations solely to the extent owing by the Canadian Borrower and all costs and expenses including, without limitation, all court costs and attorneys' and paralegals' fees and expenses paid or incurred by the Agents, the Issuing Bank and the Lenders in endeavoring to collect all or any part of the Secured Obligations (solely to the extent owing by the Canadian Borrower) from, or in prosecuting any action against, the Canadian Borrower or any Canadian Subsidiary Guarantor of all or any part of the Secured Obligations (solely to the extent owing by the Canadian Borrower) (such costs and expenses, together with the costs and expenses set forth in the immediately preceding sentence and the Secured Obligations, collectively the "Guaranteed Obligations"). Each Loan Guarantor further agrees that the Guaranteed Obligations guarantied by such Loan Guarantor may be extended or renewed in whole or in part without notice to or further assent from it, and that it remains bound upon its guarantee notwithstanding any such extension or renewal. All terms of this Loan Guaranty apply to and may be enforced by or on behalf of any domestic or foreign branch or Affiliate of any Lender that extended any portion of the Guaranteed Obligations.

            SECTION 10.02. Guaranty of Payment. This Loan Guaranty is a guaranty of payment and not of collection. To the extent not prohibited by applicable law, each Loan Guarantor waives any right to require any Agent, the Issuing Bank or any Lender to sue the Borrower, any Loan Guarantor, any other guarantor, or any other person obligated for all or any part of the Guaranteed Obligations (each, an "Obligated Party"), or otherwise to enforce its payment against any collateral securing all or any part of the Guaranteed Obligations.

            SECTION 10.03. No Discharge or Diminishment of Loan Guaranty. (a) Except as otherwise provided for herein, the obligations of each Loan Guarantor hereunder are unconditional and absolute and not subject to any reduction, limitation, impairment or termination for any reason (other than the payment in full in cash of the Guaranteed Obligations (other than contingent indemnification Obligations to the extent no claims giving rise thereto have been asserted), including: (i) any claim of waiver, release, extension, renewal, settlement, surrender, alteration, or compromise of any of the Guaranteed Obligations, by operation of law or otherwise; (ii) any change in the corporate existence, structure or ownership of the Borrowers or any other guarantor of or other person liable for any of the Guaranteed Obligations; (iii) any insolvency, bankruptcy, reorganization or other similar proceeding affecting any Obligated Party, or their assets or any resulting release or discharge of any obligation of any Obligated Party; or (iv) the existence of any claim, setoff or other rights which any Loan Guarantor may have at any time against any Obligated Party, any Agent, the Issuing Bank, any Lender, or any other person, whether in connection herewith or in any unrelated transactions.

            (b) To the extent not prohibited by applicable law, the obligations of each Loan Guarantor hereunder are not subject to any defense or setoff, counterclaim, recoupment, or termination whatsoever by reason of the invalidity, illegality, or unenforceability of any of the Guaranteed Obligations or otherwise, or any provision of applicable law or regulation purporting to prohibit payment by any Obligated Party, of the Guaranteed Obligations or any part thereof.

            (c) Further, to the extent not prohibited by applicable law, the obligations of any Loan Guarantor hereunder are not discharged or impaired or otherwise affected by: (i) the failure of any Agent, the Issuing Bank or any Lender to assert any claim or demand or to enforce any remedy with respect to all or any part of the Guaranteed Obligations; (ii) any waiver or modification of or supplement to any provision of any agreement relating to the Guaranteed Obligations; (iii) any release, non-perfection, or invalidity of any indirect or direct security for the obligations of the Borrowers for all or any part of the Guaranteed Obligations or any obligations of any other guarantor of or other person liable for any of the Guaranteed Obligations; (iv) any action or failure to act by any Agent, the Issuing Bank or

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any Lender with respect to any collateral securing any part of the Guaranteed
Obligations; or (v) any default, failure or delay, willful or otherwise, in the payment or performance of any of the Guaranteed Obligations, or any other circumstance, act, omission or delay that might in any manner or to any extent vary the risk of such Loan Guarantor or that would otherwise operate as a discharge of any Loan Guarantor as a matter of law or equity (other than the payment in full in cash of the Guaranteed Obligations (other than contingent indemnification Obligations to the extent no claims giving rise thereto have been asserted)).

            SECTION 10.04. Defenses Waived. To the fullest extent permitted by applicable law, each Loan Guarantor hereby waives any defense based on or arising out of any defense of the Borrowers or any Loan Guarantor or the unenforceability of all or any part of the Guaranteed Obligations from any cause, or the cessation from any cause of the liability of the Borrowers or any Loan Guarantor, other than the indefeasible payment in full in cash of the Guaranteed Obligations (other than contingent indemnification Obligations to the extent no claims giving rise thereto have been asserted). Without limiting the generality of the foregoing, each Loan Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and, to the fullest extent permitted by law, any notice not provided for herein, as well as any requirement that at any time any action be taken by any person against any Obligated Party, or any other person. The Administrative Agent may, at its election, foreclose on any Collateral held by it by one or more judicial or nonjudicial sales, accept an assignment of any such Collateral in lieu of foreclosure or otherwise act or fail to act with respect to any Collateral securing all or a part of the Guaranteed Obligations, compromise or adjust any part of the Guaranteed Obligations, make any other accommodation with any Obligated Party or exercise any other right or remedy available to it against any Obligated Party, without affecting or impairing in any way the liability of such Loan Guarantor under this Loan Guaranty except to the extent the Guaranteed Obligations have been fully and paid in cash (other than contingent indemnification Obligations to the extent no claims giving rise thereto have been asserted). To the fullest extent permitted by applicable law, each Loan Guarantor waives any defense arising out of any such election even though that election may operate, pursuant to applicable law, to impair or extinguish any right of reimbursement or subrogation or other right or remedy of any Loan Guarantor against any Obligated Party or any security.

            SECTION 10.05. Rights of Subrogation. No Loan Guarantor will assert any right, claim or cause of action, including, without limitation, a claim of subrogation, contribution or indemnification that it has against any Obligated Party, or any Collateral, until the Loan Parties and the Loan Guarantors have fully performed all their Secured Obligations. Upon payment in full of the Secured Obligations (other than contingent indemnification Obligations to the extent no claims giving rise thereto have been asserted), the Loan Guarantors shall be subrogated to the Issuing Banks and the Lenders to the extent of any payments hereunder.

            SECTION 10.06. Reinstatement; Stay of Acceleration. If at any time any payment of any portion of the Guaranteed Obligations is rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, or reorganization of any Borrower or otherwise, each Loan Guarantor's obligations under this Loan Guaranty with respect to that payment shall be reinstated at such time as though the payment had not been made and whether or not the Agents, the Issuing Bank and the Lenders are in possession of this Loan Guaranty. If acceleration of the time for payment of any of the Guaranteed Obligations is stayed upon the insolvency, bankruptcy or reorganization of any Borrower, all such amounts otherwise subject to acceleration under the terms of any agreement relating to the Guaranteed Obligations shall nonetheless be payable by the Loan Guarantors forthwith on demand by the Lender.

            SECTION 10.07. Information. Each Loan Guarantor assumes all responsibility for being and keeping itself informed of the Borrowers' financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope

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and extent of the risks that each Loan Guarantor assumes and incurs under this
Loan Guaranty, and agrees that neither the Issuing Bank, any Agent, nor any Lender shall have any duty to advise any Loan Guarantor of information known to it regarding those circumstances or risks.

            SECTION 10.08. Termination. The Lenders may continue to make loans or extend credit to the Borrowers based on this Loan Guaranty until five days after they receive written notice of termination from any Loan Guarantor. Notwithstanding receipt of any such notice, each Loan Guarantor will continue to be liable to the Lenders for any Guaranteed Obligations created, assumed or committed to prior to the fifth day after receipt of the notice, and all subsequent renewals, extensions, modifications and amendments with respect to, or substitutions for, all or any part of that Guaranteed Obligations.

            SECTION 10.09. Taxes. All payments of the Guaranteed Obligations will be made by each Loan Guarantor free and clear of and without deduction for any Indemnified Taxes; provided that if any Loan Guarantor shall be required to deduct any Indemnified Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) any Agent, Lender or Issuing Bank (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Loan Guarantor shall make such deductions and (iii) such Loan Guarantor shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law; provided, however, that such Loan Guarantor shall not be required to increase any such amount if the increase in such amount payable results from the Agents', Lenders' or Issuing Bank's own willful misconduct or gross negligence.

            SECTION 10.10. Maximum Liability. The provisions of this Loan Guaranty are severable, and in any action or proceeding involving any state corporate law, or any state, federal or foreign bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Loan Guarantor under this Loan Guaranty would otherwise be held or determined to be avoidable, invalid or unenforceable on account of the amount of such Loan Guarantor's liability under this Loan Guaranty, then, notwithstanding any other provision of this Loan Guaranty to the contrary, the amount of such liability shall, without any further action by the Loan Guarantors or the Lenders, be automatically limited and reduced to the highest amount that is valid and enforceable as determined in such action or proceeding (such highest amount determined hereunder being the relevant Loan Guarantor's "Maximum Liability"). This Section with respect to the Maximum Liability of each Loan Guarantor is intended solely to preserve the rights of the Lenders to the maximum extent not subject to avoidance under applicable law, and no Loan Guarantor nor any other person or entity shall have any right or claim under this Section with respect to such Maximum Liability, except to the extent necessary so that the obligations of any Loan Guarantor hereunder shall not be rendered voidable under applicable law. Each Loan Guarantor agrees that the Guaranteed Obligations may at any time and from time to time exceed the Maximum Liability of each Loan Guarantor without impairing this Loan Guaranty or affecting the rights and remedies of the Lenders hereunder, provided that, nothing in this sentence shall be construed to increase any Loan Guarantor's obligations hereunder beyond its Maximum Liability.

            SECTION 10.11. Contribution. In the event any Loan Guarantor (a "Paying Guarantor") shall make any payment or payments under this Loan Guaranty or shall suffer any loss as a result of any realization upon any collateral granted by it to secure its obligations under this Loan Guaranty, each other Loan Guarantor (each a "Non-Paying Guarantor") shall contribute to such Paying Guarantor an amount equal to such Non-Paying Guarantor's "Applicable Percentage" of such payment or payments made, or losses suffered, by such Paying Guarantor. For purposes of this Article X, each Non-Paying Guarantor's "Applicable Percentage" with respect to any such payment or loss by a Paying Guarantor shall be determined as of the date on which such payment or loss was made by reference to the ratio of (i) such Non-Paying Guarantor's Maximum Liability as of such date (without giving effect to any

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right to receive, or obligation to make, any contribution hereunder) or, if such
Non-Paying Guarantor's Maximum Liability has not been determined, the aggregate amount of all monies received by such Non-Paying Guarantor from the Borrowers after the date hereof (whether by loan, capital infusion or by other means) to
(ii) the aggregate Maximum Liability of all Loan Guarantors hereunder (including such Paying Guarantor) as of such date (without giving effect to any right to receive, or obligation to make, any contribution hereunder), or to the extent that a Maximum Liability has not been determined for any Loan Guarantor, the aggregate amount of all monies received by such Loan Guarantors from the Borrowers after the date hereof (whether by loan, capital infusion or by other means). Nothing in this provision shall affect any Loan Guarantor's several liability for the entire amount of the Guaranteed Obligations (up to such Loan Guarantor's Maximum Liability). Each of the Loan Guarantors covenants and agrees that its right to receive any contribution under this Loan Guaranty from a Non-Paying Guarantor shall be subordinate and junior in right of payment to the payment in full in cash of the Guaranteed Obligations. This provision is for the benefit of the Agents, the Issuing Bank, the Lenders and the Loan Guarantors and may be enforced by any one, or more, or all of them in accordance with the terms hereof.

            SECTION 10.12. Liability Cumulative. The liability of each Loan Party as a Loan Guarantor under this Article X is in addition to and shall be cumulative with all liabilities of each Loan Party to the Agents, the Issuing Bank and the Lenders under this Agreement and the other Loan Documents to which such Loan Party is a party or in respect of any obligations or liabilities of the other Loan Parties, without any limitation as to amount, unless the instrument or agreement evidencing or creating such other liability specifically provides to the contrary.

                            [SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                       DURA AUTOMOTIVE SYSTEMS, INC.,
                                       as Parent Guarantor

                                       By: /s/ Keith Marchiando
                                           -------------------------
                                             Name:
                                             Title:

         [Signature Page to Fifth Amended and Restated Credit Agreement]

                                       DURA OPERATING CORP., as U.S.
                                       Borrower

                                       By: /s/ Keith Marchiando
                                           -------------------------
                                             Name:
                                             Title:

        [Signature Page to Fifth Amended and Restated Credit Agreement]

                                       DURA AUTOMOTIVE SYSTEMS
                                       (CANADA), LTD., as Canadian Borrower

                                       By: /s/ Keith Marchiando
                                           -------------------------
                                             Name:
                                             Title:

        [Signature Page to Fifth Amended and Restated Credit Agreement]

                                       DURA AUTOMOTIVE CANADA ULC, as a
                                       Loan Guarantor

                                       By: /s/ Keith Marchiando
                                           -------------------------
                                           Name:
                                           Title:

        [Signature Page to Fifth Amended and Restated Credit Agreement]

                                       DURA ONTARIO INC., as a Loan Guarantor

                                       By: /s/ Keith Marchiando
                                           -------------------------
                                           Name:
                                           Title:

        [Signature Page to Fifth Amended and Restated Credit Agreement]

                                       DURA CANADA LP, as a Loan Guarantor

                                       By: /s/ Keith Marchiando
                                           -------------------------
                                           Name:
                                           Title:

        [Signature Page to Fifth Amended and Restated Credit Agreement]

                                       TRIDENT AUTOMOTIVE LIMITED, as a
                                       Loan Guarantor

                                       By: /s/ Keith Marchiando
                                           -------------------------
                                           Name:
                                           Title:

        [Signature Page to Fifth Amended and Restated Credit Agreement]

                                       TRIDENT AUTOMOTIVE CANADA CO., as a
                                       Loan Guarantor

                                       By: /s/ Keith Marchiando
                                           -------------------------
                                           Name:
                                           Title:

        [Signature Page to Fifth Amended and Restated Credit Agreement]

                                       DURA HOLDINGS ULC, as a Loan Guarantor

                                       By: /s/ Keith Marchiando
                                           -------------------------
                                           Name:
                                           Title:

        [Signature Page to Fifth Amended and Restated Credit Agreement]

                                       DURA HOLDINGS CANADA LP, as a Loan
                                       Guarantor

                                       By: /s/ Keith Marchiando
                                          -------------------------
                                          Name:
                                          Title:

        [Signature Page to Fifth Amended and Restated Credit Agreement]

                                       DURA OPERATING CANADA LP, as a Loan
                                       Guarantor

                                       By: /s/ Keith Marchiando
                                           -------------------------
                                           Name:
                                           Title:

        [Signature Page to Fifth Amended and Restated Credit Agreement]

                                       AUTOMOTIVE AVIATION PARTNERS,
                                       LLC, as a Loan Guarantor
                                       BY: DuraAircraft Operating Company,
                                           LLC, its managing member
                                       By: Dura Operating Corp.
                                           Its: Sole Member

                                       By: /s/ Keith Marchiando
                                           -------------------------
                                           Name:
                                           Title:

        [Signature Page to Fifth Amended and Restated Credit Agreement]

                                       ADWEST ELECTRONICS, INC., as a Loan
                                       Guarantor

                                       By: /s/ Keith Marchiando
                                           -------------------------
                                           Name:
                                           Title:

        [Signature Page to Fifth Amended and Restated Credit Agreement]

                                       ATWOOD AUTOMOTIVE, INC., as a Loan
                                       Guarantor

                                       By: /s/ Keith Marchiando
                                           -------------------------
                                           Name:
                                           Title:

        [Signature Page to Fifth Amended and Restated Credit Agreement]

                                       DURA CABLES NORTH LLC, as a Loan
                                       Guarantor

                                       By: Atwood Automotive, Inc.
                                       Its: Sole Member

                                       By: /s/ Keith Marchiando
                                           -------------------------
                                           Name:
                                           Title:

        [Signature Page to Fifth Amended and Restated Credit Agreement]

                                       DURA CABLES SOUTH LLC, as a Loan
                                       Guarantor

                                       By: Atwood Automotive, Inc.
                                       Its: Sole Member

                                       By: /s/ Keith Marchiando
                                           -------------------------
                                           Name:
                                           Title:

        [Signature Page to Fifth Amended and Restated Credit Agreement]

                                       DURA G.P., as a Loan Guarantor

                                       By: Dura Operating Corp
                                       Its: Managing General Partner

                                       By: /s/ Keith Marchiando
                                           -------------------------
                                           Name:
                                           Title:

        [Signature Page to Fifth Amended and Restated Credit Agreement]

                                       DURA SPICEBRIGHT, INC.
                                       as a Loan Guarantor

                                       By: /s/ Keith Marchiando
                                           -------------------------
                                           Name:
                                           Title:

        [Signature Page to Fifth Amended and Restated Credit Agreement]

                                       MARK I MOLDED PLASTICES OF
                                       TENNESSEE, INC., as a Loan Guarantor

                                       By: /s/ Keith Marchiando
                                           -------------------------
                                           Name:
                                           Title:

        [Signature Page to Fifth Amended and Restated Credit Agreement]

                                       DURA GLOBAL TECHNOLOGIES, INC., as a
                                       Loan Guarantor

                                       By: /s/ Keith Marchiando
                                           -------------------------
                                           Name:
                                           Title:

        [Signature Page to Fifth Amended and Restated Credit Agreement]

                                       DURA AUTOMOTIVE SYSTEMS OF
                                       INDIANA, INC., as a Loan Guarantor

                                       By: /s/ Keith Marchiando
                                           -------------------------
                                           Name:
                                           Title:

        [Signature Page to Fifth Amended and Restated Credit Agreement]

                                       DURA AIRCRAFT OPERATING COMPANY,
                                       LLC, as a Loan Guarantor
                                       By: Dura Operating Corp.
                                       Its: Sole Member

                                       By: /s/ Keith Marchiando
                                           -------------------------
                                           Name:
                                           Title:

        [Signature Page to Fifth Amended and Restated Credit Agreement]

                                       DURA BRAKE SYSTEMS, L.L.C., as a Loan
                                       Guarantor
                                       By: Dura Operating Corp.
                                       Its: Sole Member

                                       By: /s/ Keith Marchiando
                                           -------------------------
                                           Name:
                                           Title:

        [Signature Page to Fifth Amended and Restated Credit Agreement]

                                       DURA SHIFTER L.L.C., as a Loan Guarantor
                                       By: Dura Operating Corp.
                                       Its: Sole Member

                                       By: /s/ Keith Marchiando
                                           -------------------------
                                           Name:
                                           Title:

        [Signature Page to Fifth Amended and Restated Credit Agreement]

                                       DURA SERVICES L.L.C., as a Loan Guarantor

                                       By: /s/ Keith Marchiando
                                           -------------------------
                                           Name:
                                           Title: Manager

        [Signature Page to Fifth Amended and Restated Credit Agreement]

                                       DURA MANCELONA L.L.C., as a Loan
                                       Guarantor

                                       By: /s/ Keith Marchiando
                                           -------------------------
                                           Name:
                                           Title: Manager

        [Signature Page to Fifth Amended and Restated Credit Agreement]

                                       DURA FREMONT L.L.C., as a Loan Guarantor

                                       By: /s/ Keith Marchiando
                                           -------------------------
                                           Name:
                                           Title: Manager

        [Signature Page to Fifth Amended and Restated Credit Agreement]

                                       DURA GLADWIN L.L.C., as a Loan Guarantor

                                       By: /s/ Keith Marchiando
                                           -------------------------
                                           Name:
                                           Title: Manager

        [Signature Page to Fifth Amended and Restated Credit Agreement]

                                       DURA AUTOMOTIVE SYSTEMS CABLE
                                       OPERATIONS, INC., as a Loan Guarantor

                                       By: /s/ Keith Marchiando
                                           -------------------------
                                           Name:
                                           Title:

        [Signature Page to Fifth Amended and Restated Credit Agreement]

                                       UNIVERSAL TOOL & STAMPING
                                       COMPANY, INC., as a Loan Guarantor

                                       By: /s/ Keith Marchiando
                                           -------------------------
                                           Name:
                                           Title:

         [Signature Page to Fifth Amended and Restated Credit Agreement]

                                       TRIDENT AUTOMOTIVE, L.P., as a Loan
                                       Guarantor

                                       By: Trident Automotive Ltd.
                                       Its: General Partner

                                       By: /s/ Keith Marchiando
                                           -------------------------
                                           Name:
                                           Title:

         [Signature Page to Fifth Amended and Restated Credit Agreement]

                                       TRIDENT AUTOMOTIVE, L.L.C., as a Loan
                                       Guarantor

                                       By: Trident Automotive Canada Co.
                                       Its: Managing Member

                                       By: /s/ Keith Marchiando
                                           -------------------------
                                           Name:
                                           Title:

         [Signature Page to Fifth Amended and Restated Credit Agreement]

                                       ATWOOD MOBILE PRODUCTS, INC., as a
                                       Loan Guarantor

                                       By: /s/ Keith Marchiando
                                           -------------------------
                                           Name:
                                           Title:

         [Signature Page to Fifth Amended and Restated Credit Agreement]

                                       CREATION GROUP HOLDINGS, INC., as a
                                       Loan Guarantor

                                       By: /s/ Keith Marchiando
                                           -------------------------
                                           Name:
                                           Title:

         [Signature Page to Fifth Amended and Restated Credit Agreement]

                                       KEMBERLY, INC., as a Loan Guarantor

                                       By: /s/ Keith Marchiando
                                           -------------------------
                                           Name:
                                           Title:

         [Signature Page to Fifth Amended and Restated Credit Agreement]

                                       CREATION GROUP, INC., as a Loan
                                       Guarantor

                                       By: /s/ Keith Marchiando
                                           -------------------------
                                           Name:
                                           Title:

         [Signature Page to Fifth Amended and Restated Credit Agreement]

                                       CREATION GROUP TRANSPORTATION,
                                       INC., as a Loan Guarantor

                                       By: /s/ Keith Marchiando
                                           -------------------------
                                           Name:
                                           Title:

         [Signature Page to Fifth Amended and Restated Credit Agreement]

                                       KEMBERLY, LLC, as a Loan Guarantor

                                       By: /s/ Keith Marchiando
                                           -------------------------
                                           Name:
                                           Title:

        [Signature Page to Fifth Amended and Restated Credit Agreement]

                                       SPEC-TEMP, INC., as a Loan Guarantor

                                       By: /s/ Keith Marchiando
                                           -------------------------
                                           Name:
                                           Title:

         [Signature Page to Fifth Amended and Restated Credit Agreement]

                                       CREATION WINDOWS, INC., as a Loan
                                       Guarantor

                                       By: /s/ Keith Marchiando
                                           -------------------------
                                           Name:
                                           Title:

         [Signature Page to Fifth Amended and Restated Credit Agreement]

                                       CREATION WINDOWS,LLC, as a Loan
                                       Guarantor

                                       By: /s/ Keith Marchiando
                                           -------------------------
                                           Name:
                                           Title:

         [Signature Page to Fifth Amended and Restated Credit Agreement]

                                       JPMORGAN CHASE BANK, N.A.,
                                       individually, as Administrative Agent,
                                       Issuing Bank and Swingline Lender

                                       By: /s/ Karen M. Sharf
                                           -------------------------
                                           Name: KAREN M. SHARF
                                           Title: VICE PRESIDENT

        [Signature Page to Fifth Amended and Restated Credit Agreement]

                                       BANK OF AMERICA, N.A., individually,
                                       as Collateral Agent and as a Lender

                                       By /s/ Brian Conok
                                          -------------------------
                                          Name: Brian Conok
                                          Title: Senior Vice President

        [Signature Page to Fifth Amended and Restated Credit Agreement]

                                       JPMORGAN CHASE BANK, N.A.,
                                       TORONTO BRANCH

                                       By /s/ Drew McDonald
                                          -------------------------
                                             Name: Drew McDonald
                                             Title: Vice President

           [Signature Page to Amended and Restated Credit Agreement]

                                       Standard Federal Bank N.A.

                                       By /s/ Armette Gordon
                                          -------------------------
                                             Name: Armette Gordon
                                             Title: First Vice President

           [Signature Page to Amended and Restated Credit Agreement]

                                       THE BANK OF NOVA SCOTIA

                                       By /s/ V. Gibson
                                          -------------------------
                                             Name: V. GIBSON
                                             Title: ASST. AGENT

           [Signature Page to Amended and Restated Credit Agreement]

                                       PNC. BANK, N.A.

                                       By /s/ Angus J. White
                                          -------------------------
                                             Name: Angus J. White
                                             Title: Vice President

           [Signature Page to Amended and Restated Credit Agreement]

                                       Wachovia Bank, N.A.

                                       By /s/ Herbert C.Korn
                                          -------------------------
                                             Name: Herbert C.Korn
                                             Title: VP

           [Signature Page to Amended and Restated Credit Agreement]

                                       GENERAL ELECTRIC CAPITAL
                                       CORPORATION

                                       By /s/ Donna H. Evans
                                          -------------------------
                                             Name: Donna H. Evans
                                             Title: Duly Authorized Signatory

           [Signature Page to Amended and Restated Credit Agreement]

                                       Wells Fargo Foothill, LLC

                                       By /s/ Dennis King
                                          -------------------------
                                             Name: Dennis King
                                             Title: Vice President

           [Signature Page to Amended and Restated Credit Agreement]

                                 Merrill Lynch Capital, a Division of Merrill Lynch Business Financial Services Inc.

                                 By /s/ Thomas W. Bukowski
                                    -------------------------
                                       Name: Thomas W. Bukowski
                                       Title: Director

           [Signature Page to Amended and Restated Credit Agreement]

                                       /s/ Fifth Third Bank
                                       --------------------------
                                           Fifth Third Bank

                                       By /s/ Michael Blackburn
                                          -------------------------
                                             Name: Michael Blackburn
                                             Title: Vice President

           [Signature Page to Amended and Restated Credit Agreement]

                                       UBS LOAN FINANCE LLC

                                       By /s/ Wilfred V. Saint
                                          --------------------------
                                           Name: Wilfred V. Saint
                                           Title: Director

                                       By /s/ Richard L. Tavrow
                                          -------------------------
                                             Name: Richard L. Tavrow
                                             Title: Director

           [Signature Page to Amended and Restated Credit Agreement]

                                       Siemens Financial Services, Inc.

                                       By /s/ Frank Amodio
                                          -------------------------
                                             Name: Frank Amodio
                                             Title: Vice President - Credit

           [Signature Page to Amended and Restated Credit Agreement]

               AMENDED AND RESTATED PLEDGE AND SECURITY AGREEMENT

      THIS AMENDED AND RESTATED PLEDGE AND SECURITY AGREEMENT (as it may be amended or modified from time to time, the "Security Agreement") is entered into as of May 3, 2005 by and among Dura Automotive Systems, Inc., a Delaware corporation, Dura Operating Corp., a Delaware corporation, Dura Automotive Systems (Canada), Ltd., an Ontario corporation, each of the U.S. Subsidiary Guarantors party hereto and each of the Canadian Subsidiary Guarantors party hereto (each of the foregoing, together with each other Person which may from time to time become a party hereto as a Grantor, individually a "Grantor" and collectively, "Grantors") and Bank of America, N.A., in its capacity as collateral agent (the "Collateral Agent") for the Secured Parties (as defined below).

                              PRELIMINARY STATEMENT

      The Grantors, the other Loan Parties, JPMorgan Chase Bank, N.A., as Administrative Agent, Issuing Bank and Swingline Lender, the Collateral Agent and the Lenders are entering into a Fifth Amended and Restated Credit Agreement dated as of May 3, 2005 (as it may be amended or modified from time to time, the "Credit Agreement"), whereby, among other things, the parties desired to amend and restate their rights and obligations under their existing credit agreement ("Existing Credit Agreement").

      In connection with the Loan Parties' Existing Credit Agreement and pursuant to a series of security agreements, reaffirmations and joinders thereto (the "Existing Security Agreements"), the Loan Parties granted Liens on substantially all of their personal property to secure their obligations under the Existing Credit Agreement.

      The Grantors are entering into this Security Agreement in order to grant a continuing Lien on the Collateral, and to amend and restate and continue the Liens granted under the Existing Security Agreements, in each case in order to secure the Secured Obligations that they have agreed are owing by the Grantors (whether as a Borrower or as a Guarantor) and to induce the Lenders to continue to extend credit to the Borrowers under the Credit Agreement.

      ACCORDINGLY, the Grantors and the Collateral Agent, on behalf of the Secured Parties, hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

      1.1 Terms Defined in Credit Agreement. All capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement.

      1.2 Terms Defined in UCC. Terms defined in the UCC which are not otherwise defined in this Security Agreement are used herein as defined in the UCC.

      1.3 Definitions of Certain Terms Used Herein. As used in this Security Agreement, in addition to the terms defined in the Preliminary Statement, the following terms shall have the following meanings:

      "Accounts" shall have the meaning set forth in Article 9 of the UCC.

      "Article" means a numbered article of this Security Agreement, unless another document is specifically referenced.

      "Bankruptcy Code" means title 11, United States Code, as amended from time to time, and any successor statute thereto.

      "Borrowing Base Certificate" means the Canadian Borrowing Base Certificate and/or the U.S. Borrowing Base Certificate delivered pursuant to the Credit Agreement.

      "Chattel Paper" shall have the meaning set forth in Article 9 of the UCC.

      "Closing Date" means the date of the Credit Agreement.

      "Collateral" shall have the meaning set forth in Article II.

      "Collateral Access Agreement" means any landlord waiver or other agreement, in form and substance reasonably satisfactory to the Agents, between the Collateral Agent and any third party (including any bailee, consignee, customs broker, or other similar Person) in possession of any Collateral or any landlord of any Loan Party for any real property where any Collateral is located, as such landlord waiver or other agreement may be amended, restated, or otherwise modified from time to time.

      "Collateral Deposit Account" shall have the meaning set forth in Section 7.1(a).

      "Collection Account" shall have the meaning set forth in Section 7.1(b).

      "Commercial Tort Claims" means all "commercial tort claims" as defined in
Article 9 of the UCC, including without limitation all commercial tort claims listed on EXHIBIT J hereto (as such schedule may be amended and supplemented from time to time).

      "Control" shall have the meaning set forth in Article 8 or, if applicable, in Section 9-104, 9-105, 9-106 or 9-107 of Article 9 of the UCC.

      "Copyrights" means, with respect to any Person, all of such Person's right, title, and interest in and to the following: (a) all U.S. copyrights, rights and interests in copyrights, works protectable by copyright, copyright registrations, and copyright applications; (b) all renewals of any of the foregoing; (c) all income, royalties, damages, and payments now or hereafter due and/or payable under any of the foregoing, including, without limitation, damages or payments for past or future infringements for any of the foregoing;
(d) the right to sue for past, present, and future infringements of any of the foregoing; and (e) all rights corresponding to any of the foregoing throughout the world.

      "Default" means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

      "Deposit Account Control Agreement" means an agreement, in form and substance reasonably satisfactory to the Collateral Agent, among any Grantor, a banking institution holding such Grantor's funds, and the Collateral Agent with respect to collection and control of all deposits and balances held in a deposit account maintained by any Grantor with such banking institution.

      "Deposit Accounts" shall have the meaning set forth in Article 9 of the UCC.

      "Documents" shall have the meaning set forth in Article 9 of the UCC.

      "Equipment" shall have the meaning set forth in Article 9 of the UCC.

      "Event of Default" means an event described in Section 5.1.

      "Excluded Property" shall mean Special Property other than the following:

            (a) the right to receive any payment of money (including, without limitation, Accounts, General Intangibles and Payment Intangibles) or any other rights referred to in Sections 9-406(f), 9-407(a) or 9-408(a) of the UCC; and

            (b) any Proceeds, substitutions or replacements of any Special Property (unless such Proceeds, substitutions or replacements would constitute Special Property).

      "Exhibit" refers to a specific exhibit to this Security Agreement, unless another document is specifically referenced.

      "Fixtures" shall have the meaning set forth in Article 9 of the UCC.

      "General Intangibles" shall have the meaning set forth in Article 9 of the UCC.

      "Goods" shall have the meaning set forth in Article 9 of the UCC.

      "Instruments" shall have the meaning set forth in Article 9 of the UCC.

      "Inventory" shall have the meaning set forth in Article 9 of the UCC.

      "Investment Property" shall have the meaning set forth in Article 9 of the UCC.

      "Lenders" means the lenders party to the Credit Agreement and their successors and assigns.

      "Letter-of-Credit Rights" shall have the meaning set forth in Article 9 of the UCC.

      "Licenses" means, with respect to any Person, all of such Person's right, title, and interest in and to (a) any and all licensing agreements or similar arrangements in and to its Patents, Copyrights, or Trademarks, (b) all income, royalties, damages, claims, and payments now or hereafter due or payable under and with respect thereto, including, without limitation, damages and payments for past and future breaches thereof, and (c) all rights to sue for past, present, and future breaches thereof.

      "Lock Boxes" shall have the meaning set forth in Section 7.1(a).

      "Lock Box Agreements" shall have the meaning set forth in Section 7.1(a).

      "Non-Pledged Foreign Interest" shall have the meaning ascribed to such term in Article II.

      "Patents" means, with respect to any Person, all of such Person's right, title, and interest in and to: (a) any and all U.S. patents and patent applications; (b) all inventions and improvements described and claimed therein;
(c) all reissues, divisions, continuations, renewals, extensions, and continuations-in-part thereof; (d) all income, royalties, damages, claims, and payments now or hereafter due or payable under and with respect thereto, including, without limitation, damages and payments for past and future infringements thereof; and (e) all rights to sue for past, present, and future infringements thereof.

      "Pledged Collateral" means all Instruments, Securities and other Investment Property of the Grantors (other than Excluded Property and Non-Pledged Foreign Interest), whether or not physically delivered to the Collateral Agent pursuant to this Security Agreement.

      "Pledged ULC Share Issuer" means Dura Automotive Canada ULC.

      "Pledged ULC Shares" means any shares of capital stock of the Pledged ULC Share Issuer being pledged hereunder.

      "Receivables" means the Accounts, Chattel Paper, Documents, Investment Property, Instruments and any other rights or claims to receive money which are General Intangibles or which are otherwise included as Collateral.

      "Section" means a numbered section of this Security Agreement, unless another document is specifically referenced.

      "Secured Parties" means the Agents, the Lenders, their respective Affiliates, and each of their permitted successors and assigns.

      "Security" has the meaning set forth in Article 8 of the UCC.

      "Special Property" shall mean:

            (a) any permit, lease or license, or the assets (owned by a Person other than a Loan Party) relating thereto or covered thereby, held by any Grantor that validly prohibits the creation by such Grantor of a security interest therein or thereon;

            (b) any permit, lease or license, or the assets (owned by a Person other than a Loan Party) relating thereto or covered thereby, held by any Grantor to the extent that any Requirement of Law applicable thereto prohibits the creation of a security interest therein or thereon;

            (c) Equipment owned by any Grantor on the date hereof or hereafter acquired that is subject to a Lien securing purchase money Indebtedness incurred in connection with the purchase of any Equipment or Capital Lease Obligation permitted to be incurred pursuant to the provisions of the Credit Agreement if the contract or other agreement in which such Lien is granted (or the documentation providing for such purchase money Indebtedness incurred in connection with the purchase of any Equipment or Capital Lease Obligation) validly prohibits the creation of any other Lien on such Equipment;

            (d) Any intellectual property Collateral, including without limitation, intent-to-use trademark applications, for which the creation by a Grantor of a security interest therein is prohibited without the consent of third party, by Requirement of Law, or would otherwise result in the loss by any Loan Party of any material rights therein;

            (e) Equity Interests in Dura Automotive Systems Capital Trust which, pursuant to either Requirements of Law, the organizational documents governing such trust or any other agreement binding upon such trust, do not permit the assignment of any interest in such trust; and

            (f) Equity Interests held by any Grantor in Shanghai Atwood Electric Co., Ltd. which, pursuant to either Requirements of Law or the organizational documents governing such joint venture, do not permit the assignment of such Grantor's interests.

      provided, however, that in each case described in clauses (a), (b), (c),
(d), (e) and (f) of this definition, such property shall constitute "Special Property" only to the extent and for so long as such permit, lease, license, contract or other agreement or Requirement of Law applicable thereto, validly prohibits the creation of a Lien on such property in favor of the Collateral Agent and, upon the termination of such prohibition (howsoever occurring), such property shall cease to constitute "Special Property."

      "Stock Rights" means all dividends, cash, instruments or other distributions and any other right or property including any proceeds thereof which the Grantors shall receive or shall become entitled to receive for any reason whatsoever with respect to, in substitution for or in exchange for any Equity Interest constituting

Collateral, any right to receive an Equity Interest and any right to receive earnings, in which the Grantors now have or hereafter acquire any right, issued by an issuer of such Equity Interest.

      "Supporting Obligations" shall have the meaning set forth in Article 9 of the UCC.

      "Trademarks" means, with respect to any Person, all of such Person's right, title, and interest in and to the following: (a) all U.S. trademarks (including service marks), trade names, trade dress, and trade styles and the registrations and applications for registration thereof and the goodwill of the business symbolized by the foregoing; (b) all licenses of the foregoing, whether as licensee or licensor; (c) all renewals of the foregoing; (d) all income, royalties, damages, and payments now or hereafter due or payable with respect thereto, including, without limitation, damages, claims, and payments for past and future infringements thereof; (e) all rights to sue for past, present, and future infringements of the foregoing, including the right to settle suits involving claims and demands for royalties owing; and (f) all rights corresponding to any of the foregoing throughout the world.

      "UCC" means the Uniform Commercial Code, as in effect from time to time, of the State of New York or of any other state the laws of which are required as a result thereof to be applied in connection with the attachment, perfection or priority of, or remedies with respect to, Collateral Agent's or any Secured Party's Lien on any Collateral.

      "ULC" means an unlimited company (also known as an "unlimited liability company") existing under the laws of the province of Nova Scotia.

      The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.

                                   ARTICLE II
                           GRANT OF SECURITY INTEREST

      Each Grantor hereby pledges, assigns (other than with respect to the Pledged ULC Shares) and grants to the Collateral Agent, on behalf of and for the benefit of the Secured Parties, a security interest in all of its right, title and interest in, to and under all personal property and other assets, whether now owned by or owing to, or hereafter acquired by or arising in favor of such Grantor (including under any trade name or derivations thereof), and whether owned or consigned by or to, or leased from or to, such Grantor, and regardless of where located (all of which will be collectively referred to as the "Collateral"), including:

            (i)    all Accounts;

            (ii)   all Chattel Paper;

            (iii)  all Documents;

            (iv)   all Equipment;

            (v)    all Fixtures;

            (vi) all General Intangibles, Patents, Trademarks and Copyrights and all Licenses;

            (vii)  all Goods;

            (viii) all Instruments;

            (ix)   all Equity Interests and other Securities;

            (x)    all Inventory;

            (xi)   all Investment Property;

            (xii)  all cash or cash equivalents;

            (xiii) all letters of credit, Letter-of-Credit Rights and Supporting
                   Obligations;

            (xiv) all Deposit Accounts with any bank or other financial institution;

            (xv)   all Commercial Tort Claims listed on EXHIBIT J hereto;

            (xvi) and all accessions to, substitutions for and replacements, proceeds (including Stock Rights), insurance proceeds and products of the foregoing, together with all books and records, customer lists, credit files, computer files, programs, printouts and other computer materials and records related thereto and any General Intangibles at any time evidencing or relating to any of the foregoing;

to secure the prompt and complete payment and performance of the Secured Obligations (specifically including, without limitation, each Grantor's obligations arising under Article X of the Credit Agreement). Notwithstanding the foregoing, (i) the Collateral of the Canadian Borrower and the Canadian Subsidiary Guarantors (and the pledges and security interests granted hereunder by the Canadian Borrower and the Canadian Subsidiary Guarantors) shall secure the prompt and complete payment and performance of the Secured Obligations solely to the extent constituting Canadian Obligations and (ii) with respect to each Grantor's pledge of the outstanding securities held by it of any first-tier Foreign Subsidiary, such pledge to the Collateral Agent will be limited to 65% of the outstanding voting securities of such Foreign Subsidiary (the remaining 35% of such voting securities is referred to herein as the "Non-Pledged Foreign Interest").

      Notwithstanding anything to the contrary contained in clauses (i) through
(xvi) above, the security interest created by this Agreement shall not extend to, and the terms "Pledged Collateral" and "Collateral" shall not include, any Excluded Property and any Non-Pledged Foreign Interest and (i) the Grantors shall from time to time at the reasonable request of the Collateral Agent give written notice to the Collateral Agent identifying in reasonable detail the Special Property (and stating in such notice that such Special Property constitutes "Excluded Property") and shall provide to the Collateral Agent such other information regarding the Special Property as the Collateral Agent may reasonably request and (ii) from and after the date hereof, no Grantor shall permit to become effective in any document creating, governing or providing for any permit, lease or license, a provision that would prohibit the creation of a Lien on such permit, lease or license in favor of the Collateral Agent unless such Grantor believes, in its reasonable judgment, that such prohibition is usual and customary in transactions of such type.

                                   ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

      Each Grantor represents and warrants that:

      3.1 Title, Perfection and Priority. Each Grantor has good and valid rights in or the power to pledge, collaterally assign, deliver, deposit, and transfer the Collateral and title to the Collateral with respect to which it has purported to grant a security interest hereunder, free and clear of all Liens except for Permitted Liens, and has full power and authority to grant to the Collateral Agent the security interest in such Collateral pursuant hereto. When financing statements have been filed in the appropriate offices against the applicable Grantors in the locations listed on EXHIBIT H, the Collateral Agent will have a fully perfected first priority security interest in that Collateral in which a security interest may be perfected by filing, subject only to Permitted Liens.

      3.2 Type and Jurisdiction of Organization, Organizational and Identification Numbers. As of the date hereof, each Grantor's type of entity, its state of organization, the organizational number issued to it by its state of organization and its federal employer identification number are set forth on EXHIBIT A (such Exhibit shall be displayed on a Grantor by Grantor basis).

      3.3 Principal Location. As of the date hereof, each Grantor's mailing address and the location of its place of business (if it has only one) or its chief executive office (if it has more than one place of business) is disclosed in EXHIBIT A, as applicable; the Grantors have no other places of business except those set forth in EXHIBIT A.

      3.4 Collateral Locations. As of the date hereof, all of Grantors' locations where Collateral is located are listed on EXHIBIT A. All of said locations are owned by the Grantors except for locations (i) which are leased by the Grantors as lessee and designated in Part VII(b) of EXHIBIT A and (ii) at which Inventory is held in a public warehouse or is otherwise held by a bailee or on consignment as designated in Part VII(c) of EXHIBIT A.

      3.5 Deposit Accounts. As of the date hereof, all of the Deposit Accounts of each Grantor are listed on EXHIBIT B.

      3.6 Exact Names. Each Grantor's name in which it has executed this Security Agreement is the exact name as it appears in such Grantor's organizational documents, as amended, as filed with such Grantor's jurisdiction of organization. The Grantors have not, during the past year, been known by or used any other corporate or fictitious name, or been a party to any merger or consolidation, or been a party to any acquisition, other than as listed on EXHIBIT A.

      3.7 Letter-of-Credit Rights and Chattel Paper. As of the date hereof, EXHIBIT C lists all Letter-of-Credit Rights and Chattel Paper of each of the Grantors having an individual fair market value in an amount in excess of $250,000. All action by each Grantor reasonably necessary to protect and perfect the Collateral Agent's Lien on each item listed on EXHIBIT C (including the delivery of all originals and the placement of a legend on all Chattel Paper as required hereunder) has been duly taken. The Collateral Agent will have a fully perfected first priority security interest in the Collateral listed on EXHIBIT C, subject only to Permitted Liens.

      3.8 Accounts and Chattel Paper.

            (a) The names of the obligors, amounts owing, due dates and other information with respect to the Accounts and Chattel Paper are and will be correctly stated in all material respects in all records of each Grantor relating thereto and in all invoices and Borrowing Base Certificates as of the date of such Borrowing Base Certificates with respect thereto furnished to the Collateral Agent by each Grantor in accordance with the terms of the Loan Documents. As of the time when each Account or each item of Chattel Paper, in each case constituting Collateral, arises, each Grantor shall be deemed to have represented and warranted that such Account or Chattel Paper, as the case may be, and all records of such Grantor relating thereto, are genuine and in all material respects what they purport to be.

            (b) With respect to Accounts scheduled or listed on the most recent Borrowing Base Certificates as of the date of such Borrowing Base Certificates,
(i) all Accounts are Canadian Eligible Accounts or Eligible U.S. Accounts, as applicable; (ii) all Accounts represent bona fide sales of Inventory or rendering of services to Account Debtors in the ordinary course of each Grantor's business and are not evidenced by a judgment, Instrument or Chattel Paper; (iii) there are no setoffs, claims or disputes existing or asserted with respect thereto and the Grantors have not made any agreement with any Account Debtor for any extension of time for the payment thereof, any compromise or settlement for less than the full amount thereof, any release of any Account Debtor from liability therefor, or any deduction therefrom except a discount or allowance allowed by a Grantor in the ordinary course of its business; (iv) to the knowledge of any Financial Officer or other senior officer of any Grantor, there are no facts, events or occurrences which in any way impair the validity or enforceability thereof or could reasonably be expected to reduce the amount payable thereunder as shown on each Grantor's books and records and any invoices, statements and Borrowing Base Certificates with respect thereto; (v) the Grantors have not received any notice of proceedings or actions which are threatened or pending against any Account Debtor which could reasonably be expected to result in any material adverse change in such Account Debtor's financial condition; and (vi) the Grantors have no knowledge that any Account Debtor is unable generally to pay its debts as they become due.

      3.9 Inventory. With respect to any Inventory scheduled or listed on the most recent Borrowing Base Certificates as of the date of such Borrowing Base Certificates, (a) such Inventory (other than Inventory in transit or out for repairs) is located at one of the Grantor's locations set forth on EXHIBIT A, as applicable, (b) no Inventory (other than Inventory in transit) is now, or shall at any time or times hereafter be stored at any other location except as permitted by Section 4.1(g), (c) the Grantors have good title to such Inventory and such Inventory is not subject to any Lien or security interest or document whatsoever except for the Lien granted to the Collateral Agent, for the benefit of the Collateral Agent and Secured Parties, and except for Permitted Liens, (d) except as specifically disclosed in the most recent Borrowing Base Certificate, such Inventory is Eligible Inventory of good and merchantable quality, free from any defects, (e) such Inventory is not subject to any licensing, patent, royalty, trademark, trade name or copyright agreements with any third parties which would require any consent of any third party upon sale or disposition of that Inventory or, except royalties incurred pursuant to the sale of such Inventory under the current license agreement, the payment of any monies to any third party upon such sale or other disposition, (f) such Inventory has been produced in accordance with the Federal Fair Labor Standards Act of 1938, as amended, and all rules, regulations and orders thereunder and (g) the completion of manufacture in accordance with the applicable purchase order specifications, sale or other disposition of such Inventory by the Collateral Agent following an Event of Default shall not require the consent of any Person and shall not constitute a breach or default under any contract or agreement to which any Grantor is a party or to which such property is subject.

      3.10 Intellectual Property. As of the date hereof, the Grantors do not have any interest in, or title to, any Patent, Trademark or Copyright materially necessary for operation of the business, except as set forth in EXHIBIT D. This Security Agreement is effective to create a valid and continuing Lien and, upon filing of appropriate financing statements in the offices listed on EXHIBIT H and this Security Agreement with the United States Copyright Office and the United States Patent and Trademark Office, fully perfected first priority security interests in favor of the Collateral Agent on each Grantor's Patents, Trademarks and Copyrights, except as set forth on EXHIBIT D, subject to Section 4.7(c). Such perfected security interests are enforceable as such as against any and all creditors of and purchasers from the Grantors; and all action necessary to protect and perfect the Collateral Agent's Lien on each Grantor's Patents, Trademarks or Copyrights shall have been duly taken.

      3.11 Filing Requirements. As of the date hereof, none of the Equipment is covered by any certificate of title, except for vehicles having an aggregate fair market value greater than $500,000, described in Part I of EXHIBIT E. As of the date hereof, none of the Collateral is of a type for which security interests or liens may be perfected by filing under any federal statute except for (a) the vehicles or aircrafts described in Part II of EXHIBIT E and (b) Patents, Trademarks and Copyrights held by the Grantors and described in EXHIBIT
D. The legal description, county and street address of each property on which any Fixtures are located is set forth in EXHIBIT F together with the name and address of the record owner of each such property.

      3.12 No Financing Statements, Security Agreements. No financing statement or security agreement describing all or any portion of the Collateral which has not lapsed or been terminated naming any of the Grantors as debtor has been filed or is of record in any jurisdiction except (a) for financing statements or security agreements naming the Collateral Agent on behalf of the Secured Parties as the secured party and (b) as permitted in connection with Permitted Liens.

      3.13 Pledged Collateral.

            (a) As of the date hereof, EXHIBIT G sets forth a complete and accurate list of all of the Pledged Collateral. Each Grantor is the direct, sole beneficial owner and sole holder of record of the Pledged Collateral listed on EXHIBIT G as being owned by it, free and clear of any Liens, except for Permitted Liens. Each Grantor further represents and warrants that (i) all Pledged Collateral constituting an Equity Interest has been (to the extent such concepts are relevant with respect to such Pledged Collateral) duly authorized, validly issued, are fully paid and (except in the case of Pledged ULC Shares) non-assessable, (ii) with respect to any certificates delivered to the Collateral Agent representing an Equity Interest, either such certificates are Securities as defined in Article 8 of the UCC as a result of actions by the issuer or otherwise, or, if such certificates are not Securities, the Grantors have so informed the Collateral Agent so that the Collateral Agent may take steps to perfect its security interest therein as a General Intangible, (iii) all Pledged Collateral held by a securities intermediary is covered by a control agreement among the applicable Grantor, the securities intermediary and the Collateral Agent pursuant to which the Collateral Agent has Control and (iv) all Pledged Collateral which represents Indebtedness having an individual fair market value in excess of $1,000,000 owed to any Grantor has been duly authorized, authenticated or issued and delivered by the issuer of such Indebtedness, is the legal, valid and binding obligation of such issuer and, to such Grantor's knowledge as of the date hereof, such issuer is not in default thereunder.

            (b) In addition, (i) none of the Pledged Collateral (constituting Equity Interests of Parent's Subsidiaries) has been issued or transferred in violation of the securities registration, securities disclosure or similar laws of any jurisdiction to which such issuance or transfer may be subject, (ii) there are existing no options, warrants, calls or commitments of any character whatsoever relating to the Pledged Collateral (constituting Equity Interests of Parent's Subsidiaries) or which obligate the issuer (that is a Subsidiary of Parent) of any Equity Interest included in the Pledged Collateral to issue additional Equity Interests, and (iii) no consent, approval, authorization, or other action by, and no giving of notice, filing with, any governmental authority or any other Person is required for the pledge by any Grantor of the Pledged Collateral pursuant to this Security Agreement or for the execution, delivery and performance of this Security Agreement by any Grantor, or for the exercise by the Collateral Agent of the voting or other rights provided for in this Security Agreement or for the remedies in respect of the Pledged Collateral pursuant to this Security Agreement, except (i) as may be required in connection with such disposition by laws affecting the offering and sale of securities generally, (ii) consents, approvals, authorizations or other actions already taken, (iii) with respect to the Pledged ULC Shares and (iv) that the (x) limited partnership agreements governing the equity interests in Canadian limited partnerships forming part of Pledged Collateral and/or (y) the articles of association governing the Pledged ULC Shares may be subject to restrictions on transfer to non-residents of Canada.

            (c) Except as set forth in EXHIBIT G, the Grantors own 100% of the issued and outstanding Equity Interests which constitute Pledged Collateral as of the date hereof.

                                   ARTICLE IV
                                    COVENANTS

      From the date of this Security Agreement, and thereafter until this Security Agreement is terminated pursuant to Section 8.14 hereof, each Grantor agrees that:

      4.1 General.

            (a) Collateral Records. Each Grantor will maintain books and records with respect to the Collateral which are complete and accurate in all material respects, and furnish to the Agents, with sufficient copies for each of the Lenders, such reports relating to the Collateral as either Agent shall from time to time reasonably request.

            (b) Authorization to File Financing Statements; Ratification. Each Grantor hereby authorizes either Agent to file, and if requested will deliver to the Collateral Agent, all financing statements and other documents and take such other actions as may from time to time be requested by the Collateral Agent in order to maintain a first perfected security interest in and, if applicable, Control of, the Collateral, except as otherwise provided hereunder. Any financing statement filed by the Collateral Agent may be filed in any filing office in any applicable UCC jurisdiction and may (i) indicate the Collateral
(1) as all assets of the Grantor or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the UCC or such jurisdiction, or (2) by any other description which reasonably approximates the description contained in this Security Agreement, and (ii) contain any other information required by part 5 of Article 9 of the UCC for the sufficiency or filing office acceptance of any financing statement or amendment, including (A) whether any Grantor is an organization, the type of organization and any organization identification number issued to any Grantor, and (B) in the case of a financing statement filed as a fixture filing or indicating Collateral as as-extracted collateral or timber to be cut, a sufficient description of real property to which the Collateral relates. Each Grantor also agrees to furnish any such information to Agents promptly upon request. Each Grantor also ratifies its authorization for the Collateral Agent to have filed in any UCC jurisdiction any initial financing statements or amendments thereto if filed prior to the date hereof.

            (c) Further Assurances. Each Grantor will, if so reasonably requested by an Agent, furnish to the Agents, as often as an Agent reasonably requests, statements and schedules further identifying and describing the Collateral and such other reports and information in connection with the Collateral as such Agent may reasonably request, all in such reasonable detail as such Agent may specify. Each Grantor also agrees to take any and all commercially reasonable actions necessary to defend title to the Collateral against all persons and to defend the security interest of the Collateral Agent in the Collateral and the priority thereof against any Lien not expressly permitted hereunder.

            (d) Other Financing Statements. No Grantor will authorize the filing of any financing statement naming it as debtor covering all or any portion of the Collateral, except as permitted pursuant to the Credit Agreement. Each Grantor acknowledges that it is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement without the prior written consent of the Collateral Agent, subject to each Grantor's rights under Section 9-509(d)(2) of the UCC.

            (e) Locations. Subject to the following sentence, no Grantor will
(i) maintain any Collateral (other than Collateral in transit or out for repairs) that has an aggregate fair market value in excess of $5,000,000 at any location other than those locations listed on EXHIBIT A, (ii) otherwise change, or add to, such locations, or (iii) change its principal place of business or chief executive office from the location identified on EXHIBIT A. Such Grantor will give the Agents at least (A) thirty (30) days prior written notice of any change in such Grantor's chief place of business and (B) ten (10) Business Days prior written notice of any new location of business or any new location for any of its Collateral except for locations where the Collateral stored or warehoused at all such new locations has an aggregate fair market value not exceeding $5,000,000. With respect to any new location (i) where the Collateral stored or warehoused at such location has an aggregate fair market value in excess of $5,000,000 and (ii) which is located within the continental United States or Canada, such Grantor will execute such documents and take such actions as the Agents deem necessary to perfect and protect the Liens granted under the Collateral Documents and will use commercially reasonable efforts to obtain a Collateral Access Agreements for each such location.

      4.2 Receivables.

            (a) Certain Agreements on Receivables. Except as otherwise permitted in the Credit Agreement, no Grantor will make or agree to make any discount, credit, rebate or other reduction in the original amount owing on a Receivable or accept in satisfaction of a Receivable less than the original amount thereof, except that, prior to the occurrence and during the continuation of an Event of Default, the Grantors may reduce the amount of Accounts arising from the sale of Inventory in the ordinary course of business.

            (b) Collection of Receivables. Except as otherwise permitted in this Security Agreement, each Grantor will use commercially reasonable efforts to collect and enforce, at such Grantor's sole expense, all amounts due or hereafter due to any Grantor under the Receivables.

            (c) Delivery of Invoices. Each Grantor will deliver to the Collateral Agent promptly upon its request after the occurrence and during the continuation of an Event of Default duplicate invoices with respect to each Account bearing such language of assignment as the Agents shall specify.

            (d) Disclosure of Counterclaims on Receivables. If (i) any discount, credit or agreement to make a rebate or to otherwise reduce the amount owing on a Receivable exists or (ii) if, to the knowledge of any Financial Officer or any other senior office of any Grantor, any dispute, setoff, claim, counterclaim or defense exists or has been asserted or threatened with respect to a Receivable, such Grantor will disclose such fact to the Agents in the next Borrowing Base Certificate delivered to the Agents.

            (e) Electronic Chattel Paper. Each Grantor shall take all steps necessary to grant the Collateral Agent Control of all electronic chattel paper having an individual fair market value in an amount in excess of $500,000, in accordance with the UCC and all "transferable records" as defined in each of the Uniform Electronic Transactions Act and the Electronic Signatures in Global and National Commerce Act.

      4.3 Inventory and Equipment.

            (a) Maintenance of Goods. Except as otherwise set forth in the Credit Agreement, each Grantor will do all things necessary to maintain, preserve, protect and keep the Inventory and the Equipment in good repair and working and saleable condition, except for damaged or defective goods arising in the ordinary course of any Grantor's business and except for ordinary wear and tear, casualty and condemnation in respect of the Equipment.

            (b) Inventory Count; Perpetual Inventory System. Subject to the terms of the Credit Agreement, each Grantor will conduct a physical count or a periodic cycle count of the Inventory at least once per Fiscal Year, and after and during the continuation of an Event of Default, at such other times as the Collateral Agent requests. The Grantors, at their own expense, shall deliver to the Agents the results of each physical verification, which the Grantors have made, or has caused any other Person to make on their behalf, of all or any portion of their Inventory. The Grantors will maintain a perpetual inventory reporting system at all times.

            (c) Equipment. The Grantors shall not permit any Equipment to become a fixture with respect to real property or to become an accession with respect to other personal property with respect to which real or personal property the Collateral Agent does not have a Lien.

            (d) Titled Vehicles. Except with respect to vehicles having an aggregate fair market value less than $500,000, the Grantors will deliver to the Collateral Agent, upon reasonable request, the original of any vehicle title certificate and provide and/or file all other documents or instruments necessary to have the Lien of the Collateral Agent noted on any such certificate or with the appropriate state office.

      4.4 Delivery of Instruments, Securities, Chattel Paper and Documents. Each Grantor will (a) deliver to the Collateral Agent promptly upon execution of this Security Agreement the originals of all Chattel Paper having an individual fair market value in excess of $250,000, Securities and Instruments constituting Collateral (if any then exist), (b) hold in trust for the Collateral Agent upon receipt and promptly thereafter deliver to the Collateral Agent any Chattel Paper having an individual fair market value in excess of $250,000, Securities and Instruments constituting Collateral from time to time acquired by any Grantor, (c) upon either Agent's reasonable request, deliver to the Collateral Agent (and thereafter hold in trust for the Collateral

Agent upon receipt and immediately deliver to the Collateral Agent) any negotiable Document evidencing or constituting Collateral and (d) upon either Agent's reasonable request, deliver to the Collateral Agent a duly executed amendment to this Security Agreement, in the form of Exhibit I hereto (the "Amendment"), pursuant to which such Grantor will pledge such additional Collateral. All Pledged Shares shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to Collateral Agent. The Grantors hereby authorize the Collateral Agent to attach each Amendment to this Security Agreement and agree that all additional Collateral set forth in such Amendments shall be considered to be part of the Collateral.

      4.5 Uncertificated Pledged Collateral.

            (a) Each Grantor will permit the Collateral Agent from time to time to cause the appropriate issuers (and, if held with a securities intermediary, such securities intermediary) of uncertificated securities or other types of Pledged Collateral not represented by certificates to mark their books and records with the numbers and face amounts of all such uncertificated securities or other types of Pledged Collateral not represented by certificates and all rollovers and replacements therefor to reflect the Lien of the Collateral Agent granted pursuant to this Security Agreement. Each Grantor will take any actions reasonably necessary to cause (a) the issuers of uncertificated securities which are Pledged Collateral and (b) any securities intermediary which is the holder of any Pledged Collateral, to cause the Collateral Agent to have and retain Control over such Pledged Collateral. Without limiting the foregoing, each Grantor will, with respect to Pledged Collateral held with a securities intermediary, cause such securities intermediary to enter into a control agreement with the Collateral Agent, in form and substance reasonably satisfactory to the Agents, giving the Collateral Agent Control.

            (b) Each Grantor hereby represents and warrants that the Equity Interests in a partnership and/or limited liability company (i) are not dealt in or traded on securities exchanges or in securities markets, (ii) are not "investment company securities" (as defined in Section 8-103(b) of the Uniform Commercial Code) and (iii) do not provide, in the related membership or partnership agreement, certificates, if any, representing such Equity Interests in a partnership and/or limited liability company or otherwise, that they are securities governed by the Uniform Commercial Code of any jurisdiction.

            (c) Each Grantor hereby covenants and agrees that, without the prior express written consent of the Collateral Agent, it will not agree to any election by any partnership or limited liability company to treat the Equity Interests in a partnership and/or limited liability company as securities governed by the Uniform Commercial Code of any jurisdiction and in any event will promptly notify the Collateral Agent in writing if the representation set forth in Section 4.5(b) hereof becomes untrue for any reason and, in such event, take such action as the Collateral Agent may request in order to establish the Collateral Agent's "control" (within the meaning of Section 8-106 of the Uniform Commercial Code) over such Equity Interests in a partnership and/or limited liability company.

      4.6 Pledged Collateral.

            (a) Changes in Capital Structure of Issuers. Except as permitted under the Credit Agreement, no Grantor will (i) permit or suffer any issuer (that is a Subsidiary of Parent) of an Equity Interest constituting Pledged Collateral to dissolve, merge, liquidate, retire any of its Equity Interests or other Instruments or Securities evidencing ownership, reduce its capital, sell or encumber all or substantially all of its assets (except for Permitted Liens and sales of assets permitted pursuant to Section 6.03 of the Credit Agreement) or merge or consolidate with any other entity, or (ii) vote any Pledged Collateral in favor of any of the foregoing. Each Grantor shall cause the issuer (that is a Subsidiary of Parent) of any Equity Interests to make all necessary amendments and modifications to such issuer's organizational documentation in order to permit the Collateral Agent to exercise its remedies hereunder and under the Credit Agreement (including, without limitation, in order to allow such Collateral Agent and its permitted successors and assigns to become members or partners, as applicable, of such issuer with the same voting and other rights and benefits as the Grantor had with respect to such Grantor's Equity Interests in such issuer).

            (b) Issuance of Additional Securities. Except as permitted under the Credit Agreement, no Grantor will permit or suffer the issuer of an Equity Interest constituting Pledged Collateral to issue additional Equity Interests, any right to receive the same or any right to receive earnings, except to the Grantor. Any such issuances permitted under the Credit Agreement shall promptly be pledged in accordance with the terms of this Security Agreement.

            (c) Registration of Pledged Collateral. Upon the occurrence and during the continuation of an Event of Default, the Grantors will permit any registerable Pledged Collateral to be registered in the name of the Collateral Agent or its nominee, provided that, in no case shall the Pledged ULC Shares be registered in the name of the Collateral Agent other than upon 10 days' written notice from the Administrative Agent to the Grantor, as applicable (which notice has not been rescinded during such 10-day period).

            (d) Exercise of Rights in Pledged Collateral.

                  (i) Without in any way limiting the foregoing and subject to clause (ii) below, the Grantors shall have the right to exercise all voting rights or other rights relating to the Pledged Collateral for all purposes not inconsistent with this Security Agreement, the Credit Agreement or any other Loan Document; provided however, that no vote or other right shall be exercised or action taken which would have the effect of impairing the rights of the Collateral Agent in respect of the Pledged Collateral.

                  (ii) Each Grantor will permit the Collateral Agent or its nominee at any time after the occurrence and during the continuation of an Event of Default, without notice, to exercise all voting rights or other rights relating to Pledged Collateral (other than Pledged ULC Shares), including, without limitation, exchange, subscription or any other rights, privileges, or options pertaining to any Equity Interest or Investment Property constituting Pledged Collateral (other than Pledged ULC Shares) as if it were the absolute owner thereof.

                  (iii) Each Grantor shall be entitled to collect and receive for its own use all cash dividends and interest paid in respect of the Pledged Collateral (other than Pledged ULC Shares) to the extent not in violation of the Credit Agreement and except as otherwise provided under the Credit Agreement and the other Loan Documents.

      4.7 Intellectual Property.

            (a) The Grantors will use their commercially reasonable efforts to secure all consents and approvals necessary or appropriate for the assignment to or benefit of the Collateral Agent of any License held by any Grantor and to enforce the security interests granted hereunder.

            (b) Each Grantor shall notify the Agents immediately if it knows or has reason to know that any application or registration relating to any material Patent, Trademark or Copyright (now or hereafter existing) may become abandoned or dedicated (except to the extent not prohibited pursuant to the Credit Agreement), or of any material adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court) regarding the Grantor's ownership of any material Patent, Trademark or Copyright, its right to register the same, or to keep and maintain the same.

            (c) Each Grantor shall notify the Agents within ten Business Days of the beginning of each fiscal quarter commencing with the fiscal quarter beginning on or about July 1, 2005, if such Grantor, either directly or through any agent, employee, licensee or designee, has filed an application for the registration of any Patent, Trademark or Copyright with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency during the preceding fiscal quarter, and, upon request of either Agent, each Grantor shall execute and deliver any and all security agreements as either Agent may request to evidence the Collateral Agent's first priority security interest on such Patent, Trademark or Copyright, and the General Intangibles of each Grantor relating thereto or represented thereby.

            (d) Each Grantor, in its commercially reasonable business judgment, shall take all actions reasonably necessary to maintain and pursue each application, to obtain the relevant registration and to maintain the registration of each of the Patents, Trademarks and Copyrights (now or hereafter existing), including the filing of applications for renewal, affidavits of use, affidavits of noncontestability and opposition and interference and cancellation proceedings unless the applicable Grantor shall determine, in its commercially reasonable business judgment, that such Patent, Trademark or Copyright is not material to the conduct of such Grantor's business.

            (e) Each Grantor shall, unless it shall reasonably determine that such Patent, Trademark or Copyright is not material to the conduct of its business or operations, promptly sue for infringement, misappropriation or dilution and to recover any and all damages for such infringement, misappropriation or dilution, and that such Grantor shall take such other actions as the Agents shall deem reasonably appropriate under the circumstances to protect such Patent, Trademark or Copyright. In the event that any Grantor institutes suit because any of the Patents, Trademarks or Copyrights constituting Collateral is infringed upon, or misappropriated or diluted by a third party, the Grantor shall comply with Section 4.8.

      4.8 Commercial Tort Claims. Each Grantor shall promptly, and in any event within five (5) Business Days after a Financial Officer or other senior officer becomes aware that the same is acquired by it, notify the Agents of any commercial tort claim (as defined in the UCC) having an individual fair market value in an amount in excess of $1,000,000, acquired by it and, unless the Collateral Agent otherwise consents, the applicable Grantor shall enter into an amendment to this Security Agreement, in the form of Exhibit I hereto, granting to Collateral Agent a first priority security interest in such commercial tort claim subject to Permitted Liens.

      4.9 Letter-of-Credit Rights. If any Grantor is or becomes the beneficiary of a letter of credit having an individual fair market value in an amount in excess of $250,000, the applicable Grantor shall promptly, and in any event within five (5) Business Days after becoming a beneficiary, notify the Agents thereof and use commercially reasonable efforts to cause the issuer and/or confirmation bank to (i) consent to the assignment of any Letter-of-Credit Rights to the Collateral Agent and (ii) agree to direct all payments thereunder to a Deposit Account at the Collateral Agent or subject to a Deposit Account Control Agreement for application to the

Secured Obligations, in accordance with Section 2.19 of the Credit Agreement, all in form and substance reasonably satisfactory to the Agents.

      4.10 Federal, State or Municipal Claims. Each Grantor will promptly notify the Agents of any Collateral which constitutes a claim against the United States government or any state or local government or any instrumentality or agency thereof having an individual fair market value in excess of $2,000,000, the assignment of which claim is restricted by federal, state or municipal law.

      4.11 No Interference. Each Grantor agrees that it will not interfere with any right, power and remedy of the Collateral Agent provided for in this Security Agreement or now or hereafter existing at law or in equity or by statute or otherwise, or the exercise or beginning of the exercise by the Collateral Agent of any one or more of such rights, powers or remedies, in each case to the extent such rights, powers or remedies are exercised in accordance with the Loan Documents.

      4.12 Insurance. All insurance policies required under Section 5.09 of the Credit Agreement shall name the Collateral Agent (for the benefit of the Collateral Agent and the Secured Parties) as an additional insured or as loss payee, as applicable, and shall contain loss payable clauses or mortgagee clauses, through endorsements in form and substance reasonably satisfactory to the Agents, which provide that: (i) subject to the terms of the Credit Agreement, all proceeds thereunder with respect to any Collateral shall be payable to the Collateral Agent; (ii) no such insurance shall be affected by any act or neglect of the insured or owner of the property described in such policy; and (iii) such policy and loss payable or mortgagee clauses may be canceled, amended, or terminated only upon at least thirty days prior written notice given to the Collateral Agent.

      4.13 Collateral Access Agreements. Each Grantor shall use commercially reasonable efforts to obtain a Collateral Access Agreement, from the lessor of each leased property, mortgagee of owned property or bailee or consignee with respect to any warehouse, processor or converter facility or other location where the aggregate value of the Collateral stored or located exceeds $5,000,000, which agreement or letter shall provide access rights, contain a waiver or subordination of all Liens or claims that the landlord, mortgagee, bailee or consignee may assert against the Collateral at that location, and shall otherwise be reasonably satisfactory in form and substance to the Agents. With respect to any locations or warehouse space leased as of the Closing Date and thereafter, if the Collateral Agent has not received a Collateral Access Agreement as of the Effective Date (or, if later, as of the date such location is acquired or leased), the applicable Grantor's Eligible U.S. Inventory and Canadian Eligible Inventory at that location shall be subject to such Reserves as may be established by the Administrative Agent in its Permitted Discretion. After the Closing Date, no real property or warehouse space shall be leased by any Grantor and no Inventory shall be shipped to a processor or converter under arrangements established after the Closing Date, unless and until either a reasonably satisfactory Collateral Access Agreement shall first have been obtained with respect to such location or Borrower's Eligible U.S. Inventory or Canadian Eligible Inventory, as applicable, at that location shall be subject to the establishment of Reserves acceptable to the Collateral Agent in its Permitted Discretion.

      4.14 [Intentionally Omitted].

      4.15 Change of Name or Location; Change of Fiscal Year. Each Grantor agrees that it shall not (a) change its name as it appears in official filings in the state of its incorporation or organization, (b) change its chief executive office, principal place of business, mailing address, corporate offices or warehouses or locations at which Collateral is held or stored (other than Collateral in transit or out for repairs), except as permitted under
Section 4.1(e), or the location of its records concerning the Collateral as set forth in the Security Agreement, (c) change the type of entity that it is, (d) change its organization identification number, if any, issued by its state of incorporation or other organization, or (e) change its state of incorporation or organization, in each case, unless the Agents shall have received at least thirty (30) days prior written notice of such change and either (1) the Administrative Agent shall have acknowledged in writing that such change will not adversely affect the validity, perfection or priority of the Collateral Agent's security interest in the Collateral, or (2) any reasonable action requested by the Agents in connection therewith has been completed or taken or shall be completed contemporaneously with such action (including any action to continue the perfection of any Liens in favor of the Collateral Agent, on behalf of Secured Parties, in any Collateral).

                                    ARTICLE V
                         EVENTS OF DEFAULT AND REMEDIES

      5.1 Events of Default. The occurrence of any "Event of Default" as defined in the Credit Agreement shall constitute an Event of Default hereunder.

      5.2 Remedies.

            (a) Upon the occurrence and during the continuation of an Event of Default, the Collateral Agent may exercise any or all of the following rights and remedies (i) in respect of any Collateral other than Pledged ULC Shares or
(ii) in respect of any Collateral constituting Pledge ULC Shares insofar as (x) neither the existence nor the exercise of such right or remedy would result in the Agent being deemed to be a "member" of the issuer of the Pledged ULC Shares or (y) upon the exercise of such right or remedy and following notice as provided for in Section 4.4, the Agent or its nominee becomes the registered holder of Pledged ULC Shares:

                  (i) those rights and remedies provided in this Security Agreement, the Credit Agreement, or any other Loan Document; PROVIDED THAT, this
Section 5.2(a) shall not be understood to limit any rights available to the Agents prior to an Event of Default;

                  (ii) those rights and remedies available to a secured party under the UCC (whether or not the UCC applies to the affected Collateral) or under any other applicable law (including, without limitation, any law governing the exercise of a bank's right of setoff (except with respect to trust assets held in a trust account) or bankers' lien) when a debtor is in default under a security agreement;

                  (iii) give notice of sole control or any other instruction under any Deposit Account Control Agreement or any other control agreement with any securities intermediary and take any action therein with respect to such Collateral, provided, however, that in the event and at such time that such Events of Default are waived, the Collateral Agent agrees to promptly inform any relevant third party and withdraw such notice of sole control;

                  (iv) without notice (except as specifically provided in Section 8.1 or elsewhere herein), demand or advertisement of any kind to any Grantor or any other Person, enter the premises of any Grantor where any Collateral is located (through self-help and without judicial process) to collect, receive, assemble, process, appropriate, sell, lease, assign, grant an option or options to purchase or otherwise dispose of, deliver, or realize upon, the Collateral or any part thereof in one or more parcels at public or private sale or sales (which sales may be adjourned or continued from time to time with or without notice and may take place at the applicable Grantor's premises or elsewhere), for cash, on credit or for future delivery without assumption of any credit risk, and upon such other terms as the Collateral Agent may deem commercially reasonable; and

                  (v) concurrently with written notice to any Grantor, transfer and register in its name or in the name of its nominee the whole or any part of the Pledged Collateral, to exchange certificates or instruments representing or evidencing Pledged Collateral for certificates or instruments of smaller or larger denominations, to exercise the voting and all other rights as a holder with respect thereto, to collect and receive all cash dividends, interest, principal and other distributions made thereon and to otherwise act with respect to the Pledged Collateral as though the Collateral Agent was the outright owner thereof.

            (b) The Collateral Agent, on behalf of the Secured Parties, may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral and compliance will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.

            (c) The Collateral Agent shall have the right upon any such public sale or sales and, to the extent permitted by law, upon any such private sale or sales, to purchase for the benefit of the Collateral Agent and the Secured Parties, the whole or any part of the Collateral so sold, free of any right of equity redemption, which equity redemption the Grantors hereby expressly release.

            (d) Until the Collateral Agent is able to effect a sale, lease, or other disposition of Collateral, the Collateral Agent shall have the right to hold or use Collateral, or any part thereof, to the extent that it deems appropriate for the purpose of preserving Collateral or its value, while using commercially reasonable care, or for any other purpose deemed appropriate by the Collateral Agent. The Collateral Agent may, if it so elects, seek the appointment of a receiver or keeper to take possession of Collateral and to enforce any of the Collateral Agent's remedies (for the benefit of the Collateral Agent and Secured Parties), with respect to such appointment without prior notice or hearing as to such appointment.

            (e) If, after the Credit Agreement has terminated by its terms and all of the Secured Obligations have been paid in full, there remain Swap Obligations outstanding, the Required Secured Parties may exercise the remedies provided in this Section 5.2 upon the occurrence of any event which would allow or require the termination or acceleration of any Swap Obligations pursuant to the terms of the Swap Agreement.

            (f) Notwithstanding the foregoing, neither the Collateral Agent nor the Secured Parties shall be required to (i) make any demand upon, or pursue or exhaust any of their rights or remedies against, any Grantor, any other obligor, guarantor, pledgor or any other Person with respect to the payment of the Secured Obligations or to pursue or exhaust any of their rights or remedies with respect to any Collateral therefor or any direct or indirect guarantee thereof,
(ii) marshal the Collateral or any guarantee of the Secured Obligations or to resort to the Collateral or any such guarantee in any particular order, or (iii) effect a public sale of any Collateral.

            (g) The Grantors recognize that the Collateral Agent may be unable to effect a public sale of any or all the Pledged Collateral and may be compelled to resort to one or more private sales thereof in accordance with clause (a) above. The Grantors also acknowledge that any private sale may result in prices and other terms less favorable to the seller than if such sale were a public sale and, notwithstanding such circumstances, agree that any such private sale shall not be deemed to have been made in a commercially unreasonable manner solely by virtue of such sale being private. The Collateral Agent shall be under no obligation to delay a sale of any of the Pledged Collateral for the period of time necessary to permit any Grantor or the issuer of the Pledged Collateral to register such securities for public sale under the Securities Act of 1933 (the "Act"), as amended, or under applicable state securities laws, even if the Grantor and the issuer would agree to do so. Without limiting the generality of the foregoing the Collateral Agent, in its discretion, (x) may, in accordance with applicable securities laws, proceed to make such private sale notwithstanding that a registration statement for the purpose of registering such Pledged Collateral or part thereof could be or shall have been filed under the Act (or similar statute), (y) may approach and negotiate with a single purchaser to effect such sale, and (z) may restrict such sale to a purchaser who is an accredited investor under the Act and who will represent and agree that such purchaser is purchasing for its own account, for investment and not with a view to the distribution or sale of such Pledged Collateral or any part thereof. In addition to a private sale as provided above in this Section 5.2(g), if any of the Pledged Collateral shall not be freely distributable to the public without registration under the Act (or similar statute) at the time of any proposed sale pursuant to this Section 5.2(g), then the Collateral Agent shall not be required to effect such registration or cause the same to be effected but, in Collateral Agent's discretion (subject only to applicable requirements of law), may require that any sale hereunder (including a sale at auction) be conducted subject to restrictions:

                  (i) as to the financial sophistication and ability of any Person permitted to bid or purchase at any such sale;

                  (ii) as to the content of legends to be placed upon any certificates representing the Pledged Collateral sold in such sale, including restrictions on future transfer thereof;

                  (iii) as to the representations required to be made by each Person bidding or purchasing at such sale relating to that Person's access to financial information about the entities comprising such Pledged Collateral and such Person's intentions as to the holding of the Pledged Collateral so sold for investment for its own account and not with a view to the distribution thereof; and

                  (iv) as to such other matters as the Collateral Agent may, in its discretion, deem necessary or appropriate in order that such sale (notwithstanding any failure so to register) may be effected in compliance with the Bankruptcy Code and other laws affecting the enforcement of creditors' rights and the Act and all applicable state securities laws.

      5.3 Grantors' Obligations Upon Default. Upon the request of the Collateral Agent after the occurrence and during the continuation of an Event of Default, each Grantor will:

            (a) assemble and make available to the Collateral Agent the Collateral and all books and records relating thereto at any place or places specified by the Collateral Agent, whether at each Grantor's premises or elsewhere;

            (b) pursuant to Section 5.06 of the Credit Agreement, permit the Collateral Agent, by the Collateral Agent's representatives and agents, to enter, occupy and use any premises (during normal business hours) where all or any part of the Collateral, or the books and records relating thereto, or both, are located, to take possession of all or any part of the Collateral or the books and records relating thereto, or both, to remove all or any part of the Collateral or the books and records relating thereto, or both, and to conduct sales of the Collateral, without any obligation to pay any Grantor for such use and occupancy;

            (c) take, or cause an issuer (that is a Subsidiary of Parent) of Pledged Collateral to take, any and all actions necessary to register or qualify the Pledged Collateral to enable the Collateral Agent to consummate a public sale or other disposition of the Pledged Collateral; and

            (d) at its own expense, cause the independent certified public accountants then engaged by any Grantor or any other party reasonably acceptable to Administrative Agent to prepare and deliver to the Collateral Agent and each Secured Party, at any time, and from time to time, promptly upon the Collateral Agent's request, the following reports with respect to any Grantor: (i) a reconciliation of all Accounts; (ii) an aging of all Accounts; (iii) trial balances; and (iv) a test verification of such Accounts.

      5.4 Grant of Intellectual Property License. For the sole purpose of enabling the Collateral Agent to exercise the rights and remedies under this
Article V and only at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby (a) grants to the Collateral Agent, for the benefit of the Collateral Agent and the Secured Parties, an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to any of the Grantors) to use, license or sublicense any intellectual property rights now owned or hereafter acquired by any of the Grantors, and wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof and (b) irrevocably agrees that the Collateral Agent may sell any of the Inventory of any Grantor directly to any person, including without limitation persons who have previously purchased the Grantors' Inventory from the Grantors and in connection with any such sale or other enforcement of the Collateral Agent's rights under this Security

Agreement, may sell Inventory which bears any Trademark owned by or licensed to any of the Grantors and any Inventory that is covered by any Copyright owned by or licensed to any of the Grantors and the Collateral Agent may finish any work in process and affix any Trademark owned by or licensed to any of the Grantors and sell such Inventory as provided herein.

                                   ARTICLE VI
                  ACCOUNT VERIFICATION; ATTORNEY IN FACT; PROXY

      6.1 Account Verification. Upon the occurrence and during the continuation of an Event of Default, either Agent may at any time, in such Agent's own name, in the name of a nominee of such Agent, or in the name of any Grantor communicate (by mail, telephone, facsimile or otherwise) with the Account Debtors of the Grantors, parties to contracts with the Grantors and obligors in respect of Instruments of the Grantors to verify with such Persons, to such Agent's reasonable satisfaction, the existence, amount, terms of, and any other matter relating to, Accounts, Instruments, Chattel Paper, payment intangibles and/or other Receivables.

      6.2 Authorization for Secured Party to Take Certain Action.

            (a) Each Grantor irrevocably authorizes the Collateral Agent at any time and from time to time in the sole discretion of the Collateral Agent and appoints the Collateral Agent as its attorney in fact (i) to execute on behalf of the Grantor as debtor and to file financing statements necessary in the Collateral Agent's sole discretion to perfect and to maintain the perfection and priority of the Collateral Agent's security interest in the Collateral, (ii) following the occurrence and during the continuation of an Event of Default, to endorse and collect any cash proceeds of the Collateral, (iii) to file a carbon, photographic or other reproduction of this Security Agreement or any financing statement with respect to the Collateral as a financing statement and to file any other financing statement or amendment of a financing statement (which does not add new collateral or add a debtor) in such offices as the Collateral Agent in its sole discretion deems necessary to perfect and to maintain the perfection and priority of the Collateral Agent's security interest in the Collateral, (iv) to contact and enter into one or more agreements with the issuers of uncertificated securities which are Pledged Collateral or with securities intermediaries holding Pledged Collateral as may be necessary to give the Collateral Agent Control over such Pledged Collateral (other than Excluded Property); provided that Collateral Agent agrees to consult with the applicable Grantor prior to contacting such issuer if (a) no Event of Default has occurred and is continuing and (b) such issuer is not a Subsidiary of Parent, (v) to apply the proceeds of any Collateral received by the Collateral Agent to the Secured Obligations as provided in Section 7.3, (vi) following the occurrence and during the continuation of an Event of Default and as otherwise permitted under the Credit Agreement, to discharge past due taxes, assessments, charges, fees or Liens on the Collateral (except for such Liens as are specifically permitted hereunder), (vii) following the occurrence and during the continuation of an Event of Default, to contact Account Debtors for any reason, (viii) following the occurrence and during the continuation of an Event of Default, to demand payment or enforce payment of the Receivables in the name of the Collateral Agent or the Grantor, (ix) to endorse any and all checks, drafts, and other instruments for the payment of money relating to the Receivables, (x) following the occurrence and during the continuation of an Event of Default, to sign the Grantor's name on any invoice or bill of lading relating to the Receivables, drafts against any Account Debtor of the Grantor, assignments and verifications of Receivables, (xi) following the occurrence and during the continuation of an Event of Default, to exercise all of the Grantor's rights and remedies with respect to the collection of the Receivables and any other Collateral, (xii) following the occurrence and during the continuation of an Event of Default, to settle, adjust, compromise, extend or renew the Receivables, (xiii) following the occurrence and during the continuation of an Event of Default, to settle, adjust or compromise any legal proceedings brought to collect Receivables, (xiv) following the occurrence and during the continuation of an Event of Default, to prepare, file and sign the Grantor's name on a proof of claim in bankruptcy or similar document against any Account Debtor of the Grantor, (xv) following the occurrence and during the continuation of an Event of Default, to prepare, file and sign the Grantor's name on any notice of Lien, assignment or satisfaction of Lien or similar document in connection with the Receivables, (xvi) following the occurrence and during the continuation of an Event of Default, to change the address for delivery of mail addressed to the

Grantor to such address as the Collateral Agent may designate and to receive, open and dispose of all mail addressed to the Grantor, and (xvii) after the occurrence and during the continuation of an Event of Default in the Collateral Agent's discretion, to do all other acts and execute any instruments consistent with or necessary to carry out this Security Agreement or any other Loan Document; and the Grantor agrees to reimburse the Collateral Agent within ten
(10) Business Days on demand for any reasonable payment made or any expense incurred by the Collateral Agent in connection with any of the foregoing; provided that, this authorization shall not relieve any Grantor of any of its obligations under this Security Agreement or under the Credit Agreement.

            (b) All acts of said attorney or designee in accordance with the terms hereof are hereby ratified and approved. The powers conferred on the Collateral Agent, for the benefit of the Collateral Agent and Secured Parties, under this Section 6.2 are solely to protect the Collateral Agent's interests in the Collateral and shall not impose any duty upon the Collateral Agent or any Secured Party to exercise any such powers.

      6.3 PROXY. THE GRANTORS HEREBY IRREVOCABLY CONSTITUTE AND APPOINT THE COLLATERAL AGENT AS THE PROXY AND ATTORNEY-IN-FACT (AS SET FORTH IN SECTION 6.2 ABOVE) OF THE GRANTORS WITH RESPECT TO THE PLEDGED COLLATERAL (IMMEDIATELY EFFECTIVE FOLLOWING THE OCCURRENCE OF AN EVENT OF DEFAULT), INCLUDING THE RIGHT TO VOTE SUCH PLEDGED COLLATERAL, WITH FULL POWER OF SUBSTITUTION TO DO SO. IN ADDITION TO THE RIGHT TO VOTE ANY SUCH PLEDGED COLLATERAL, THE APPOINTMENT OF THE COLLATERAL AGENT AS PROXY AND ATTORNEY-IN-FACT SHALL INCLUDE THE RIGHT TO EXERCISE ALL OTHER RIGHTS, POWERS, PRIVILEGES AND REMEDIES TO WHICH A HOLDER OF SUCH PLEDGED COLLATERAL WOULD BE ENTITLED (INCLUDING GIVING OR WITHHOLDING WRITTEN CONSENTS OF SHAREHOLDERS, CALLING SPECIAL MEETINGS OF SHAREHOLDERS AND VOTING AT SUCH MEETINGS). SUCH PROXY SHALL BE EFFECTIVE, AUTOMATICALLY AND WITHOUT THE NECESSITY OF ANY ACTION (INCLUDING ANY TRANSFER OF ANY SUCH PLEDGED COLLATERAL ON THE RECORD BOOKS OF THE ISSUER THEREOF) BY ANY PERSON (INCLUDING THE ISSUER OF SUCH PLEDGED COLLATERAL OR ANY OFFICER OR THE COLLATERAL AGENT THEREOF), UPON THE OCCURRENCE AND DURING THE CONTINUATION OF AN EVENT OF DEFAULT.

      6.4 NATURE OF APPOINTMENT; LIMITATION OF DUTY. THE APPOINTMENT OF THE COLLATERAL AGENT AS PROXY AND ATTORNEY-IN-FACT IN THIS ARTICLE VI IS COUPLED WITH AN INTEREST AND SHALL BE IRREVOCABLE UNTIL THE DATE ON WHICH THIS SECURITY AGREEMENT IS TERMINATED IN ACCORDANCE WITH SECTION 8.14. NOTWITHSTANDING ANYTHING CONTAINED HEREIN, NEITHER THE COLLATERAL AGENT, NOR ANY SECURED PARTY, NOR ANY OF THEIR RESPECTIVE AFFILIATES, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR REPRESENTATIVES SHALL HAVE ANY DUTY TO EXERCISE ANY RIGHT OR POWER GRANTED HEREUNDER OR OTHERWISE OR TO PRESERVE THE SAME AND SHALL NOT BE LIABLE FOR ANY FAILURE TO DO SO OR FOR ANY DELAY IN DOING SO, EXCEPT IN RESPECT OF DAMAGES ATTRIBUTABLE TO THEIR OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT; PROVIDED THAT, IN NO EVENT SHALL THEY BE LIABLE FOR ANY PUNITIVE, EXEMPLARY, INDIRECT OR CONSEQUENTIAL DAMAGES.

                                   ARTICLE VII
               COLLECTION AND APPLICATION OF COLLATERAL PROCEEDS;
                                DEPOSIT ACCOUNTS

      7.1 Collection of Receivables.

            (a) On or before the Closing Date, each Grantor shall (a) execute and deliver to the Collateral Agent Deposit Account Control Agreements for each Deposit Account maintained by the Grantors into which all cash, checks or other similar payments relating to or constituting payments made in respect of

Receivables will be deposited (a "Collateral Deposit Account"), which Collateral Deposit Accounts are identified as such on Exhibit B, and (b) establish lock box service (the "Lock Boxes") with the bank(s) set forth in Exhibit B, which lock boxes shall be subject to irrevocable lockbox agreements in the form provided by or otherwise reasonably acceptable to the Agents and shall be accompanied by an acknowledgment by the bank where the Lock Box is located of the Lien of the Collateral Agent granted hereunder and of irrevocable instructions to wire all amounts collected therein to the Collection Account (a "Lock Box Agreement"). After the Closing Date, the Grantors will comply with the terms of Section 7.2.

            (b) Each Grantor shall direct all of its Account Debtors to forward payments directly to Lock Boxes subject to Lock Box Agreements. The Lock Box Agreement shall require all deposits to be swept daily to a Collateral Deposit Account and shall require Collateral Agent's consent to any modification to such Lock Box Agreements. Following the occurrence and during the continuation of an Event of Default or at any time after the Cash Availability Trigger is less than $50,000,000 for any ten (10) consecutive Business Days (each such event, a "Triggering Event"), Collateral Agent shall be permitted to deliver a notice to the depository bank directing them to take all future instructions from Collateral Agent and not the applicable Grantor; provided that, following the waiver of such Event of Default or following the Cash Availability Trigger being greater than $75,000,000 for a period of sixty (60) consecutive days, as applicable, Collateral Agent shall promptly provide notice to such depository bank that it can resume following instructions from the applicable Grantor. If notwithstanding the foregoing instructions, any Grantor receives any proceeds of any Receivables, the Grantor shall receive such payments as the Collateral Agent's trustee, and shall immediately deposit all cash, checks or other similar payments related to or constituting payments made in respect of Receivables received by it to a Collateral Deposit Account. The Collateral Agent shall hold and apply funds received following a Triggering Event from a Collateral Deposit Account as provided by the terms of Section 7.3.

      7.2 Covenant Regarding New Deposit Accounts; Lock Boxes. Before opening or replacing any Collateral Deposit Account, other Deposit Account (other than trust accounts containing trust assets, payroll accounts or petty cash accounts to the extent the aggregate of deposits in all petty cash accounts do not exceed $125,000), or establishing a new Lock Box, the Grantors shall (a) provide notice to the Agents and (b) cause each bank or financial institution in which it seeks to open (i) such Deposit Account, to enter into a Deposit Account Control Agreement with the Collateral Agent in order to give the Collateral Agent Control of such Deposit Account, or (ii) a Lock Box, to enter into a Lock Box Agreement with the Collateral Agent in order to give the Collateral Agent Control of the Lock Box. In the case of Deposit Accounts or Lock Boxes maintained with Secured Parties, the terms of such letter shall be subject to the provisions of the Credit Agreement regarding setoffs.

      7.3 Application of Proceeds; Deficiency. All amounts deposited in the Collection Account shall be deemed received by the Collateral Agent in accordance with Section 2.19 of the Credit Agreement and shall, after having been credited in immediately available funds to the Collection Account, be applied (and allocated) by Collateral Agent in accordance with Section 2.11(b) of the Credit Agreement; provided that, so long as no Triggering Event has occurred and is continuing, collections which are received into the Collection Account shall be deposited into the Borrowers' Funding Account (as defined in the Credit Agreement) rather than being used to reduce amounts owing under the Credit Agreement. Any such proceeds of the Collateral shall be applied in the order set forth in Section 2.19 of the Credit Agreement unless a court of competent jurisdiction shall otherwise direct. The balance, if any, after all of the Secured Obligations have been satisfied, shall be deposited by the Collateral Agent into the Borrowers' general operating account with the Collateral Agent. The Grantors shall remain liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay all Secured Obligations, including any reasonable attorneys' fees and other out-of-pocket expenses incurred by Collateral Agent or any Secured Party to collect such deficiency.

                                  ARTICLE VIII
                               GENERAL PROVISIONS

      8.1 Waivers. To the extent permitted by applicable law. the Grantors hereby waive notice of the time and place of any public sale or the time after which any private sale or other disposition of all or any part of the Collateral may be made. To the extent such notice may not be waived under applicable law, any notice made shall be deemed reasonable if sent to the applicable Grantor, addressed as set forth in Article IX, at least ten days prior to (i) the date of any such public sale or (ii) the time after which any such private sale or other disposition may be made. To the maximum extent permitted by applicable law, the Grantors waive all claims, damages, and demands against the Collateral Agent or any Secured Party arising out of the repossession, retention or sale of the Collateral, except such as arise solely out of the gross negligence or willful misconduct of the Collateral Agent or such Secured Party. To the extent it may lawfully do so, each Grantor absolutely and irrevocably waives and relinquishes the benefit and advantage of, and covenants not to assert against the Collateral Agent or any Secured Party, any valuation, stay, appraisal, extension, moratorium, redemption or similar laws and any and all rights or defenses it may have as a surety now or hereafter existing which, but for this provision, might be applicable to the sale of any Collateral made under the judgment, order or decree of any court, or privately under the power of sale conferred by this Security Agreement, or otherwise. Except as otherwise specifically provided herein, the Grantors hereby waive presentment, demand, protest or any notice (to the maximum extent permitted by applicable law) of any kind in connection with this Security Agreement or any Collateral.

      8.2 Limitation on Collateral Agent's and Secured Parties' Duty with Respect to the Collateral. Except as required by applicable law, the Collateral Agent shall have no obligation to clean-up or otherwise prepare the Collateral for sale. The Collateral Agent and each Secured Party shall use reasonable care with respect to the Collateral in its possession or under its control. Neither the Collateral Agent nor any Secured Party shall have any other duty as to any Collateral in its possession or control or in the possession or control of any agent or nominee of the Collateral Agent or such Secured Party or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto. To the extent that applicable law imposes duties on the Collateral Agent to exercise remedies in a commercially reasonable manner, the Grantors acknowledge and agree that it is commercially reasonable for the Collateral Agent (i) to fail to incur expenses deemed significant by the Collateral Agent to prepare Collateral for disposition or otherwise to transform raw material or work in process into finished goods or other finished products for disposition, (ii) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (iii) to fail to exercise collection remedies against Account Debtors or other Persons obligated on Collateral or to remove Liens on or any adverse claims against Collateral,
(iv) to exercise collection remedies against Account Debtors and other Persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (v) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (vi) to contact other Persons, whether or not in the same business as any of the Grantors, for expressions of interest in acquiring all or any portion of such Collateral, (vii) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the Collateral is of a specialized nature, (viii) to dispose of Collateral by utilizing internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capacity of doing so, or that match buyers and sellers of assets, (ix) to dispose of assets in wholesale rather than retail markets, (x) to disclaim disposition warranties, such as title, possession or quiet enjoyment, (xi) to purchase insurance or credit enhancements to insure the Collateral Agent against risks of loss, collection or disposition of Collateral or to provide to the Collateral Agent a guaranteed return from the collection or disposition of Collateral, or (xii) to the extent deemed appropriate by the Collateral Agent, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Collateral Agent in the collection or disposition of any of the Collateral. The Grantors acknowledge that the purpose of this Section 8.2 is to provide non-exhaustive indications of what actions or omissions by the Collateral Agent would be commercially reasonable in the Collateral Agent's exercise of remedies against the

Collateral and that other actions or omissions by the Collateral Agent shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 8.2. Without limitation upon the foregoing, nothing contained in this Section 8.2 shall be construed to grant any rights to the Grantors or to impose any duties on the Collateral Agent that would not have been granted or imposed by this Security Agreement or by applicable law in the absence of this
Section 8.2.

      8.3 Compromises and Collection of Collateral. The Grantors and the Collateral Agent recognize that setoffs, counterclaims, defenses and other claims may be asserted by obligors with respect to certain of the Receivables, that certain of the Receivables may be or become uncollectible in whole or in part and that the expense and probability of success in litigating a disputed Receivable may exceed the amount that reasonably may be expected to be recovered with respect to a Receivable. In view of the foregoing, the Grantors agree that the Collateral Agent may at any time and from time to time, if an Event of Default has occurred and is continuing, compromise with the obligor on any Receivable, accept in full payment of any Receivable such amount as the Collateral Agent in its sole discretion shall determine or abandon any Receivable, and any such action by the Collateral Agent shall be commercially reasonable so long as the Collateral Agent acts in good faith based on information known to it at the time it takes any such action.

      8.4 Secured Party Performance of Debtor Obligations. Without having any obligation to do so, either Agent may perform or pay any obligation which any Grantor agreed to perform or pay in this Security Agreement to the extent Grantors fail to do so and the Grantors shall reimburse such Agent for any amounts paid by such Agent pursuant to this Section 8.4. The Grantors' obligation to reimburse the Collateral Agent pursuant to the preceding sentence shall be a Secured Obligation payable promptly and in any event within ten (10) days after written demand therefor.

      8.5 Specific Performance of Certain Covenants. Each Grantor acknowledges and agrees that a breach of any of the covenants contained in Sections 4.4, 4.5, 4.6, 4.7, 4.8, 4.9, 4.10, 4.12, 4.13, 4.14, 4.15, 4.16, 5.3, or 8.7 or in
Article VII will cause irreparable injury to the Collateral Agent and the Secured Parties, that the Collateral Agent and Secured Parties have no adequate remedy at law in respect of such breaches and therefore agrees, without limiting the right of the Collateral Agent or the Secured Parties to seek and obtain specific performance of other obligations of the Grantors contained in this Security Agreement, that the covenants of the Grantors contained in the Sections referred to in this Section 8.5 shall be specifically enforceable against the Grantors.

      8.6 Dispositions Not Authorized. No Grantor is authorized to sell or otherwise dispose of the Collateral except as set forth in Section 6.03 of the Credit Agreement and notwithstanding any course of dealing between any Grantor and the Collateral Agent or other conduct of the Collateral Agent, no authorization to sell or otherwise dispose of the Collateral (except as set forth in Section 6.03 of the Credit Agreement) shall be binding upon the Collateral Agent or the Secured Parties unless such authorization is in writing signed by the Collateral Agent with the consent or at the direction of the Required Secured Parties.

      8.7 No Waiver; Amendments; Cumulative Remedies. No delay or omission of the Collateral Agent or any Secured Party to exercise any right or remedy granted under this Security Agreement shall impair such right or remedy or be construed to be a waiver of any Default or an acquiescence therein, and any single or partial exercise of any such right or remedy shall not preclude any other or further exercise thereof or the exercise of any other right or remedy. No waiver, amendment or other variation of the terms, conditions or provisions of this Security Agreement whatsoever shall be valid unless in writing signed by the Collateral Agent with the concurrence or at the direction of the Secured Parties required under Section 9.02 of the Credit Agreement and then only to the extent in such writing specifically set forth. All rights and remedies contained in this Security Agreement or by law afforded shall be cumulative and all shall be available to the Collateral Agent and the Secured Parties until the Secured Obligations have been paid in full, no Letters of Credit are outstanding and no commitments of the Collateral Agent or the Lenders which would give rise to any Secured Obligations are outstanding.

      8.8 Limitation by Law; Severability of Provisions. All rights, remedies and powers provided in this Security Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions of this Security Agreement are intended to be subject to all applicable mandatory provisions of law that may be controlling and to be limited to the extent necessary so that they shall not render this Security Agreement invalid, unenforceable or not entitled to be recorded or registered, in whole or in part. Any provision in any this Security Agreement that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of this Security Agreement are declared to be severable.

      8.9 Reinstatement. This Security Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against any Grantor for liquidation or reorganization, should any Grantor become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of any Grantor's assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Secured Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Secured Obligations, whether as a "voidable preference," "fraudulent conveyance," or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Secured Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

      8.10 Benefit of Agreement. The terms and provisions of this Security Agreement shall be binding upon and inure to the benefit of the Grantors, the Collateral Agent and the Secured Parties and their respective successors and permitted assigns (including all persons who become bound as a debtor to this Security Agreement), except that the Grantors shall not have the right to assign their rights or delegate their obligations under this Security Agreement or any interest herein, without the prior written consent of the Collateral Agent. No sales of participations, assignments, transfers, or other dispositions of any agreement governing the Secured Obligations or any portion thereof or interest therein shall in any manner impair the Lien granted to the Collateral Agent, for the benefit of the Collateral Agent and the Secured Parties, hereunder.

      8.11 Survival of Representations. All representations and warranties of the Grantors contained in this Security Agreement shall survive the execution and delivery of this Security Agreement.

      8.12 Taxes and Expenses. Subject to the terms of the Credit Agreement, any taxes (including income taxes) payable or ruled payable by Federal or State authority in respect of this Security Agreement shall be paid by the Grantors, together with interest and penalties, if any. Subject to Section 9.03 of the Credit Agreement, the Grantors shall reimburse the Collateral Agent for any and all reasonable out-of-pocket expenses and charges (including reasonable attorneys', auditors' and accountants' fees) paid or incurred by the Collateral Agent in connection with the preparation, execution, delivery, administration, collection and enforcement of this Security Agreement and in the audit, analysis, administration, collection, preservation or sale of the Collateral (including the expenses and charges associated with any periodic or special audit of the Collateral undertaken in accordance with the terms of the Loan Documents). Subject to Section 9.03 of the Credit Agreement, any and all costs and expenses incurred by the Grantors in the performance of actions required pursuant to the terms hereof shall be borne solely by the Grantors.

      8.13 Headings. The title of and section headings in this Security Agreement are for convenience of reference only, and shall not govern the interpretation of any of the terms and provisions of this Security Agreement.

      8.14 Termination and Release.

            (a) This Security Agreement shall continue in effect (notwithstanding the fact that from time to time there may be no Secured Obligations outstanding) until (i) the Credit Agreement has terminated pursuant to its express terms and (ii) all of the Secured Obligations other than Unliquidated Obligations for which a claim has not yet been asserted, have been paid and performed in full (or with respect to any outstanding Letters of Credit, a cash deposit or Supporting Letter of Credit has been delivered to the Collateral Agent as required by the Credit Agreement) and no commitments of the Collateral Agent or the Lenders which would give rise to any Secured Obligations are outstanding.

            (b) The Pledged Collateral shall be released from the Lien of this Agreement if such Pledged Collateral is disposed of in a disposition permitted pursuant to the Credit Agreement. Upon termination hereof or any release of Pledged Collateral in accordance with the provisions of the Credit Agreement, the Collateral Agent shall, upon the request and at the sole cost and expense of the Grantors, assign, transfer and deliver to Grantor, against receipt and without recourse to or warranty by the Collateral Agent except as to the fact that the Collateral Agent has not encumbered the released assets, such of the Pledged Collateral to be released (in the case of a release) as may be in possession of the Collateral Agent and as shall not have been sold or otherwise applied pursuant to the terms hereof, and, with respect to any other Pledged Collateral, proper documents and instruments (including UCC-3 termination statements or releases) acknowledging the termination hereof or the release of such Pledged Collateral, as the case may be.

      8.15 Entire Agreement. Except as covered by the Canadian Security Agreement, this Security Agreement embodies the entire agreement and understanding between the Grantors and the Collateral Agent relating to the Collateral and supersedes all prior agreements and understandings between any Grantor and the Collateral Agent relating to the Collateral. To the extent the provisions of this Security Agreement are inconsistent with the provisions of the Canadian Security Agreement, the provisions of this Security Agreement shall govern solely in connection with the security interests granted by the Canadian Borrower or a Canadian Subsidiary with respect to such Canadian Borrower's or Canadian Subsidiaries' assets located in the United States, if any.

      8.16 CHOICE OF LAW. THIS SECURITY AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF NEW YORK, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

      8.17 CONSENT TO JURISDICTION. THE GRANTORS HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY U.S. FEDERAL OR NEW YORK STATE COURT SITTING IN NEW YORK, NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT OR ANY OTHER LOAN DOCUMENT AND EACH PARTY HERETO HEREBY IRREVOCABLY AGREE THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION THEY MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE COLLATERAL AGENT OR ANY SECURED PARTY TO BRING PROCEEDINGS AGAINST ANY GRANTOR IN THE COURTS OF ANY OTHER JURISDICTION.

      8.18 WAIVER OF JURY TRIAL. THE GRANTORS, THE COLLATERAL AGENT AND EACH SECURED PARTY HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS SECURITY AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.

      8.19 Indemnity. The Grantors hereby agree to indemnify the Collateral Agent and the Secured Parties, and their respective successors, permitted assigns, agents and employees, from and against any and all liabilities, damages, penalties, suits, costs, and expenses of any kind and nature (including, without limitation, all reasonable expenses of litigation or preparation therefor whether or not the Collateral Agent or any Secured Party is a party thereto) imposed on, incurred by or asserted against the Collateral Agent or the Secured Parties, or their respective successors, assigns, agents and employees, in any way relating to or arising out of this Security Agreement, or the manufacture, purchase, acceptance, rejection, ownership, delivery, lease, possession, use, operation, condition, sale, return or other disposition of any Collateral (including, without limitation, latent and other defects, whether or not discoverable by the Collateral Agent or the Secured Parties or any Grantor, and any claim for Patent, Trademark or Copyright infringement); provided that the Grantors shall not be obligated to indemnify the Collateral Agent or the Secured Parties, or their respective successors, assigns, agents and employees to the extent that such liabilities, damages, penalties, suits, costs, and expenses of any kind and nature resulted from the gross negligence or willful misconduct of the Collateral Agent or the Secured Parties, or their respective successors, assigns, agents and employees.

      8.20 Counterparts. This Security Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Security Agreement by signing any such counterpart. Delivery of an executed counterpart of a signature page of this Security Agreement by facsimile shall be effective as delivery of a manually executed counterpart of this Security Agreement.

      8.21 Amendment and Restatement. This Security Agreement is an amendment and restatement of the Existing Security Agreements. All "Obligations" under the Existing Security Agreements and all Liens securing payment of "Obligations" under the Existing Security Agreements shall in all respects be continuing and this Security Agreement shall not be deemed to evidence or result in a novation or repayment and reborrowing of such "Obligations". This Security Agreement shall supersede the Existing Security Agreements. From and after the Effective Date, this Security Agreement shall govern the terms of the "Obligations" under the Existing Security Agreements. To the extent not replaced by Loan Documents dated as of the date of this Agreement, any "Loan Documents" (as defined in the Existing Security Agreements) executed in connection with the Existing Credit Agreement (other than any such Loan Document that is specifically terminated by the parties thereto) shall continue to be effective, and all references in those prior Loan Documents to the "Security Agreement", "Pledge Agreement" or words of like import shall be deemed to refer to this Security Agreement without further amendment thereof.

      8.22 Pledged ULC Shares. Notwithstanding any provisions to the contrary contained in this Security Agreement or any other document or agreement among all or some of the parties hereto, the Grantor, as indicated, is the sole registered and beneficial owner of all Pledged ULC Shares and will remain so until such time as such Pledged ULC Shares are effectively transferred into the name of the Agent or any other person on the books and records of the Pledged ULC Share Issuer. Accordingly such Grantor shall be entitled to receive and retain for its own account any dividend on or other distribution, if any, in respect of such Pledged ULC Shares (except insofar as such Grantor has granted a security interest in such dividend on or other distribution, and any shares which are collateral shall be delivered to the Agent to hold as collateral hereunder) and shall have the right to vote such collateral and to control the direction, management and policies of Pledged ULC Share Issuer or other issuer of the Pledged ULC Shares to the same extent as the Grantor would if such collateral were not pledged to the Agent pursuant hereto. Nothing in this Security Agreement or any other document or agreement among all or some of the parties hereto is intended to, and nothing in this Security Agreement or any other document or agreement among all or some of the parties hereto shall, constitute the Agent or any person other than the Grantor, a member of any unlimited company for the purposes of the Companies Act (Nova Scotia) until such time as notice is given to the applicable Grantor and further steps are taken thereunder so as to register the Agent or other person as holder of Pledged ULC Shares. To the extent any provision hereof would have the effect of constituting the Agent as a member of the Pledged ULC Share Issuer or other issuer of the Pledged ULC Shares prior to such time, such provision shall be severed therefrom and ineffective with respect to Collateral which are Pledged ULC Shares without otherwise invalidating or rendering unenforceable this Security Agreement or invalidating or rendering unenforceable such provision insofar as it relates to Collateral which are not Pledged ULC Shares. Except upon the exercise of rights to sell or otherwise dispose of the Pledged ULC Shares following the occurrence of an Event of Default hereto, the applicable Grantor shall not cause or permit, or enable any issuer in which it holds Pledged ULC Shares to cause or permit, the Agent to:
(a) be registered as shareholders or members of such issuer; (b) have any notation entered in their favour in the share register of such issuer; (c) be held out as shareholders or members of such issuer; (d) to receive, directly or indirectly, any dividends, property or other distributions from the Pledged ULC Share Issuer or other issuer by reason of the Agent holding a security interest in the Pledged ULC Shares; or (e) to act as a shareholder or member of the Pledged ULC Share Issuer or other issuer of the Pledged ULC Shares, or exercise any rights of a shareholder or member including the right to attend a meeting of the Pledged ULC Share Issuer or other issuer of the Pledged ULC Shares or vote the Pledged ULC Shares.

                                   ARTICLE IX
                                     NOTICES

      9.1 Sending Notices. Any notice required or permitted to be given under this Security Agreement shall be sent by United States mail, telecopier, personal delivery or nationally established overnight courier service, and shall be deemed received (a) when received, if sent by hand or overnight courier service, or mailed by certified or registered mail notices or (b) when sent, if sent by telecopier (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient), in each case addressed to the Grantors at the applicable address set forth on Exhibit A as their principal place of business, and to the Collateral Agent and the Secured Parties at the addresses set forth in accordance with Section 9.01 of the Credit Agreement.

      9.2 Change in Address for Notices. Each of the Grantors, the Collateral Agent and the Secured Parties may change the address for service of notice upon it by a notice in writing to the other parties.

                                    ARTICLE X
                              THE COLLATERAL AGENT

      Bank of America, N.A. has been appointed Collateral Agent for the Secured Parties hereunder pursuant to Article VIII of the Credit Agreement. It is expressly understood and agreed by the parties to this Security Agreement that any authority conferred upon the Collateral Agent hereunder is subject to the terms of the delegation of authority made by the Lenders to the Collateral Agent pursuant to the Credit Agreement, and that the Collateral Agent has agreed to act (and any successor Collateral Agent shall act) as such hereunder only on the express conditions contained in such Article VIII. Any successor Collateral Agent appointed in accordance with Article VIII of the Credit Agreement shall be entitled to all the rights, interests and benefits of the Collateral Agent hereunder.

                            [Signature Page Follows]

      IN WITNESS WHEREOF, each Grantor and the Collateral Agent have executed this Security Agreement as of the date first above written.

                                           DURA AUTOMOTIVE SYSTEMS, INC.

                                           By: /s/ Keith Marchiando
                                               ---------------------------------
                                               Name:
                                               Title:

              [Signature Page to Pledge and Security Agreement]

                                           DURA OPERATING CORP.

                                           By: /s/ Keith Marchiando
                                               ---------------------------------
                                               Name:
                                               Title:

             [Signature Page to Pledge and Security Agreement]

                                          DURA AUTOMOTIVE SYSTEMS (CANADA), LTD.

                                           By: /s/ Keith Marchiando
                                               ---------------------------------
                                               Name:
                                               Title:

               [Signature Page to Pledge and Security Agreement]

                                           DURA AUTOMOTIVE CANADA ULC

                                           By: /s/ Keith Marchiando
                                               ---------------------------------
                                               Name:
                                               Title:

                [Signature Page to Pledge and Security Agreement]

                                           DURA ONTARIO INC.

                                           By: /s/ Keith Marchiando
                                               ---------------------------------
                                               Name:
                                               Title:

                [Signature Page to Pledge and Security Agreement]

                                           DURA CANADA LP

                                           By: /s/ Keith Marchiando
                                               ---------------------------------
                                               Name:
                                               Title:

                [Signature Page to Pledge and Security Agreement]

                                           TRIDENT AUTOMOTIVE LIMITED

                                           By: /s/ Keith Marchiando
                                               ---------------------------------
                                               Name:
                                               Title:

                [Signature Page to Pledge and Security Agreement]

                                           TRIDENT AUTOMOTIVE CANADA CO.

                                           By: /s/ Keith Marchiando
                                               ---------------------------------
                                               Name:
                                               Title:

                [Signature Page to Pledge and Security Agreement]

                                           DURA HOLDINGS ULC

                                           By: /s/ Keith Marchiando
                                               ----------------------
                                               Name:
                                               Title:

               [Signature Page to Pledge and Security Agreement]

                                           DURA HOLDINGS CANADA LP

                                           By: /s/ Keith Marchiando
                                               ---------------------------------
                                               Name:
                                               Title:

               [Signature Page to Pledge and Security Agreement]

                                           DURA OPERATING CANADA LP

                                           By: /s/ Keith Marchiando
                                               ---------------------------------
                                               Name:
                                               Title:

               [Signature Page to Pledge and Security Agreement]

                                           AUTOMOTIVE AVIATION PARTNERS, LLC

                                           By: DuraAircraft Operating Company,
                                               LLC, its managing member

                                           By: Dura Operating Corp.
                                               Its: Sole Member

                                           By: /s/ Keith Marchiando
                                               ---------------------------------
                                               Name:
                                               Title:

               [Signature Page to Pledge and Security Agreement]

                                           ADWEST ELECTRONICS, INC.

                                           By: /s/ Keith Marchiando
                                               ---------------------------------
                                               Name:
                                               Title:

               [Signature Page to Pledge and Security Agreement]

                                           ATWOOD AUTOMOTIVE, INC.

                                           By: /s/ Keith Marchiando
                                               ---------------------------------
                                               Name:
                                               Title:

               [Signature Page to Pledge and Security Agreement]

                                           DURA CABLES NORTH LLC

                                           By: Atwood Automotive, Inc.
                                           Its: Sole Member

                                           By: /s/ Keith Marchiando
                                               ---------------------------------
                                               Name:
                                               Title:

               [Signature Page to Pledge and Security Agreement]

                                           DURA CABLES SOUTH LLC

                                           By: Atwood Automotive, Inc.
                                           Its: Sole Member

                                           By: /s/ Keith Marchiando
                                               ---------------------------------
                                               Name:
                                               Title:

               [Signature Page to Pledge and Security Agreement]

                                           DURA G.P.

                                           By: Dura Operating Corp
                                           Its: Managing General Partner

                                           By: /s/ Keith Marchiando
                                               ---------------------------------
                                               Name:
                                               Title:

                [Signature Page to Pledge and Security Agreement]

                                           DURA SPICEBRIGHT, INC.

                                           as a Loan Guarantor

                                           By: /s/ Keith Marchiando
                                               ---------------------------------
                                               Name:
                                               Title:

               [Signature Page to Pledge and Security Agreement]

                                           MARK I MOLDED PLASTICS OF TENNESSEE,
                                           INC.

                                           By: /s/ Keith Marchiando
                                               ---------------------------------
                                               Name:
                                               Title:

               [Signature Page to Pledge and Security Agreement]

                                           DURA GLOBAL TECHNOLOGIES, INC.

                                           By: /s/ Keith Marchiando
                                               ---------------------------------
                                               Name:
                                               Title:

                [Signature Page to Pledge and Security Agreement]

                                           DURA AUTOMOTIVE SYSTEMS OF INDIANA,
                                           INC.

                                           By: /s/ Keith Marchiando
                                               ---------------------------------
                                               Name:
                                               Title:

                [Signature Page to Pledge and Security Agreement]

                                           DURA AIRCRAFT OPERATING COMPANY,
                                           LLC.

                                           By: Dura Operating Corp.
                                           Its: Sole Member

                                           By: /s/ Keith Marchiando
                                               ---------------------------------
                                               Name:
                                               Title:

                [Signature Page to Pledge and Security Agreement]

                                           DURA BRAKE SYSTEMS, L.L.C.
                                           By: Dura Operating Corp.
                                           Its: Sole Member

                                           By: /s/ Keith Marchiando
                                               ---------------------------------
                                               Name:
                                               Title:

                [Signature Page to Pledge and Security Agreement]

                                           DURA SHIFTER L.L.C.
                                           By: Dora Operating Corp.
                                           Its: Sole Member

                                           By: /s/ Keith Marchiando
                                               ---------------------------------
                                               Name:
                                               Title:

                [Signature Page to Pledge and Security Agreement]

                                           DURA SERVICES L.L.C.

                                           By: /s/ Keith Marchiando
                                               ---------------------------------
                                               Name:
                                               Title: Manager

                [Signature Page to Pledge and Security Agreement]

                                           DURA MANCELONA L.L.C.

                                           By: /s/ Keith Marchiando
                                               ---------------------------------
                                               Name:
                                               Title: Manager

                [Signature Page to Pledge and Security Agreement]

                                           DURA FREMONT L.L.C.

                                           By: /s/ Keith Marchiando
                                               ---------------------------------
                                               Name:
                                               Title: Manager

               [Signature Page to Pledge and Security Agreement]

                                           DURA GLADWIN L.L.C.

                                           By: /s/ Keith Marchiando
                                               ---------------------------------
                                               Name:
                                               Title: Manager

               [Signature Page to Pledge and Security Agreement]

                                           DURA AUTOMOTIVE SYSTEMS CABLE
                                           OPERATIONS, INC.

                                           By: /s/ Keith Marchiando
                                               ---------------------------------
                                               Name:
                                               Title:

                [Signature Page to Pledge and Security Agreement]

                                           UNIVERSAL TOOL & STAMPING COMPANY,
                                           INC.

                                           By: /s/ Keith Marchiando
                                               ---------------------------------
                                               Name:
                                               Title:

                [Signature Page to Pledge and Security Agreement]

                                           TRIDENT AUTOMOTIVE, L.P.

                                           By: Trident Automotive Ltd.
                                           Its: General Partner

                                           By: /s/ Keith Marchiando
                                               ---------------------------------
                                               Name:
                                               Title:

               [Signature Page to Pledge and Security Agreement]

                                           TRIDENT AUTOMOTIVE, L.L.C.

                                           By: Trident Automotive Canada Co.
                                           Its: Managing Member

                                           By: /s/ Keith Marchiando
                                               ---------------------------------
                                               Name:
                                               Title:

               [Signature Page to Pledge and Security Agreement]

                                           ATWOOD MOBILE PRODUCTS, INC.

                                           By: /s/ Keith Marchiando
                                               ---------------------------------
                                               Name:
                                               Title:

               [Signature Page to Pledge and Security Agreement]

                                           CREATION GROUP HOLDINGS, INC.

                                           By: /s/ Keith Marchiando
                                               ---------------------------------
                                               Name:
                                               Title:

               [Signature Page to Pledge and Security Agreement]

                                           KEMBERLY, INC.

                                           By: /s/ Keith Marchiando
                                               ---------------------------------
                                               Name:
                                               Title:

                [Signature Page to Pledge and Security Agreement]

                                           CREATION GROUP, INC.

                                           By: /s/ Keith Marchiando
                                               ---------------------------------
                                               Name:
                                               Title:

                [Signature Page to Pledge and Security Agreement]

                                           CREATION GROUP TRANSPORTATION, INC.

                                           By: /s/ Keith Marchiando
                                               ---------------------------------
                                               Name:
                                               Title:

               [Signature Page to Pledge and Security Agreement]

                                           KEMBERLY, LLC

                                           By: /s/ Keith Marchiando
                                               ---------------------------------
                                               Name:
                                               Title:

                [Signature Page to Pledge and Security Agreement]

                                           SPEC-TEMP, INC.

                                           By: /s/ Keith Marchiando
                                               ---------------------------------
                                               Name:
                                               Title:

                [Signature Page to Pledge and Security Agreement]

                                           CREATION WINDOWS, INC.

                                           By: /s/ Keith Marchiando
                                               ---------------------------------
                                               Name:
                                               Title:

                [Signature Page to Pledge and Security Agreement]

                                           CREATION WINDOWS, LLC

                                           By: /s/ Keith Marchiando
                                               ---------------------------------
                                               Name:
                                               Title:

               [Signature Page to Pledge and Security Agreement]

                                      BANK OF AMERICA, N.A., as Collateral Agent

                                      By: /s/ Brian Conok
                                          ---------------------------------
                                          Name: Brian Conok
                                          Title: Senior Vice President

                [Signature Page to Pledge and Security Agreement]